   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 1997.


                                                      REGISTRATION NO. 333-37725
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2
                                       TO


                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          PRINCETON VIDEO IMAGE, INC.

             (Exact Name of Registrant as Specified in its Charter)

          NEW JERSEY                          8999                          22-3062052
(State or Other Jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)          Identification No.)

                            ------------------------

               15 PRINCESS ROAD                                 BROWN F WILLIAMS
            LAWRENCEVILLE, NJ 08648                        PRINCETON VIDEO IMAGE, INC.
                (609) 912-9400                                  15 PRINCESS ROAD
  (Address, Including Zip Code, and Telephone                LAWRENCEVILLE, NJ 08648
 Number, Including Area Code, of Registrant's                    (609) 912-9400
          Principal Executive Office)                (Name, Address, Including Zip Code, and
                                                                    Telephone
                                                    Number, Including Area Code, of Agent for
                                                                    Service)

                            ------------------------

                                   COPIES TO:

            RICHARD J. PINTO, ESQ.                           ROBERT H. WERBEL, ESQ.
    Smith, Stratton, Wise, Heher & Brennan                    GUY N. MOLINARI, ESQ.
             600 College Road East                             Werbel & Carnelutti
              Princeton, NJ 08540                          A Professional Corporation
                (609) 924-6000                                  711 Fifth Avenue
                                                               New York, NY 10022
                                                                 (212) 832-8300

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS POSSIBLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement covers the registration of (i) 4,000,000 shares of Common Stock to be offered by the Company, plus 600,000 shares issuable upon exercise of the Over-Allotment Option, (ii) 300,000 shares of Common Stock (the "Bridge Warrant Shares") issuable upon exercise of warrants (the "Bridge Warrants") issued by the Company in October 1997, (iii) the Representatives' Warrants to purchase 400,000 shares of Common Stock to be issued by the Company to the representatives of the several Underwriters in connection with the Offering, (iv) 400,000 shares of Common Stock issuable upon exercise of the Representatives' Warrants (the "Representatives' Warrant Shares") and (v) 2,000,000 shares of Common Stock and such indeterminate number of additional shares of Common Stock (collectively, the "Market Maker Shares") as may be sold solely in connection with the market making activities of Allen & Company Incorporated. The Bridge Warrant Shares and the Representatives' Warrant Shares are offered by certain holders of such securities (the "Selling Shareholders") and not for the account of the Company. Following the Prospectus included in this Registration Statement are certain pages of the Prospectus relating to the securities being offered by the Selling Shareholders and the Market Maker Shares, including alternate front and back cover pages, an alternate "The Offering" section of the "Prospectus Summary," and sections entitled "Concurrent Sales By Company", "Selling Shareholders" and "Plan of Distribution." All other sections of the Prospectus for the Offering, other than "Underwriting," are to be used in the Prospectus relating to the Selling Shareholders and the Market Maker Shares. All references in the Prospectus to the "Offering" will be changed to the "Company Offering" in the Prospectus relating to the Selling Shareholders and the Market Maker Shares. In addition, cross-references in the Prospectus included in this Registration Statement shall be adjusted in the Prospectus for the Selling Shareholders and the Market Maker Shares to refer to the appropriate alternate Prospectus pages.

                 SUBJECT TO COMPLETION, DATED DECEMBER 15, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                4,000,000 SHARES

                          PRINCETON VIDEO IMAGE, INC.

                                  COMMON STOCK
                               ------------------


    Princeton Video Image, Inc. ("PVI" or the "Company") hereby offers 4,000,000 shares (the "Shares") of common stock, no par value per share (the "Common Stock"), of the Company (the "Offering"). Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that a market will develop or be sustained after the Offering. The Common Stock has been approved for quotation on the Nasdaq National Market under the symbol "PVII", subject to notice of issuance. It is currently anticipated that the initial public offering price for the Common Stock will be between $6.50 and $7.50 per share. See "Underwriting" for information relating to the factors considered in determining the initial public offering price.


    The Company has also registered on the registration statement of which this Prospectus constitutes a part the offering by certain selling shareholders (the "Selling Shareholders") from time to time of up to 700,000 shares of Common Stock and the offering of 2,000,000 shares and such indeterminate number of additional shares of Common Stock as may be sold solely in connection with the market making activities of Allen & Company Incorporated ("Allen"). Concurrently with the Offering, and subject to certain lock-up arrangements, such Selling Shareholders may offer and sell such shares of Common Stock on the Nasdaq National Market, in negotiated transactions or otherwise. No underwriting arrangements have been entered into by the Selling Shareholders. The Company will not receive any proceeds from the sale of Common Stock by the Selling Shareholders or from the resale in the trading market of shares that may be sold solely in connection with the market making activities of Allen. See "Shares Eligible for Future Sale."

    THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" BEGINNING ON PAGE 8 AND "DILUTION."
                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                               PRICE TO             UNDERWRITING
                                                PUBLIC      DISCOUNTS AND COMMISSIONS (1)  PROCEEDS TO COMPANY (2)
Per Share.................................    $                       $                           $
Total (3).................................    $                       $                           $


(1) Does not reflect warrants entitling Allen and Barington Capital Group, L.P. ("Barington") (collectively, the "Representatives"), who are serving as the several underwriters named herein (collectively, the "Underwriters"), to purchase from the Company, for a period of five years from the date of this Prospectus, up to 400,000 shares of Common Stock at an exercise price equal to 120% of the initial public offering price (the "Representatives' Warrants"). Does not reflect the Company's reimbursement of the Representatives' out-of-pocket expenses incurred in connection with the Offering, which are estimated to be $300,000. The Company has also agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Allen, as the beneficial owner of 18.8% of the Company's Common Stock, may be deemed to be an affiliate of the Company. Enrique F. Senior, an Executive Vice President and Managing Director of Allen, is a director of the Company and may be deemed to be the beneficial owner of 19.2% of the Company's Common Stock (which includes the shares of Common Stock beneficially owned by Allen). See "Underwriting."



(2) Before deducting expenses payable by the Company (including the Representatives' expenses of approximately $300,000) estimated at $905,000. See "Use of Proceeds."


(3) The Company has granted to the Underwriters an option exercisable within 45 days after the closing date of the Offering to purchase up to 600,000 additional shares of Common Stock on the same terms and conditions as set forth above solely to cover over-allotments (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total Price to Public, total Underwriting Discounts and Commissions and total Proceeds to
    Company will be $         , $         and $         , respectively. See
    "Underwriting."

    The Common Stock offered hereby is offered subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by their counsel and to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject any order, in whole or part. It is expected that delivery of the certificates representing the shares of Common Stock will be made at the offices of Allen & Company Incorporated, 711 Fifth Avenue, New York, New York, 10022, on
or about December   , 1997.

ALLEN & COMPANY                                          BARINGTON CAPITAL GROUP
INCORPORATED

               The date of this Prospectus is December   , 1997.

    "[The inside front cover page of the Prospectus contains two images taken from a broadcast of a San Francisco Giants Major League Baseball game. Each image depicts a baseball pitcher, near the left edge of the image, a batter just to the right of center, and a catcher and umpire, near the right edge of the image. In addition, the bottom image contains a "Giants" logo inserted by the Company's L-VIS(TM) System to appear as if it is located on the wall located behind home plate. The "Giants" logo is located just to the left of the center of the top image and is partially occluded by the head and upper torso of the pitcher. The caption "With L-VIS(TM)" is located above the bottom image and the caption "Without L-VIS(TM)" is located above the top image.]"

    As of the effective date of the Registration Statement, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy statements and other information with the Commission. The Company intends to furnish its shareholders annual reports containing financial statements audited by independent accountants, and such other periodic reports as the Company may deem appropriate or as may be required by law.
                            ------------------------

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING OVER-ALLOTMENT AND OTHER STABILIZING TRANSACTIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
                            ------------------------

    L-VIS-TM- is a trademark of Princeton Video Image, Inc. The Company has applied to the U.S. Patent and Trademark Office for registration of the trademark, L-VIS. Trade names and trademarks of other companies appearing in this Prospectus are the property of their respective holders.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS AND SHOULD BE READ IN CONJUNCTION WITH THAT INFORMATION AND THOSE FINANCIAL STATEMENTS AND NOTES. PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES THAT THE OVER-ALLOTMENT OPTION IS NOT EXERCISED. EXCEPT AS OTHERWISE INDICATED, ALL SHARE INFORMATION AND PER SHARE AMOUNTS SET FORTH IN THIS PROSPECTUS HAVE BEEN ADJUSTED TO REFLECT A 2-FOR-1 STOCK SPLIT EFFECTIVE ON SEPTEMBER 3, 1997. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED UNDER THE HEADING "RISK FACTORS." THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.

                                  THE COMPANY

COMPANY OVERVIEW

    Princeton Video Image, Inc. ("PVI" or the "Company") developed and is marketing a real-time video insertion system that, through patented pattern recognition technology, places computer-generated electronic advertising images into television broadcasts of sporting and other events. These electronic images range from simple corporate names or logos to sophisticated multi-media 3-D animated productions. During the broadcast of a sporting event, for example, these images can be placed to appear to be physically located in various high visibility locations in a stadium or even on a playing field (e.g., behind home plate and in the vicinity of goal posts). The Company believes that its Live Video Insertion System (the "L-VIS System"), which is an integrated hardware and software system, transcends limitations of traditional television broadcast advertising mechanisms and can expand the television broadcast advertising paradigm by placing images into live, as well as pre-recorded, television broadcasts.

    PVI believes that the L-VIS System can substantially benefit (i) advertisers, through the placement of their ads in new, high visibility locations and the ability to "narrow cast" by region and brand; (ii) broadcasters, through a new revenue stream from additional inventory of advertising space; and (iii) teams and leagues, through increased revenue streams and greater flexibility and control over in-stadium advertising. As of September 1997, the L-VIS System had been used to insert advertising images into more than 300 live television broadcasts of baseball games, soccer matches, football games and tennis matches, including (i) the 1997 National Football League ("NFL") pre-season games of the Baltimore Ravens, Pittsburgh Steelers, San Diego Chargers, San Francisco 49ers, Minnesota Vikings and Washington Redskins, (ii) several college bowl games and regular season college football games, and (iii) the 1997 Major League Baseball ("MLB") home games of the San Francisco Giants and the San Diego Padres. Advertisers who have run ads using the L-VIS System include: The Coca-Cola Company, Gateway 2000, Inc., GTE Corporation, Staples, Inc., Toyota Motor Corporation, Kellogg Company, Southwest Airlines Co., National Car Rental Systems, PepsiCo, Inc., Nissan Motor Company, Ltd., and Pacific Bell. Additionally, PVI is currently in discussion with several national network broadcasters including ABC, NBC and ESPN regarding the use of the L-VIS System with respect to several high-profile sporting events.

INDUSTRY OVERVIEW

    Sports advertising and sponsorship is a significant market both inside and outside the United States. Advertisers in the United States spent an aggregate of approximately $8.7 billion to purchase television advertising and sponsorship rights with respect to sporting events in 1996, according to information from the following industry sources. The 1996 network and cable television sports advertising markets in the United States were reported by Paul Kagan Associates, Inc. to be approximately $3.7 billion and $1.1 billion, respectively. The December 1995 IEG Sponsorship Report, a sports newsletter published bi-weekly by the International Events Group, projected that $3.9 billion would be spent to sponsor specific teams, stadium locations and sporting events in 1996. The Company estimates that approximately $9 billion was spent on various forms of television sports advertising and sponsorship in 1996 outside the United States.

    The Company believes that, with the advent of cable and satellite television, the resulting increase in broadcasting channels, and the ease with which viewers can change or "surf" among these channels, the effectiveness of the traditional 30-second advertising spot may diminish. The Company further believes that the growth of sports sponsorship is largely driven by the desire on the part of advertisers to be "in the game" by having their brands and products visible during the broadcast of televised live events. The development of video insertion technology has created a new method of advertising in which the electronically inserted brand or message can appear, to the television viewer, to be a part of the stadium where the event is taking place. Additionally, the L-VIS System can increase the signage capacity of the stadium or venue from the television viewer's perspective. By exposing the television viewer to the brand or message during the event, the advertiser is "in the game" and can be more confident that its message will actually be seen by viewers, as the advertisement can be placed strategically to appear on the television screen where traditional signage may not be practical or available.

THE L-VIS SYSTEM

    The L-VIS System is a system of proprietary hardware and software that has been designed by the Company to insert electronic virtual images into live televised sports broadcasts. The inserted images may be two or three dimensional, static or animated, opaque or semi-transparent and may be placed so that they appear to exist on the playing field or in the stadium where the game is being played. If a player or other object moves in front of an image that is inserted on a wall or a playing field, the L-VIS System is programmed so that the passing object occludes that portion of the inserted image. The L-VIS System can also be used to insert a free standing image so that the image will occlude a player or other object that "passes behind" it.

    The Company's L-VIS System is based upon state of the art, patented pattern recognition technology. The Company believes that the L-VIS System is the only video insertion technology that can reliably insert stable broadcast quality images in outdoor live sporting events and provide for practical occlusion in stadium environments. The L-VIS System may also be located anywhere in the television distribution chain, including the stadium where a broadcast typically originates, the television studio to which a broadcast is relayed and the microwave links or satellite ground stations where the broadcast is relayed for distribution to the viewing public. It is the Company's belief that all of these attributes are necessary for commercial success.

    The Company believes that use of the L-VIS System can provide additional revenue to advertising rights holders and broadcasters and can provide substantial advantages compared to other forms of advertising, including scrolling mechanical billboards and 30-second television spots. Without affecting the stadium, the L-VIS System can create new inventory for advertising rights holders by providing new advertising locations that are unavailable for conventional billboards, such as the space in the vicinity of the goal posts during a football game. An L-VIS System can also place advertising in high visibility locations, such as the wall behind home plate in a baseball game. Additionally, the L-VIS System can provide animated and video advertising in-game, when appropriate, to enhance the impact of the advertisement.

    The L-VIS System allows for "narrow casting," the broadcasting of specific advertising to specific geographical regions. Thus, where desired, a rights holder can sell the same advertising space to different advertisers for broadcast to different markets. For instance, the L-VIS System could be used to insert a soft drink advertisement in a domestic broadcast and a juice advertisement in an overseas broadcast of the same event. The L-VIS System gives local advertisers the ability to advertise within national and international events and enables different advertisers to occupy the same space at different times during a game.

STRATEGY

    The Company's objective is to become the leading provider of electronic advertising to the sports television advertising market worldwide. The key elements of the Company's strategy include (i) developing relationships with rights owners such as the NFL, the National Basketball Association, MLB, FIFA (soccer's international governing body), other sports governing bodies and specific teams; (ii) developing relationships with national network broadcasters such as NBC, CBS, ABC, ESPN, and FOX; (iii) working with high-profile advertisers to assist them in understanding and capitalizing on the use of the L-VIS System; and (iv) developing L-VIS System software for additional sporting and other events.

    The Company expects to generate revenues from the sharing of advertising revenue among the Company, rights holders and broadcasters and from the fees generated through strategic licensing of the Company's technology. The right to insert electronic images for advertising purposes into a live broadcast, and hence the right to sell advertising using the L-VIS System, is held by different groups in different situations. For example, individual MLB teams control the rights to the local broadcasts of their regular season games, while MLB controls the national broadcast of regular season games, play-off games and the World Series. These rights may be sold for specific games and/or entire seasons to another party, most notably a broadcaster, who pays the rights holder an up-front fee for the rights. In each case, the Company must negotiate for the use of the L-VIS System with the rights holder or holders, typically in exchange for a percentage of the advertising revenue generated using the L-VIS System. Because the L-VIS System uses the live feed from the broadcaster to insert electronic images, the broadcaster must also approve the use of the L-VIS System. Accordingly, arrangements with several parties including the rights holder and the broadcaster must be established.

    Advertising space using the L-VIS System will be sold either by the rights holder or by the broadcaster, depending on the specific arrangement between such parties, and advertising revenues from such advertising will be shared among the rights holder, the broadcaster and the Company. Accordingly, the Company's revenues will, to a large extent, be derived from the sales and marketing efforts of entities that are well versed in selling ad space for sporting events to large advertisers but that are independent of the Company. To gain acceptance, the Company has actively discussed the benefits and unique uses of the L-VIS System with a limited number of high-profile sporting event advertisers and plans to expand this effort significantly.

    In addition to existing software modules that enable the L-VIS System to be used in live broadcasts of baseball, football, soccer and tennis, the Company is developing, or intends to develop, software for motor sports, basketball and golf. The Company also intends to make the L-VIS System available for use with other events, such as pay-per-view boxing, concerts and award shows such as the Oscars and the Grammys.

HISTORY

    The Company was incorporated in New Jersey on July 23, 1990 by its founders, Brown F Williams, Chairman of the Board and Treasurer of the Company, and Roy J. Rosser, Ph.D., Director of Special Projects of the Company. Prior to founding the Company, Mr. Williams was a senior executive at RCA Laboratories, Inc. with respect to the development of high technology products. Dr. Rosser was one of the inventors of the image insertion technology that is the basis for the L-VIS System. The Company's executive offices are located at 15 Princess Road, Lawrenceville, New Jersey 08648, and its telephone number is 609-912-9400.

                                  THE OFFERING


Common Stock Offered by
  the Company........................  4,000,000 shares of Common Stock

Common Stock Outstanding Immediately
  Prior to the Offering (1)..........  3,308,472 shares of Common Stock

Common Stock to be Outstanding
  Following the Offering (1)(2)......  7,308,472 shares of Common Stock

Risk Factors.........................  The shares of Common Stock offered hereby involve a high degree of risk and immediate and substantial
                                       dilution and should be purchased only by persons who
                                       can afford to sustain a total loss of their
                                       investment. See "Risk Factors" and "Dilution."
Use of Proceeds......................  The net proceeds of the Offering will be used by the
                                       Company for: (i) L-VIS System manufacture and
                                       deployment, (ii) research and development, (iii)
                                       repayment of debt, (iv) capital expenditures, (v)
                                       sales and marketing, and (vi) working capital and
                                       general corporate purposes. See "Use of Proceeds."

Nasdaq National Market
  Trading Symbol (3).................  PVII


------------------------


(1) Does not include (i) 300,000 shares of Common Stock issuable upon exercise of warrants (the "Bridge Warrants") issued by the Company to purchasers of its 10% Senior Secured Promissory Notes (the "Bridge Notes") in connection with a debt financing consummated prior to the Offering (the "Bridge Financing"); (ii) 777,130 shares issuable upon exercise of other outstanding warrants to purchase shares of Common Stock; (iii) 1,560,000 shares of Common Stock reserved for issuance upon exercise of outstanding options granted to executive officers, employees and consultants under the Company's Amended 1993 Stock Option Plan (the "Stock Option Plan"), including 1,210,724 shares issuable upon the exercise of outstanding options. See "Management--Stock Option Plan," "Certain Transactions" and "Description of Securities."


(2) Does not include (i) up to 600,000 shares of Common Stock issuable upon exercise of the Over-Allotment Option, and (ii) 400,000 shares of Common Stock issuable upon exercise of the Representatives' Warrants. See "Underwriting."


(3) There is currently no market for the Common Stock and there can be no assurance that a market for the Common Stock will develop after the Offering. The Common Stock has been approved for quotation on the Nasdaq National Market, subject to notice of issuance. There can be no assurance, however, that the Company will be able to maintain listing of the Common Stock on such market. See "Risk Factors--Absence of Public Market; Negotiated Offering Price."

                         SUMMARY FINANCIAL INFORMATION

    The summary financial data set forth below with respect to the Company's statements of operations for the years ended June 30, 1997 and 1996 and the balance sheet date at June 30, 1997 have been derived from the financial statements of the Company, included elsewhere in this Prospectus, audited by Coopers & Lybrand L.L.P., independent accountants. The report of Coopers & Lybrand L.L.P., dated September 11, 1997, except for Note 14, for which the date is October 1, 1997, contains an explanatory paragraph with respect to the Company's ability to continue as a going concern. The summary financial data for the three months ended September 30, 1997 and 1996 are derived from unaudited financial statements included herein. The unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of the financial position and results of operations for those periods. Operating results for the three months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending June 30, 1998 or any future period. The data set forth below should be read in conjunction with, and is qualified in its entirety by, reference to the Financial Statements and notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                              (UNAUDITED)
                                                         FISCAL YEAR ENDED JUNE 30,   THREE MONTHS ENDED SEPT. 30,
                                                        ----------------------------  ----------------------------
                                                            1997           1996           1997           1996
                                                        -------------  -------------  -------------  -------------
STATEMENT OF OPERATIONS DATA:
Revenues:
  License fee.........................................  $     130,526  $   1,000,000  $      57,626  $      25,000
  Advertising revenue.................................         81,108          9,600         75,177         29,198
                                                        -------------  -------------  -------------  -------------
  Total revenue.......................................        211,634      1,009,600        132,803         54,198
Costs and expenses:
  L-VIS System costs..................................      1,274,890        949,804        416,732        190,836
  Selling, general and administrative.................      3,028,895      2,602,928      1,223,811        738,130
  Research and development............................      1,722,598      1,604,455        445,994        349,161
                                                        -------------  -------------  -------------  -------------
    Total costs and expenses..........................      6,026,383      5,157,187      2,086,537      1,278,127
Operating loss........................................     (5,814,749)    (4,147,587)    (1,953,734)    (1,223,929)
Interest and other income.............................        (84,088)      (237,063)       (16,372)       (36,527)
                                                        -------------  -------------  -------------  -------------
Net loss..............................................  $  (5,730,661) $  (3,910,524) $  (1,937,362) $  (1,187,402)
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------


                                                                             AT SEPT 30, 1997 (UNAUDITED)
                                                                     --------------------------------------------
                                                                                                     PRO FORMA
                                                                                                    AS ADJUSTED
                                                      JUNE 30, 1997     ACTUAL      PRO FORMA (1)       (2)
                                                      -------------  -------------  -------------  --------------
BALANCE SHEET DATA:
Working capital (deficit)...........................  $    (855,605) $  (1,266,043)      383,957      23,496,457
Total assets........................................      2,761,216      2,449,309     5,449,309      27,211,809
Long term debt......................................              0              0             0               0
Total redeemable preferred stock....................        903,555        914,567       914,567         914,567
Deficit accumulated during the development stage....    (19,541,554)   (21,478,916)  (21,478,916)    (23,501,416)
Total shareholders' equity (deficit)................     (1,004,951)    (1,303,569)      346,431      23,458,931


------------------------

(1) Pro Forma to give effect to the Bridge Financing, which was completed in October 1997, including the allocation of $1,650,000 of the proceeds of the Bridge Financing to additional paid-in capital relating to the estimated fair value of the Bridge Warrants issued in the transaction. See "Description of Securities--Debt Securities."

(2) Pro Forma, as adjusted to give effect to the sale by the Company of the 4,000,000 Shares offered hereby at an assumed initial public offering price of $7.00 per share and receipt of the net proceeds therefrom, the application of a portion of the net proceeds of the Offering to repay certain outstanding indebtedness, as set forth under "Use of Proceeds," the write-off of the debt issuance costs and interest associated with the indebtedness to be repaid and the write-off of the unamortized discounts related to the estimated fair value of the Bridge Warrants. See "Use of Proceeds."

                                  RISK FACTORS

    THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE SUBSTANTIAL RISKS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN THE LOSS OF THEIR ENTIRE INVESTMENT. THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION AND FINANCIAL DATA SET FORTH ELSEWHERE IN THIS PROSPECTUS, SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE MAKING AN INVESTMENT IN THE COMMON STOCK. IT MUST BE RECOGNIZED THAT OTHER RISKS, NOT NOW FORESEEN, MIGHT BECOME SIGNIFICANT IN THE FUTURE AND THAT THE RISKS THAT ARE NOW FORESEEN MIGHT AFFECT THE COMPANY TO A GREATER EXTENT THAN IS NOW FORESEEN, OR IN A MANNER NOT NOW CONTEMPLATED. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER ALL INFORMATION CONTAINED IN THIS PROSPECTUS AND SHOULD GIVE PARTICULAR ATTENTION TO THE FOLLOWING RISK FACTORS BEFORE DECIDING TO PURCHASE THE COMMON STOCK OFFERED HEREBY.

DEVELOPMENT STAGE COMPANY

    The Company was incorporated in 1990, but has had a limited operating history. The Company's operations to date have related primarily to the technical development of the L-VIS System and its introduction and marketing in various markets. To date, the Company has 11 L-VIS System units (each, an "L-VIS Unit") available for operation and is subject to all of the risks inherent in a company with a limited operating history. The Company is currently attempting to achieve sufficient acceptance of the L-VIS System with advertisers, broadcasters and sporting event rights holders, and enter into a sufficient number of satisfactory contracts to generate revenue adequate to meet operating expenses. In the event adequate revenues are not generated, the Company will be required either to raise additional debt and/or equity capital to fund its cash requirements or to reduce substantially the scale of its operations. There can be no assurance that the Company will be able to raise such additional capital. There also can be no assurance that the Company will succeed in addressing any or all of these objectives and the failure to do so would have a material adverse effect on its business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

SUBSTANTIAL AND CONTINUING OPERATING LOSSES

    The Company has not had a profitable period of operations since its inception. The Company incurred net losses of $3,910,524 and $5,730,661 for the fiscal years ended June 30, 1996 and 1997, respectively and $1,937,362 for the three month period ended September 30, 1997, and at September 30, 1997, had an accumulated deficit of approximately $21.5 million, primarily from expenses related to the development of the L-VIS System. To date, the Company has earned revenues only from two MLB teams for games broadcast during the 1996 and 1997 seasons, four NFL football teams for 1997 local broadcasts of pre-season games, Comcast Cable of New Jersey for broadcasts of minor league baseball games, ESPN with respect to broadcasts of certain Western Athletic Conference college football games, and from a licensing arrangement with Presencia en Medios, S.A. de C.V. ("Presencia").

    The Company expects to continue to incur substantial losses at least through calendar year 1998 due to the significant costs associated with the manufacturing, marketing and further enhancement of the L-VIS System. There can be no assurance that the Company will ever achieve profitability. The Company's limited operating history makes the prediction of future operating results difficult or impossible. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the early stage of development, particularly companies in new or rapidly evolving markets. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    The Company has received a report from its independent accountants containing an explanatory paragraph that describes the uncertainty as to the ability of the Company to continue as a going concern as described in Note 2 to the Financial Statements. There can be no assurance that the Company will achieve profitable operations or that the Company will be able to continue its operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements-- Report of Independent Accountants."

DEPENDENCE ON MARKET ACCEPTANCE

    The Company expects to derive substantially all of its revenues from the operation of the L-VIS System. The ability of the Company to market successfully the L-VIS System will depend upon broad acceptance of its technology by at least four distinct groups of participants in the sports advertising market: television viewers, advertisers, broadcasters and sporting event rights holders. To be successful, there must be satisfactory commercial arrangements among the advertisers, rights holders, broadcasters and the Company. To date, few broadcasters, broadcast rights holders and advertisers have agreed to use the L-VIS System during live sports broadcasts. Moreover, there is no data on television viewers' reactions to the L-VIS System. However, some press coverage of the Company's technology has raised concerns about its desirability and potential misuse. For instance, an article has described inserted advertising images as subliminal advertising. In addition, the technology has been described as tampering with the television picture in a manner which may not be ethical. A danger of overcommercialization has also been voiced. There can be no assurance that the use of the Company's system will be accepted by television viewers or that the Company will be able to combat effectively potential future negative publicity regarding its or similar technology. Further, there can be no assurance that existing arrangements will continue or that the Company will be able to enter into additional arrangements. The failure of any one or more of the market participants to embrace use of the L-VIS System will prevent the Company from successfully marketing the L-VIS System, which would have a material adverse effect on its business, financial condition and results of operations, could result in a total loss by the holders of Common Stock of their entire investment and, further, could impair the Company's ability to continue its operations. See "Business--Strategy" and "-- Sales and Marketing."

DEPENDENCE ON KEY PERSONNEL

    The Company is dependent upon a number of key technical and management personnel, including Brown F Williams, Chairman of the Board and Treasurer; Douglas J. Greenlaw, President and Chief Executive Officer; Samuel A. McCleery, Vice President of Marketing and Sales; Louis A. Lippincott, Director of Hardware Development; Howard J. Kennedy, Director of Software Development; and Roy J. Rosser, Director of Special Projects. The loss of the services of one or more key individuals will have a material adverse impact on the Company. The Company's success also depends on its ability to attract and retain additional qualified financial, technical, marketing and other key management personnel. The Company faces competition for such personnel, and there can be no assurance that it will be able to attract or retain such personnel. The Company has employment agreements only with Messrs. Williams, Greenlaw and McCleery. The Company has obtained key man life insurance on the lives of Messrs. Williams and McCleery in the amounts of $2 million and $1 million, respectively. The Company intends to purchase key man life insurance on the life of Mr. Greenlaw, assuming reasonable quotations are available. Although its employees are subject to certain confidentiality and non-competition obligations, there can be no assurance that the Company's key personnel will remain with the Company or will not become employed by a competitor. In addition, the Company relies on consultants to assist it in research and development strategy. All of the Company's consultants are employed by third parties and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to the Company. See "Management" and "Business--Employees."

DEPENDENCE ON THIRD PARTY SALES FORCES

    Pursuant to the terms of existing contracts and future contracts, if any, the Company receives or expects to receive, as the case may be, a percentage of the advertising revenues earned by rights holders which control the marketing and sales of L-VIS System advertising. There can be no assurance that the rights holders will be successful in marketing and selling L-VIS System advertising. If the rights holders are unable to enter into arrangements with a substantial number of advertisers, such failure will have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Strategy" and "--Sales and Marketing."

RISKS ASSOCIATED WITH EXPANSION AND GROWTH

    The Company intends to grow, in part, by increasing its product development activities and expanding its sales force and other marketing activities. The Company expects that the expenditures relating to these efforts will precede its realization of the benefits, if any, of such expenditures. The Company's operating results will be adversely affected if sales do not increase in proportion to the increase in expenses caused by this expansion. Implementation of the Company's proposed expansion will be dependent on, among other things, its ability to identify markets, hire and retain skilled management, financial, marketing and engineering personnel, and manage growth. As the Company increases its product development activities, it may become increasingly dependent upon contract manufacturing, which will, in turn, necessitate devoting additional Company resources to monitoring operations, controlling costs and maintaining effective quality, inventory and service controls. There can be no assurance that the Company will be able to implement successfully its business strategy or otherwise expand its operations, that its system, procedures and controls will be adequate to support its operations or that the anticipated increase in manufacturing capacity and reliance on outsourcing the operation of L-VIS Units will not have a material adverse effect on its business, financial condition or results of operations. See "Business--Sales and Marketing" and "--Manufacturing and Supply."

CONTRACTUAL RESTRAINTS ON USE OF VIDEO INSERTION TECHNOLOGY

    Existing or future agreements among advertisers, sponsors, syndicators, promoters, broadcasters and cable operators may include provisions that inhibit or prohibit the use of video insertion technology in television broadcasts. These restrictions may have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that such entities will be willing to enter into amendments of existing agreements, or, if willing, will do so on terms acceptable to the Company and other relevant parties. Furthermore, there can be no assurance that prospective users of the L-VIS System will not enter into new agreements inhibiting use of the L-VIS System. The Company believes that one manufacturer of scrolling billboards used in stadiums has included such restraints in its contracts. See "Business--Competition."

RISKS ASSOCIATED WITH INTERNATIONAL STRATEGY

    The Company plans to increase its efforts to market the L-VIS System outside the United States. There can be no assurance that the Company will be successful in this respect. The Company currently plans to market the L-VIS System internationally through strategic partners and other key licensees of its technology. There can be no assurance that the Company will be able to enter into or maintain favorable relationships with any partners or licensees, that any partners or licensees will establish a market for the L-VIS System, that any relationships will generate any revenue for the Company, or that any partners or licensees will act in good faith and perform their obligations to the Company. Furthermore, the Company has entered into exclusive arrangements, and expects that prospective strategic partners and other key licensees will request exclusive arrangements, for use of the L-VIS System in a specific geographic area or with respect to a specific sport. To the extent the Company enters into an exclusive arrangement, such partners or licensees' failure to generate revenues for the Company could preclude the Company from generating any revenues in such geographical area or with respect to a specific sport, as the case may be. Depending upon the scope of the arrangement, such failure could also have a material adverse effect on the Company's business, financial condition and results of operations.

    Furthermore, there are certain risks inherent in doing business in international markets, such as unexpected changes in regulatory requirements, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political instability, fluctuations in currency exchange rates, reduced protection for intellectual property rights in some countries, seasonal reductions in business activity during the summer months in Europe and certain other parts of the world, and potentially adverse tax consequences, any of which could have a material adverse impact upon the success of the Company's international operations.

    There can be no assurance that one or more of such factors will not have a material adverse effect on the Company's future international operations, if any, and, consequently, on its business, financial condition and results of operations. See "Business--International Business Strategy."

POTENTIAL SEASONALITY FLUCTUATIONS

    In the event the Company is unsuccessful in expanding the market for use of the L-VIS System beyond a limited number of sports, its revenues will be subject to seasonal fluctuation based upon the game schedules associated with each such sport. See "Business--Strategy."

TECHNICAL UNCERTAINTIES

    The L-VIS System has been used commercially on a limited basis during live television transmissions of certain sporting events, where images inserted through use of the L-VIS System have been broadcast to viewers. However, the circumstances in which the L-VIS System can be used are limited, and cooperation of the broadcaster is required to obtain acceptable results. To date, the L-VIS System has been operated primarily by Company personnel, and its over-the-air use has been successfully demonstrated only for use in certain kinds of sporting events. Broader use of the L-VIS System will require the development of additional software and the training of personnel, and may require the enhancement of the hardware. Accordingly, no assurance can be given that the L-VIS System will not experience operational problems as a result of wide-spread commercial application that could delay or defeat its ability to generate revenues or operating profits. Future operational difficulties of the L-VIS System could increase the cost of, or delay, implementation of the Company's business plan which, in turn, could materially adversely affect the success of the Company. See "Business--Research and Development."

RISKS ASSOCIATED WITH RAPIDLY CHANGING INDUSTRY

    The Company operates in a rapidly evolving commercial and technological environment. The video, electronics, data processing, broadcast television and cable television industries are changing rapidly due to, among other things, technological improvements, consolidations and changes in consumer preferences and customs. In particular, the live video image insertion market is new and undeveloped. As such, the Company anticipates that as the market matures, it will be affected by technological change and product improvements. There can be no assurance that future technological advances by competing systems or changes in industry broadcast standards will not adversely affect the Company's competitive position. Accordingly, the Company's success will depend in part upon its ability to develop product enhancements that keep pace with continuing changes in technology and customer preferences. There can be no assurance that the Company will be successful in developing product enhancements to keep abreast of changing technologies and customer preferences or that its products or enhancements will be successful in the marketplace. The Company's failure to develop technological improvements or to adapt its products to technological change on a timely basis would, over time, have a material adverse effect on its business, financial condition and results of operations. See "Business--Research and Development."

MANUFACTURING AND COST UNCERTAINTIES

    The Company has only limited experience in manufacturing L-VIS Units for commercial purposes and does not have well established manufacturing facilities. The Company believes that the eventual manufacturing cost of L-VIS Units will be primarily determined by the cost of the digital signal processing circuits used to perform identification, recognition and insertion functions. Any manufacturing difficulties and any cost increases, including an increase in the cost of digital signal processing circuits, may materially adversely affect the Company's profit margin, if any, on the sale or lease or use of future L-VIS Units and its ability to develop and deliver L-VIS Units on a timely basis. See "Business--Manufacturing and Supply."

DEPENDENCE ON SOLE SOURCE OF SUPPLY

    The Company has been dependent upon a single supplier, Lucent Technologies ("Lucent"), for certain hardware components used in the manufacture of L-VIS Units. Although such hardware components are stock items which are readily available to the public, there can be no assurance that Lucent will continue to manufacture and sell the components. The Company is not a party to any agreement with Lucent. The Company's business, financial condition and results of operations will be materially adversely affected in the event it is unable to manufacture L-VIS Units due to an inability to acquire hardware components on a timely basis or if it is forced to purchase such hardware components at a price substantially higher than the current price of such components. See "Business--Manufacturing and Supply."

COMPETITION

    The market for electronic video insertion technology is new and evolving. The Company is aware of three competitors, Symah Vision-SA ("Symah"), Orad Hi Tech Systems, Ltd. and Scidel Technologies, Ltd. ("SciDel"), that are currently working on video insertion technologies. In the event the market for electronic video insertion technology proves lucrative, the Company also expects substantial competition from established broadcast business participants that have significantly more extensive financial, technical, marketing and other resources and a greater number of highly skilled individuals than does the Company. Many potential competitors have greater name recognition and extensive customer bases that could be utilized to gain significant market share to the Company's detriment. Such competitors may be able to produce a superior product, undertake more extensive promotional activities, offer more attractive terms to customers and adopt more aggressive pricing policies than the Company. There is no assurance that the Company will be able to compete effectively with current or future competitors or that the competitive pressures faced by the Company will not have a material adverse effect on its business, financial condition and results of operations.

    In addition to competing with other video insertion technologies, the L-VIS System will compete with advertisers' use of traditional 30-second advertising spots, which remain the standard in the television advertising industry. The L-VIS System will also compete with advertisers' use of conventional billboard products including advertising placed on playing surfaces (such as outfield walls, football fields and ice hockey rinks) and scrolling billboards, physically located at the site of an event, which can display sequentially a series of static advertisements. Scrolling billboards can achieve an effect similar to that achieved by the L-VIS System for the television viewing audience in certain circumstances. The availability of scrolling billboards in the marketplace may adversely affect the marketability of the L-VIS System.

    The Company expects that it will generate revenue primarily by causing existing advertisers and sponsors to switch to use of the L-VIS System and by attracting new advertisers and sponsors to the sports advertising and sponsorship market. However, existing advertisers may be reluctant to utilize a new technology. There can be no assurance that total advertising and sponsorship expenditures will increase as a result of use of the Company's technology. To the extent that the Company is competing for television advertising and sponsorship dollars that are currently allocated to traditional media, such as 30-second spots or rolling billboards, the competition is likely to be more intense. The Company will only be able to compete effectively with existing advertising and sponsorship alternatives with the cooperation of broadcasters and the advertising sales departments of team owners, other rights holders and broadcasters, on whom the Company will rely for sales of its products to advertisers. Certain of such rights holders may have incentives, in some cases, to sell alternative advertising inventory or sponsorship in lieu of the Company's services which, as a result, will have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Competition."

POSSIBLE ADVERSE REGULATIONS

    The Company believes that no federal or state regulations currently directly relate to or restrict the use of the L-VIS System. There are existing regulations imposed on broadcasters which may require disclosure that the L-VIS System is being used in a particular broadcast. The Company does not, however, believe that such regulations will materially adversely affect the use of the L-VIS System as currently contemplated. However, there can be no assurance that there will not be any regulations or restrictions in the future, which either directly, or indirectly through broadcaster regulations, adversely affect the use of the L-VIS System. Such regulations or restrictions could have a material adverse effect on the Company's business, financial condition and results of operation.

    There can be no assurance that regulatory agencies in foreign jurisdictions have not adopted, or will not adopt in the future, regulations or restrictions affecting the use of the L-VIS System. The adoption of such regulations or restrictions may reduce or eliminate the market for the Company's products in any country where such regulations or restrictions are adopted, which would have a material adverse effect on the Company's business, financial condition and results of operations.

BROAD DISCRETION AS TO USE OF PROCEEDS; REPAYMENT OF BRIDGE NOTES


    Management will have broad discretion with respect to the expenditure of the net proceeds of the Offering. In addition, the Company's estimated allocations of the uses of the net proceeds of the Offering are subject to reapportionment among the purposes set forth under "Use of Proceeds" or to other general corporate purposes, including working capital. An estimated $8,310,000, or 33.0% of the net proceeds of the Offering (assuming the mid-point of the range for the anticipated offering price), and any additional net proceeds resulting from the exercise of the Over-Allotment Option, have been allocated to working capital and general corporate purposes and will be used for such specific purposes as management of the Company may determine. The amount and timing of expenditures will vary depending upon a number of factors, including the progress of the Company's product development and marketing efforts, changing competitive conditions and general economic conditions. Further, approximately $3,250,000, or 12.9% of the net proceeds of the Offering will be used to repay the Bridge Notes. See "Use of Proceeds."


NEED FOR ADDITIONAL FINANCING

    The Company anticipates that the net proceeds of the Offering, together with its existing capital resources, will be adequate to satisfy its operating and capital requirements through the next 18 months, assuming that it performs substantially in accordance with its current business plan. There can be no assurance that the Company will be able to, or will wish to, follow the current business plan. Thereafter, depending on revenues actually generated during such 18 month period, the Company may be required to obtain additional capital in order to finance its development programs, to continue the expansion of its operations, and to market the L-VIS System worldwide. The Company intends to use the net proceeds of the Offering, cash flow from operations and borrowings to support its continued growth. Changes in the market in which the Company operates, in the Company's business, or in its business plan could affect its capital requirements, which may require it to raise additional funds earlier than expected in order to fund its operations, fund expansion, develop new or enhanced products, respond to competitive pressures or acquire complementary businesses. The Company's future capital requirements will depend on many factors, including the size of its research and development programs, the cost of manufacturing and marketing activities, the ability of the Company to market products successfully, the length of time required to collect accounts receivable, and the need to address competing technological and market developments. If the Company were to raise additional funds through the issuance of equity or convertible debt securities, shareholders could experience substantial additional dilution and such securities could have rights, preferences and privileges senior to those of the holders of the Common Stock. There can be no assurance that the Company will be able to raise any additional required funds, or that any such funds will be available on terms favorable to, or acceptable to, the Company. The lack of availability of adequate funds, or the lack of availability of funds on terms acceptable to it, will have a material adverse effect on the Company's business, financial condition and results of operations.

    Whether or when the Company can achieve cash flow levels sufficient to support its anticipated growth cannot be accurately predicted. Unless such cash flow levels are achieved, the Company will be required to borrow money or to sell debt or equity securities, or a combination thereof, to provide funding for growth or, alternatively, will be required to reduce growth to a level that can be supported by internally generated cash flow. The Company can give no assurances with respect to the impact on its financial condition and results of operations if it is required to reduce growth to a level that can be supported by internally generated cash flow. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

PATENTS AND PROTECTION OF PROPRIETARY TECHNOLOGY

    The Company's ability to compete effectively will depend, in part, on its ability to assert and maintain the proprietary nature of its technology. Although the Company has been assigned three issued United States and one allowed European patent, has licensed several other patented technologies from third parties and has filed applications for a number of additional patents in the United States and abroad, there can be no assurance as to the degree of protection offered by these patents, or as to the likelihood that pending patents will be issued. Any patents issued to the Company or its licensors under the laws of a foreign country may afford a lesser degree of protection than that enjoyed in the United States, due to the nature or scope of such country's patent laws. There can be no assurance that competitors in both the United States and foreign countries, many of which have greater resources than the Company and have made substantial investments in competing technologies, do not have or will not obtain patents that will prevent, limit or interfere with its ability to make L-VIS Units and market the L-VIS System or that intentionally infringe its patents. There can be no assurance that competitors or strategic partners will not copy, reverse engineer, I.E., isolate the components of a complete system to learn how to construct a similar system, or independently develop technologies that are the same or similar to the Company's patented technologies. See "Business--Intellectual Property--Patents."

    Further, the validity and/or breadth of the Company's owned and licensed patents generally may be tested in post-allowance court proceedings. There has been no court test of any of the issued patents, the allowed patent or any of the pending applications or foreign counterparts of the Company. The Company is aware of other companies that have patents or patent applications in the field of electronic video insertion technology. These companies or others may claim that the Company infringes the patents or rights of such third parties, or these third parties may infringe the Company's patents. In either event, if the Company's patents or rights are brought before a court, litigation would involve complex legal and factual issues, and the outcome, consequently, would be highly uncertain. Furthermore, any patent litigation would entail considerable cost to the Company, which would divert resources that otherwise could be used for its operations and might be resolved in a manner that is unfavorable to the Company. No assurance can be given that the Company or its licensors would be successful in enforcing such rights, or that the Company's products or processes do not or will not infringe the patent or intellectual property rights of a third party. An adverse outcome in the defense of a patent infringement action could subject the Company to significant liabilities to third parties, require the Company to license disputed technology from third parties, if possible, or require it to cease selling its products. In the event the Company's owned or licensed patents were successfully challenged in court, its business, financial condition and results of operations would be materially adversely affected.

    It is possible that one or more products developed by a competitor may be marketed or used in a territory where the Company has patent protection. Because an image inserted through use of video insertion technology often appears as if it exists as a physical advertisement at the site of a sporting event, it may be difficult to know whether, and which, video insertion technology is being used with respect to any televised sporting event. Thus, infringement of the Company's patents may be difficult to monitor. The Company's failure to detect such an infringement may have a material adverse effect on its business, financial condition and results of operations. In the event the Company becomes aware of a potential patent infringement, it may be forced to litigate to enforce its patent rights. Engaging in an enforcement action may be protracted and expensive and may have a material adverse effect on the Company's business, financial condition and results of operations.


    Apart from the patents and patent applications that the Company owns or licenses, the only patents or patent applications of which it is aware relating to real-time video insertion are owned or controlled by its competitors, Symah and SciDel. Although the Company has no cause for belief that use of the L-VIS System would infringe the United States or other patents of third parties, there can be no assurance that competitors will not initiate a patent infringement action against the Company. Gerencia de Medios, S.A. ("GDM"), a Spanish media company that licensed the L-VIS System for use in broadcasts in Spain and Portugal during a trial period which ended December 1996, received a letter from a Symah affiliate asserting that use of the L-VIS System in Spain would infringe one of Symah's patents. Although the Company and GDM have been advised that use of the L-VIS System would not infringe Symah's patent, there can be no assurance that Symah will not assert infringement claims against the Company or its European licensees in the future.



    One of the patents of which the Company is aware is U.S. Patent 5,353,392 (the "'392 Patent"). The '392 Patent derives from the same patent application as does the patent asserted by the Symah affiliate against the L-VIS System in Spain. The '392 patent has not been asserted against the Company. The Company believes that the L-VIS System does not infringe the '392 Patent. However, the Company has not received during the past two years an opinion as to the non-infringement of the '392 Patent. There can be no assurance that changes in the L-VIS System, changes in applicable patent law or rulings by the U.S. Patent and Trademark Office or the courts would not cause the L-VIS System to be found to infringe the '392 Patent, which could have a material adverse effect on the Company's business, financial condition and results of operations. If the L-VIS System were found to infringe the '392 Patent or any other patent, the Company may be required to modify the L-VIS System or enter into an arrangement to license such patent, if possible. There can be no assurance that the Company would be able, under such circumstances, to modify the L-VIS System or enter into a license arrangement.


    The Company also relies in large part on unpatented trade secrets, improvements and proprietary technology and there can be no assurance that others, including strategic partners, will not copy, reverse engineer or independently develop the same or similar technology or otherwise obtain access to its proprietary technology. To protect its rights in these areas, the Company currently requires its employees and certain third parties to enter into confidentiality agreements and, to the extent appropriate, utilizes copyright, trademark and trade secret protection. There can be no assurance, however, that these steps will provide meaningful protection for the Company's trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure thereof. See "Business-- Intellectual Property."

UNCERTAINTIES RELATED TO OWNERSHIP OF VIDEO INSERTION RIGHTS

    Ownership of the copyright of the broadcast of a sporting event is governed by agreements among the applicable teams, leagues, broadcasters and the sports federation, if any. In many instances, these agreements provide that different persons shall control the copyrights to the broadcasts in differing circumstances (for instance, regular season play versus playoffs). These agreements often govern permitted forms of advertising and permitted modifications to the broadcast. Because live video insertion is a newly evolving technology, use of such technology is not specifically discussed under the terms of many existing agreements, and it is often not clear whose permission must be obtained to use the L-VIS System. In the event the L-VIS System is utilized without the consent of applicable broadcast copyright holders, there can be no assurance that such broadcast copyright holders will not challenge the use of the L-VIS System under current agreements. The defense and prosecution of copyright suits is both costly and time-consuming, even if the outcome is favorable to the Company. Furthermore, there can be no assurance that broadcast copyright holders will be willing to enter into amendments of current agreements, or if willing, will do so on terms acceptable to the Company. See "Business--Strategy."

IMMEDIATE DILUTION


    The initial public offering price per share of Common Stock exceeds the current book value per share of the Common Stock. Investors in the Offering will, therefore, incur immediate and substantial dilution of $3.84 per share of Common Stock, representing 55% of the assumed initial public offering price per share of $7.00. Additional dilution to public investors may result to the extent that the Representatives' Options and/or outstanding warrants or options are exercised at a time when the net tangible book value per share of Common Stock exceeds the exercise price of any such securities. See "Dilution," "Description of Securities" and "Underwriting."


ABSENCE OF PUBLIC MARKET; NEGOTIATED OFFERING PRICE

    Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that a trading market will develop or, if any such market develops, that it will be maintained or that the market price of the Common Stock will not decline below the initial public offering price. Accordingly, purchasers of shares of Common Stock may experience difficulty selling or otherwise disposing of their Common Stock. The initial public offering price of the Common Stock has been established by negotiation among the Company and the Representatives, consistent with the rules of the National Association of Securities Dealers (the "NASD"), of which the Representatives are members, and may not bear any relationship to the Company's book value, assets, past operating results, financial condition or other established criteria of value. See "Underwriting."


    The Company has issued securities to the following officers, directors or their affiliates in exchange for promissory notes in favor of the Company: Brown F Williams, Samuel A. McCleery, John B. Torkelsen, Princeton Venture Research, Inc., a corporation wholly owned by Mr. Torkelsen, and Pamela R. Torkelsen, the wife of Mr. Torkelsen. The total number of shares and warrants issued to such individuals, in exchange for notes payable to the Company which are outstanding as of the date of this Prospectus is 274,400 shares of Common Stock (or 8.3% of the shares of Common Stock outstanding immediately prior to the Offering), 6,200 shares of Series B Preferred Stock and 12,400 warrants to purchase 12,400 shares of Common Stock. The individuals holding such securities have significant influence over the affairs of the Company. See "Management." Among other effects, this control could result in a delay of payment by such persons to the Company. See "Certain Transactions."


POSSIBILITY OF NASDAQ NATIONAL MARKET DELISTING; RISKS OF LOW-PRICED STOCKS

    The Company has applied to have the Common Stock quoted on the Nasdaq National Market. If the listing is approved, the quotation of the Common Stock on the Nasdaq National Market will be conditioned upon the Company's meeting certain asset, stock price and other criteria set forth by such quotation system. The Company believes that upon completion of the Offering and the receipt of the net proceeds therefrom, it will meet the criteria required by the Nasdaq National Market. If the Company fails any of the tests after the Offering, the Common Stock may be delisted from quotation on such system. In the event the Common Stock is delisted from the Nasdaq National Market, it may be listed on the Nasdaq SmallCap Market if its listing criteria are met. The effects of delisting include the limited release of the market prices of the Company's securities and limited news coverage of the Company. Delisting may restrict investors' interest in the Common Stock and materially adversely affect the trading market and prices for the Common Stock and the Company's ability to issue additional securities or to secure additional financing.

    In addition to the risk of possible delisting, low price stocks are subject to the additional risks of federal and state regulatory requirements and the potential loss of effective trading markets. In particular, if the Common Stock were delisted from trading on an appropriate market, including the Nasdaq National Market or Nasdaq SmallCap Market, and the trading price of the Common Stock were less than $5.00 per share, the Common Stock could be subject to Rule 15g-9 under the Exchange Act, which requires that broker-dealers satisfy special sales practice requirements, including making individualized written suitability determinations and receiving any purchaser's written consent, prior to any transaction. In such event, the additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in the Common Stock, which would reduce the liquidity of the Common Stock. These rules, if they became applicable to the Common Stock, could then have a material adverse effect on the trading market for the Common Stock. In addition, the Common Stock could be deemed "penny stock" under the Securities Enforcement and Penny Stock Reform Act of 1990. If this were to occur, additional disclosure would be required in connection with trades in the Common Stock, including the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. Such requirements could severely limit the liquidity of the Common Stock and the ability of purchasers in the Offering to sell their Common Stock in the secondary market. See "Underwriting."

SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS

    Upon completion of the Offering, the Company will have 7,308,472 shares of Common Stock outstanding (7,908,472 shares if the Representatives' Over-Allotment Option is exercised in full). Of such shares, all of the 4,000,000 shares sold in the Offering (4,600,000 shares if the Representatives' Over-Allotment Option is exercised in full) will be freely transferable (except those purchased by affiliates of the Company) without restriction or further registration under the Securities Act. In addition, the 400,000 shares of Common Stock issuable upon exercise of the Representatives' Warrants and 300,000 shares of Common Stock issuable upon exercise of the Bridge Warrants, all of which also are being registered under the Securities Act pursuant to the Registration Statement of which this Prospectus constitutes a part, will be freely transferable under the Securities Act, subject to restrictions on transferability for up to one year.


    The 3,308,472 shares of Common Stock outstanding prior to this Offering are, and the 777,130 shares of Common Stock issuable upon exercise of outstanding warrants will be, "restricted securities" under Rule 144 under the Securities Act and may not be sold other than in accordance with Rule 144, or pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirement. Furthermore, under Rule 144 generally, there will be 2,240,480, 2,240,480, 2,977,594 and 3,018,002 shares eligible for resale as of March 1, 1998, June 1, 1998, September 1, 1998 and December 1, 1998, respectively. Under Rule 144(k), there will be 1,423,850, 1,593,788, 1,593,788 and 1,615,988 shares eligible for resale as of March 1, 1998, June 1, 1998, September 1, 1998 and December 1, 1998, respectively. In addition to the holding period requirements imposed by the Rule 144 safe harbor, all holders of outstanding Common Stock prior to the Offering are subject to a one-year lock-up following the effective date of this Offering, subject to the ability of Allen to waive such lock-up restrictions on behalf of the Representatives. At the request of The Nasdaq National Market, Inc., Allen has agreed not to consent to the transfer of shares of Common Stock issuable upon exercise of the Bridge Warrants for such one-year period. See "Shares Eligible for Future Sale--Lock-up Agreements."



    Additionally, the Company has granted certain demand and "piggyback" registration rights to the holders of 3,308,472 shares of Common Stock and to the holders of warrants exercisable for an aggregate of 703,332 shares of Common Stock, to require the Company to register under the Securities Act those shares of Common Stock and the shares issuable upon exercise of the warrants. If such holders, by exercising their registration rights, cause a large number of shares to be registered and sold in the public market, such sales could have a material adverse effect on the market price for the Common Stock.


    The sale of a substantial number of shares of Common Stock or the availability of Common Stock for sale could adversely affect the market price of the Common Stock prevailing from time to time. The number of shares of Common Stock available for sale in the public market is limited by restrictions under the Securities Act and a lock-up provision under the Second Amended and Restated Registration Rights Agreement, as amended, among the Company and its shareholders pursuant to which the parties to such agreement have agreed not to sell or otherwise dispose of any of their shares of Common Stock for certain specified periods after the date on which the Offering closes, except in certain limited circumstances, without the prior written consent of the Representatives. See "Principal Shareholders," "Description of Securities," "Shares Eligible for Future Sale" and "Underwriting."

EFFECT OF OPTIONS, WARRANTS AND REPRESENTATIVES' OPTIONS ON STOCK PRICE


    The Company has reserved 1,560,000 shares of Common Stock for issuance to employees, officers and consultants upon the exercise of options granted, or to be granted, under the Stock Option Plan. The Company also has reserved 300,000 shares of Common Stock for issuance upon exercise of the Bridge Warrants and 777,130 shares of Common Stock for issuance upon exercise of other outstanding warrants. The Company also will sell to the Representatives, in connection with the Offering, the Representatives' Warrants to purchase an aggregate of 400,000 shares, subject to adjustment as provided therein. The existence of the Bridge Warrants, the other outstanding warrants, the Representatives' Warrants and the outstanding options issued under the Stock Option could hinder future financings. In addition, certain holders of such securities have certain registration rights, and the sale of shares of Common Stock upon exercise of such rights or the availability of such shares for sale could adversely affect the market price of the Common Stock. See "Description of Securities" and "Underwriting."


VOLATILITY OF STOCK PRICES

    The market prices of equity securities of technology companies have experienced substantial price volatility in recent years for reasons both related and unrelated to the individual performance of specific companies. Accordingly, the market price of the Common Stock following the Offering may be highly volatile. Factors such as announcements by the Company or its competitors concerning products, patents and technology, governmental regulatory actions, events affecting technology companies generally and general market conditions may have a significant impact on the market price of the Common Stock and could cause it to fluctuate substantially. In addition, it is expected that there will be a relatively small number of shares of Common Stock trading publicly following the Offering. Accordingly, shareholders may experience difficulty selling or otherwise disposing of shares of Common Stock at favorable prices, or at all. See "Shares Eligible for Future Sale" and "Underwriting."

NO DIVIDENDS

    The Company has not paid dividends since its inception and does not anticipate paying any dividends in the foreseeable future. The Company plans to retain any earnings to finance the development and expansion of its business. Pursuant to the Company's Restated Certificate of Incorporation, it is prohibited from paying any dividends on the Common Stock until all accumulated dividends in respect of the Series A Redeemable Preferred Stock (the "Series A Preferred Stock") and Series B Redeemable Preferred Stock (the "Series B Preferred Stock") have been paid. See "Dividend Policy."

CONTINUED CONTROL BY OFFICERS, DIRECTORS AND EXISTING 5% SHAREHOLDERS


    Following the Offering, the Company's executive officers and directors, together with entities affiliated with such individuals, and other holders of five percent or more of the Company's outstanding capital stock will beneficially own over 35% of the Common Stock (assuming the exercise of all vested stock options and warrants). Effectively, these shareholders will be able to elect a majority of the Company's directors, will have the voting power to approve all matters requiring shareholder approval and will continue to have significant influence over the affairs of the Company. Among other effects, this concentration of ownership could have the effect of delaying or preventing a change in control of the Company. Allen, a Representative, is the beneficial owner of 18.8% of the Company's Common Stock, and Enrique F. Senior, an Executive Vice President and Managing Director of Allen, is a director of the Company and as such may be deemed to be the beneficial owner of 19.2% of the Company's Common Stock (which includes the shares of Common Stock beneficially owned by Allen). These factors could give rise to conflicts of interest between the Company, on the one hand, and Allen and/or Mr. Senior, on the other hand. In the event any conflict of interest may arise between the Company and Allen or Mr. Senior in the future, the Company intends that any such issue will be resolved by a majority of directors who do not have a personal interest in the transaction. In connection with the Offering, because of the relationship between the Company and Allen, and consistent with the rules of the NASD, of which Allen is a member, the price of the shares being sold in the Offering is no higher than that recommended by Barington Capital Group as "qualified independent underwriter" as defined in, and in compliance with, the applicable provisions of the rules of the NASD. See "Management," "Principal Shareholders" and "Underwriting."

LIMITATION ON UTILIZATION OF INCOME TAX LOSS CARRYFORWARDS

    Upon the consummation of the sale of the Shares, the Company will undergo an additional "ownership change" within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). Under Section 382 of the Code, upon undergoing an ownership change, the Company's right to use its then existing net operating loss carryforwards as of the date of the ownership change is limited during each future year to a percentage of the fair market value of the Company's then outstanding capital stock immediately before the ownership change and if other ownership changes have occurred prior to this ownership change, the utilization of such losses may be further limited. The Company expects that its ability to utilize its net operating loss carryforwards to offset future taxable income will be severely limited annually in the future. See Note 8 to Notes to Financial Statements.

EFFECTS OF CERTAIN CHARTER, BYLAW AND STATE LAW PROVISIONS

    The Company's Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock in one or more series and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the Company's shareholders. The Company is currently authorized to issue up to 167,000 and 93,300 shares of the Preferred Stock that have been designated as the Series A Preferred Stock, par value $4.50 per share, and the Series B Preferred Stock, par value $5.00 per share, respectively. As of the date of this Prospectus, there were 67,600 and 86,041 shares of Series A Preferred Stock and Series B Preferred Stock outstanding, respectively. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of Preferred Stock. While the Company has no present intention to issue additional shares of Preferred Stock, such issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of the Company and entrenching existing management. In addition, such Preferred Stock may have other rights, including economic rights, senior to the Common Stock, and, as a result, the issuance thereof could have a material adverse effect on the value of the Common Stock. The Company is also subject to the anti-takeover provisions of the New Jersey Shareholder Protection Act, which restrict certain "business combinations" with "interested shareholders" for five years following the date the person becomes an interested shareholder, unless the Board of Directors approves the business combination. By delaying and deterring unsolicited takeover attempts, these provisions could adversely affect the value of the Common Stock. See "Description of Capital Stock--Preferred Stock."

                                USE OF PROCEEDS


    The net proceeds from the sale of the Shares offered hereby, assuming an initial public offering price of $7.00 per share, and after deducting underwriting discounts and commissions and other expenses of the Offering estimated to be $2,865,000, will be approximately $25,135,000 ($29,041,000 if the Over-Allotment Option is exercised in full).


    The Company intends to use the net proceeds of the Offering as follows:


                                                                                       APPROXIMATE    PERCENT OF
                                                                                         AMOUNT      NET PROCEEDS
                                                                                      -------------  -------------
L-VIS System manufacturing and deployment...........................................  $   4,850,000         19.3%
Research and development............................................................      4,225,000         16.8%
Repayment of debt...................................................................      3,250,000         12.9%
Capital expenditures................................................................      2,400,000          9.6%
Sales and marketing.................................................................      2,100,000          8.4%
Working capital and general corporate purposes......................................      8,310,000         33.0%
                                                                                      -------------        -----
    Total...........................................................................  $  25,135,000        100.0%
                                                                                      -------------        -----
                                                                                      -------------        -----


    The Company intends to use approximately $4.9 million of the net proceeds of the Offering to manufacture and deploy additional L-VIS Units. This amount includes the capital cost of the equipment and facilities, and the personnel costs associated with fabrication, testing and service of L-VIS Units. The cost of customer training, end-user support and equipment service are also included.

    The Company intends to spend approximately $4.2 million of the net proceeds of the Offering to fund its research and development activities, including enhancement of the L-VIS System. Such costs will also include personnel costs associated with quality assurance, software engineering and hardware engineering. The Company also plans to continue to seek intellectual property protection through trademarks and patents. The Company intends to continue to retain outside consultants as necessary in order to address specific research and development needs when it is cost effective to do so.

    Approximately $3.3 million of the net proceeds of the Offering will be used to repay the Bridge Notes in full, including accrued and unpaid interest thereon and payment of a five percent fee to Barington. The Bridge Notes have an outstanding principal amount of $3,000,000, mature upon the consummation of the Offering and bear interest at a fixed rate of 10% per annum. See "Description of Securities--Debt Securities."

    The Company anticipates using approximately $2.4 million of the net proceeds of the Offering for capital expenditures. These expenditures will include the acquisition of test equipment to support the research and development efforts, as well as furniture, fixtures and other personal property to support expanded staff at the Company's new facilities in Lawrenceville, New Jersey and New York City.

    A significant increase in personnel is projected in the marketing and customer relations areas. Approximately $2.1 million of the net proceeds of the Offering will be spent to enhance sales and marketing capabilities and to establish additional channels for the use of the L-VIS System in sports markets. The Company plans to support increased travel, and participation in trade shows and conventions to showcase the L-VIS System to an increased potential customer base.


    The remaining net proceeds of approximately $8.3 million, and any additional net proceeds resulting from the exercise of the Over-Allotment Option, will be employed for working capital and general corporate purposes.


    The table above represents the Company's best estimate of its allocation of the uses of the net proceeds of the Offering based upon the current state of its business operations, its current business plan and strategy, and current economic and industry conditions. The amount and timing of expenditures will vary depending upon a number of factors, including, among others, the progress of the Company's market demand for the L-VIS System, if any, management's determination as to how to satisfy any such demand, progress of the Company's research and development activities, technological changes, changing competitive conditions, and general economic conditions. The allocations of the uses of the net proceeds of the Offering are subject to reapportionment among the purposes listed above, and to other general corporate purposes, including working capital. The actual amount of the uses of proceeds cannot be predicted with any degree of certainty. See "Risk Factors--Broad Discretion as to Use of Proceeds; Repayment of Bridge Notes."

    Pending application of the net proceeds as described above, the Company intends to invest the net proceeds in short-term, interest-bearing, investment grade debt securities, money market accounts, certificates of deposit, or direct or guaranteed obligations of the United States government.

                                DIVIDEND POLICY

    The Company has not declared or paid any dividends on the Common Stock since its inception. The Company expects that it will retain all earnings, if any, generated by its operations for the development and growth of its business and does not anticipate paying any cash dividends to its shareholders in the foreseeable future. The payment of future dividends on the Common Stock and the rate of such dividends, if any, will be determined in light of any applicable contractual restrictions limiting the Company's ability to pay dividends, the Company's earnings, financial condition, capital requirements and other factors deemed relevant by the Board of Directors. Furthermore, pursuant to its Restated Certificate of Incorporation, the Company is prohibited from paying any dividends on the Common Stock until all accumulated dividends in respect of the Series A Preferred Stock and Series B Preferred Stock have been paid. As of September 30, 1997, the accrued dividends with respect to the shares of Series A Preferred Stock and Series B Preferred Stock totaled $85,562 and $94,600, respectively.

    The Company is required to redeem the Series A Preferred Stock on a pro rata basis, at a price of $4.50 per share plus all accrued but unpaid dividends, out of 30% of the amount, if any, by which the Company's annual net income after taxes in any year exceeds $5 million, as shown on its audited financial statements. Subject to the prior redemption of all of the Series A Preferred Stock, the Company is required to redeem the Series B Preferred Stock, on a pro rata basis, at a price of $5.00 per share plus all accrued but unpaid dividends out of 20% of the amount, if any, by which the Company's annual net income after taxes in any year exceeds $5 million, as shown on its audited financial statements. See "Description of Securities--Preferred Stock."

                                    DILUTION


    As of September 30, 1997, after giving pro forma effect to the Bridge Financing, which was completed in October 1997, the Company had a pro forma net tangible book value of approximately $(51,838) or $(0.02) per share of Common Stock. Without taking into account any other changes in the pro forma net tangible book value of the Company after September 30, 1997, other than to give effect to the sale by the Company of the 4,000,000 Shares offered hereby at an assumed initial offering price of $7.00 per Share and receipt of the net proceeds therefrom and the application of a portion of the net proceeds of the Offering to repay certain outstanding indebtedness as set forth under "Use of Proceeds," and the write-off of debt issuance costs and interest associated with the indebtedness to be repaid and the write-off of the unamortized discounts related to the estimated fair value of warrants to purchase common stock issued in connection with the Bridge Financing, the Company's pro forma net tangible book value, as adjusted at September 30, 1997, would have been approximately $23,060,662 or $3.16 per Share. See "Description of Securities" and the Notes to Financial Statements. This represents an immediate increase in the pro forma net tangible book value of $3.18 per share of Common Stock to present shareholders and an immediate dilution of $3.84 or 55% per Share to new investors. The following table illustrates this dilution (2):



Assumed initial public offering price per Share (1)..........................             $    7.00
    Pro forma net tangible book value (deficit) per Share at September 30,
    1997 (3).................................................................  $   (0.02)
    Increase per Share attributable to new investors.........................       3.18
                                                                               ---------
Pro forma net tangible book value per Share after the Offering...............                  3.16
                                                                                          ---------
Dilution per Share to new investors..........................................             $    3.84
                                                                                          ---------
                                                                                          ---------


------------------------

(1) Represents the assumed initial public offering price per Share, before deducting underwriting discounts and offering expenses payable by the Company.


(2) The figures set forth in the table and the paragraph above do not take into account the Over-Allotment Option. Assuming all of the shares underlying the Over-Allotment Option are included in the Offering, the Pro-forma net tangible book value per share would be $3.41 per share and thus the dilution to new investors would be $3.59 per share or 51%.


(3) As of September 30, 1997, the Company's actual net tangible book value (deficit) was ($1,701,838) or ($0.51) per share.

    The following table summarizes, immediately prior to the Offering, the differences between existing shareholders and investors in the Offering with respect to the number and percentage of shares of Common Stock purchased from the Company, the amount and percentage of cash consideration paid, and the average price per share of Common Stock, before deduction of offering expenses and underwriting discounts:

                                                     SHARES OWNED              CONSIDERATION
                                                -----------------------  --------------------------   AVERAGE PRICE
                                                  NUMBER    PERCENTAGE      AMOUNT      PERCENTAGE      PER SHARE
                                                ----------  -----------  -------------  -----------  ---------------
Existing shareholders.........................   3,308,472        45.3%  $  20,452,787        42.2%     $    6.18
New Investors.................................   4,000,000        54.7%     28,000,000        57.8%     $    7.00
                                                ----------       -----   -------------       -----
    Total.....................................   7,308,472       100.0%  $  48,452,787       100.0%
                                                ----------       -----   -------------       -----
                                                ----------       -----   -------------       -----

    The foregoing table does not include (i) 300,000 shares of Common Stock issuable upon exercise of the Bridge Warrants; (ii) 400,000 shares of Common Stock issuable upon exercise of the Representatives' Warrants; (iii) 777,130 shares issuable upon the exercise of other outstanding warrants to purchase shares of Common Stock; (iv) 1,560,000 shares of Common Stock reserved for issuance upon exercise of options granted to executive officers, employees and consultants under the Stock Option Plan, including 1,210,724 shares of Common Stock issuable upon exercise of options outstanding as of the date of this Prospectus; and (v) 600,000 shares issuable upon exercise of the Over-Allotment Option. The exercise of any such options and warrants will have a dilutive effect upon investors in the Offering. See "Management--Stock Option Plan," "Certain Transactions," "Description of Securities" and Notes to Financial Statements.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company (i) as of September 30, 1997; (ii) as of September 30, 1997, on a pro forma basis, to reflect the Bridge Financing, which was completed in October 1997; and (iii) as of September 30, 1997, on a pro forma, as adjusted basis, to reflect (a) the sale by the Company of the 4,000,000 shares of Common Stock offered hereby at an assumed initial public offering price of $7.00 per share and the receipt of the net proceeds therefrom; and (b) the application of a portion of the net proceeds of the Offering to repay certain outstanding indebtedness, as set forth under "Use of Proceeds," and the write-off of the debt issuance costs and interest associated with the indebtedness to be repaid and the write-off of the unamortized discounts related to the estimated fair value of the Bridge Warrants. See "Use of Proceeds," "Certain Transactions," "Description of Securities" and Notes to Financial Statements. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and the notes thereto appearing elsewhere in this Prospectus.


                                                                                               SEPTEMBER 30, 1997
                                                                                  ---------------------------------------------
                                                                                                                    PRO-FORMA
                                                                                     ACTUAL        PRO FORMA       AS ADJUSTED
                                                                                    9/30/97          (1)(3)           (2)(3)
                                                                                  ------------    ------------     ------------
Long term debt..................................................................  $          0    $         0      $          0
                                                                                  ------------    ------------     ------------
Redeemable preferred stock:
  Series A Redeemable Preferred Stock; $4.50 par value, 167,000 shares authorized;
  67,600 shares issued and outstanding..........................................       389,762        389,762           389,762
  Series B Redeemable Preferred Stock, $5.00 par value, 93,300 shares authorized;
  86,041 shares issued and outstanding..........................................       524,805        524,805           524,805
                                                                                  ------------    ------------     ------------
Total redeemable preferred stock................................................       914,567        914,567           914,567

Shareholders' (deficit)/equity
  Common Stock, no par value; $.005 stated value; 40,000,000 shares authorized;
  3,308,472 shares issued and outstanding 7,308,472 shares issued and outstanding, pro forma,
  as adjusted (3)...............................................................        16,542         16,542            36,542
Additional paid-in capital......................................................    21,197,302     22,847,302        47,962,302
Less: Related party note receivable.............................................      (839,263)      (839,263)         (839,263)
     Stock subscription receivable..............................................        (6,945)        (6,945)           (6,945)
     Deferred costs associated with planned initial public offering.............      (192,289)      (192,289)         (192,289)
Deficit accumulated during the development stage................................   (21,478,916)   (21,478,916)      (23,501,416)
                                                                                  ------------    ------------     ------------
Total shareholders' (deficit)/equity............................................    (1,303,569)       346,431        23,458,931
                                                                                  ------------    ------------     ------------
  Total capitalization..........................................................  $   (389,002)   $ 1,260,998      $ 24,373,498
                                                                                  ------------    ------------     ------------
                                                                                  ------------    ------------     ------------


------------------------

(1) Pro forma gives effect to the Bridge Financing, which was completed in October 1997. Under the Bridge Financing, the Company issued 30 units, each unit consisting of one Bridge Note in the principal amount of $100,000 and bearing interest at 10%, and Bridge Warrants to 10,000 shares of Common Stock at an exercise price of $.01 per share. The promissory notes are due and payable upon consummation of the Offering, and, accordingly, have been recorded as short term debt on a pro-forma basis, as the note has a term of the shorter of 12 months or the close of the Offering. Additionally, $1,650,000 of the Bridge Financing was recorded as additional paid in capital to reflect the estimated fair market value of warrants issued in the transaction. See "Description of Securities--Warrants" and "--Debt Securities."

(2) Pro forma, as adjusted, gives effect to (i) the sale by the Company of the 4,000,000 shares of Common Stock offered hereby at an assumed initial public offering price of $7.00 per share and the receipt of the net proceeds therefrom; and (ii) the application of a portion of the net proceeds of the Offering to repay certain outstanding indebtedness (including the Bridge
    Note), as set forth under "Use of Proceeds," and the write-off of the debt issuance costs and interest associated with the indebtedness to be repaid.


(3) Does not include (i) 300,000 shares of Common Stock issuable upon exercise of the Bridge Warrants; (ii) 400,000 shares of Common Stock issuable upon exercise of the Representatives' Warrants; (iii) 777,130 shares of Common Stock issuable upon exercise of other outstanding warrants to purchase shares of Common Stock; (iv) 1,560,000 shares of Common Stock issuable upon exercise of options granted under the Stock Option Plan as of September 30, 1997, including 1,210,724 shares of Common Stock issuable upon exercise of options outstanding as of September 30, 1997; and (v) 600,000 shares of Common Stock issuable upon exercise of the Over-Allotment Option. See "Management-- Stock Option Plan" and "Description of Securities."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S AUDITED FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    Since its inception in 1990, the Company has devoted substantially all of its resources to the development of the L-VIS System, an electronic video insertion system that was designed to modify broadcasts to television viewers by inserting electronic video images, primarily advertisements. As of September 1997, the L-VIS System had been used to insert advertising images into more than 300 live television broadcasts of baseball games, soccer matches, football games and tennis matches, including (i) the 1997 NFL pre-season games of the Baltimore Ravens, Pittsburgh Steelers, San Diego Chargers, San Francisco 49ers, Minnesota Vikings and Washington Redskins, (ii) several college football regular season and bowl games, and (iii) the 1997 MLB home games of the San Francisco Giants and the San Diego Padres. In addition, the Company has entered into a joint venture for use of the L-VIS System in Mexico, Latin America and the Spanish-speaking Caribbean and has signed a letter of intent for use of the L-VIS System in the Benelux countries.

    The Company has incurred substantial operating losses since its inception. As of September 30, 1997, the Company had an accumulated deficit of approximately $21,500,000 and expects to incur substantial additional losses for the foreseeable future. This deficit is the result of research and development expenses incurred in the development and commercialization of the L-VIS System, expenses related to field testing of the L-VIS System and its deployment pursuant to customer contracts, operating expenses relating to manufacturing, sales and marketing activities of the Company, and general administrative costs.

    The Company intends to devote substantial resources to enhance the L-VIS System and develop additional software applications. In order to increase its revenue generating user base, the Company has planned a substantial increase in its sales and marketing staff. The sales and marketing staff is responsible not only for agreements with teams, leagues and broadcasters, but also for promoting the L-VIS System to advertisers in order to create market pull. While any purchase of advertising will be done through the rights holder or the broadcaster, the Company intends to create advertiser interest and demand by promoting the L-VIS System directly to potential advertisers. Therefore, the Company expects to incur substantial additional losses and to experience substantial negative cash flow from operating activities through at least the next 12 months or until such later time as it achieves revenues sufficient to finance its ongoing capital expenditures and operating expenses. The Company's ability to produce positive cash flow will be determined by numerous factors, including its ability to reach agreements with, and retain, customers for use of the L-VIS System, as well as various factors outside of its control. See "Risk Factors."

    The Company expects to generate revenue from ads sold by rights holders that use the L-VIS System. These revenues are expected to be shared with the rights holders. Accordingly, in order to generate revenues from the use of the L-VIS System, the Company will need to enter into agreements with rights holders. The agreements can take various forms, although the agreements to date in the United States have been revenue sharing agreements under which the Company received a percentage of the fee paid by the advertisers. The Company realizes revenue when the advertisement runs over the air. Due to the seasonal nature of the sporting events themselves, the Company's revenue will fluctuate seasonally. However, this seasonality may be moderated by the multi-sport capabilities of the L-VIS System and its use in non-sporting events.

    In addition to the revenue arising from advertising, a second revenue source is the strategic licensing of the L-VIS System to third parties. These licenses may be territorial, such as the Company's agreement with Publicidad Virtual, S.A. de C.V. ("Publicidad"), the joint venture formed by the Company and Presencia to market the L-VIS System in Mexico, Central and South America and the Spanish-speaking

Caribbean, or they may cover individual major broadcast events, such as the Rose Bowl. In the case of a territorial license, the licensee is responsible for generating business within the territory and the Company will share in the business through one or more means including royalties, license fees, and/or equity participation in the licensee. In the case of individual events, the Company may receive a flat fee or a fee based on revenues generated by the licensee, depending on the nature of the license.

    The Company has not generated any significant revenue with the exception of a $2,000,000 license fee paid for an L-VIS System license. The Company recognized $1,000,000 of this fee as revenue during the fiscal year ended June 30, 1996 ("Fiscal 1996"). The remaining $1,000,000 will be recognized into income over a 10-year period which commenced on July 1, 1996. See Note 5 to Notes to Financial Statements.

RESULTS OF OPERATIONS

    COMPARISON OF FISCAL YEAR ENDED JUNE 30, 1997 AND FISCAL YEAR ENDED JUNE 30,
     1996

    REVENUES. Revenues include receipts from advertising use of the L-VIS System as well as from license fees for use of the L-VIS System outside of the United States. Total revenue decreased 79% to $211,634 for the fiscal year ended June 30, 1997 ("Fiscal 1997") from $1,009,600 in Fiscal 1996. Of this total, advertising revenue increased 745% to $81,108 in Fiscal 1997 from $9,600 in Fiscal 1996, and license fees decreased 87% to $130,526 in Fiscal 1997 from $1,000,000 in Fiscal 1996, as a result of the recognition of a non-recurring $1,000,000 license fee in Fiscal 1996.

    L-VIS SYSTEM COSTS. L-VIS System costs include the costs associated with the material production, depreciation and operational support of the L-VIS Units, including training costs for operators. L-VIS System costs increased 34% to $1,274,890 in Fiscal 1997 from $949,804 in Fiscal 1996, due to increased production of L-VIS Units for U.S. customers and foreign licensees and the fact that the Company began, for the first time, to train outside operators to run the L-VIS System.

    RESEARCH AND DEVELOPMENT. Research and development expenses include the costs associated with all personnel, materials and contract personnel engaged in research and development activities to increase the capabilities of the L-VIS System hardware platforms, including platforms for overseas use, and to create and improve software programs for individual sports. Research and development expenses increased 7% to $1,722,598 in Fiscal 1997 from $1,604,455 in Fiscal 1996 as a result of the Company's ongoing enhancement of the L-VIS System.

    The Company's research and development staff is working to reduce its reliance on outside suppliers by creating custom-designed circuit boards for the second generation L-VIS Units that will replace and improve upon the functions now performed by standard video processors that the Company purchases. The Company expects to continue to incur substantial research and development expenses as it further enhances the L-VIS System. The Company's research and development program also includes the preparation of software to enable use of the L-VIS System with additional sports and other events.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses include selling and marketing expenses, including salaries of sales and marketing personnel, their travel expenses, advertising and expenses associated with customer support, and general and administrative expenses, including salaries of support personnel, allocated rent and office operating costs and legal and accounting fees. Selling, general and administrative expenses increased 16% to $3,028,895 in Fiscal 1997 from $2,602,928 in Fiscal 1996, primarily due to hiring additional management and marketing personnel.

    Upon completion of the Offering, the Company intends to hire additional personnel to expand its financial, marketing and sales personnel, including customer support and, to a lesser extent, administrative staff personnel to support accounting and personnel management. See "Risk Factors--Risks Associated with Expansion and Growth" and "Business--Marketing Strategy." Additionally, the Company expects general and administrative expenses to increase in future periods as it incurs additional costs related to being a public company and the expansion of its facilities, including its production facilities.

    INTEREST AND OTHER INCOME. Interest income from marketable securities decreased as expenses of the Company's operations caused cash and marketable securities to decrease 81% to $852,013 at June 30,1997 from $4,517,657 at June 30, 1996.

    NET LOSS. As a result of the foregoing factors, the Company's net loss increased 47% to $5,730,661 in Fiscal 1997 from $3,910,524 in Fiscal 1996.

    COMPARISON OF THREE MONTHS ENDED SEPTEMBER 30, 1997 AND THREE MONTHS ENDED
     SEPTEMBER 30, 1996

    REVENUES. Total revenue increased to $132,803 for the three months ended September 30, 1997 from $54,198 for the three months ended September 30, 1996. Advertising revenue increased from $29,198 to $75,177 as a result of increased usage of the L-VIS System during the baseball season, specifically by the San Francisco Giants and by the San Diego Padres for the first time. In addition, the L-VIS System was used during preseason NFL games, where it generated revenue for the first time. License revenue increased 131% to $57,626 for the three months ended September 30, 1997 from $25,000 for the three months ended September 30, 1996 as a result of additional L-VIS systems being sub-licensed.

    L-VIS SYSTEM COSTS. L-VIS system costs increased 118% to $416,732 in the quarter ended September 30, 1997 from $190,836 for the quarter ended September 30, 1996. The costs increased due to increased usage of the L-VIS system during the baseball season, the use of outside operators to run the L-VIS systems and expenses related to the NFL preseason which were not present in 1996.

    RESEARCH AND DEVELOPMENT. Research and development expenses increased 28% to $445,994 for the three months ended September 30, 1997 from $349,161 for the three months ended September 30, 1996 as a result of an increase in software development personnel working on the development of a new integrated system and other ongoing research and development projects.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased 66% to $1,223,811 for the three months ended September 30, 1997 from $738,130 for the three months ended September 30, 1996. This increase was a result of several factors, including: the hiring of outside marketing consultants to market the L-VIS System to various NFL teams and to explore potential expansion in certain European markets; non cash compensation charges incurred related to the issuance of nonrecourse notes to certain officers used for the purchase of stock; and the addition of several marketing and administrative personnel in order to staff the New York office, which opened in July 1997.

    INTEREST AND OTHER INCOME. Interest income from marketable securities decreased 55% to $16,372 for the three months ended September 30, 1997 from $36,527 for the three months ended September 30, 1996, as operational expenses caused a decrease in cash available for investment.

    NET LOSS. As a result of the foregoing factors, the Company's net loss increased 63% to $1,937,362 for the three months ended September 30, 1997 from $1,187,402 for the three months ended September 30, 1996.

LIQUIDITY AND CAPITAL RESOURCES


    The Company has incurred significant operating losses and negative cash flows in each year since it commenced operations, due primarily to start-up costs, the costs of developing the L-VIS System and the cost of building L-VIS Units. As a result of operating losses, net cash used in operating activities amounted to $4,095,264 and $3,652,972 in Fiscal 1997 and Fiscal 1996 and $1,605,205 and $877,833 for the three month periods ended September 30, 1997 and 1996, respectively. Net cash provided by/(used in) investing activities totaled $2,313,612 and $(1,915,353) in Fiscal 1997 and Fiscal 1996 and $(244,243) and
$2,430,363
for the three month periods ended September 30, 1997 and 1996, respectively. Proceeds from the maturity of the Company's investments provided cash of $3,000,000 and $2,200,000 in Fiscal 1997 and Fiscal 1996 and $0 and $3,000,000
in the three month periods ended September 30, 1997 and 1996, respectively. In Fiscal 1997, the Company invested $75,535 in marketable securities as compared to $3,027,826 in Fiscal 1996. This decrease in investments can be attributed to the decline in the Company's cash balance from Fiscal 1996 to Fiscal 1997, resulting in the Company having less cash available to invest. The Company has historically financed its cash requirements for operations primarily through private sales of equity and debt securities. Net cash proceeds from the sale of equity securities was $1,050,636 and $5,657,695 in Fiscal 1997 and Fiscal 1996 and $1,304,722 and $30,000 for the three month periods ended September 30, 1997 and 1996, respectively. The decrease from fiscal 1996 to fiscal 1997 is due directly to the decrease in the amount of private sales of stock and warrants. The increase for the three months ended September 30, 1997 as compared to the three months ended September 30, 1996 is due primarily to the receipt of stock subscriptions from the May 1997 Rights Offering. At June 30, 1997 and September 30, 1997, the Company had a working capital deficit of approximately $855,605 and $1,266,043, respectively. During the period from June 30, 1997 through the date of this Prospectus, cash proceeds from the private sale of Common Stock was approximately $1,300,000, primarily from the receipt of stock subscriptions receivable as of June 30, 1997. In October 1997, the Company closed on the Bridge Financing, pursuant to which the Company issued Bridge Notes in the aggregate principal amount of $3,000,000 and Bridge Warrants to purchase 300,000 shares of Common Stock for an exercise price of $0.01 per share. The gross proceeds realized by the Company in connection with the Bridge Financing were $3,000,000. See "Description of Securities-- Debt Securities" and the footnotes to the Capitalization table.


    Since inception, the Company has financed its operations from: (i) the net proceeds of approximately $19,700,000 from private placements of Common Stock, warrants and redeemable preferred stock, (ii) the payment of a $2,000,000 licensing fee by Presencia in consideration of the license granted by the Company to Publicidad and (iii) the proceeds of the Bridge Financing which closed in October 1997.


    The Company currently expects to continue to incur significant capital expenditures to expand its operations, the amount of such expenditures being dependent in part on the number of arrangements entered into with rights holders for the use of the L-VIS System and the pace of technological advancements. Following the consummation of the Offering, the Company plans to undertake a significant expansion of its marketing efforts. Furthermore, the Company has recently reached an agreement with Gerencia de Medios ("GDM"), a former licensee of the L-VIS System, concerning a refund to GDM of $365,000 GDM previously paid in connection with its license and the return of equipment by GDM. See Note 11 to Notes to Financial Statements and "Risk Factors--Patents and Protection of Proprietary Technology." Depending on the level of revenues generated, the Company may be required to raise substantial additional capital to fund the Company's liquidity needs through issuances of debt or equity by the Company (either through public offerings, investments by existing stockholders or investments by third parties). See "Risk Factors."

    The Company expects to invest the proceeds of the Offering in short-term, interest-bearing investment grade securities until such funds are applied to the capital investments and operating needs of the Company as well as the repayment of existing obligations. See "Use of Proceeds."

    The report of the independent accountants contains an explanatory paragraph with respect to the Company's ability to continue as a going concern. See "Financial Statements". The Company has suffered recurring losses from operations and has an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. The Company also has significant liquidity requirements to fund the continuation of operations. The Company has required substantial funding through debt and equity financings since its inception to complete its development plans and commence full scale operations. The Company's management has historically been successful in obtaining outside financing to meet obligations and fund working capital requirements as they come due. Recently, the Company's Board of Directors approved the filing of the registration statement of which this Prospectus is a part. The anticipated proceeds from this Offering would be used for L-VIS System manufacturing and deployment, research and development, repayment of debt, capital expenditures, sales and marketing, and working capital and general corporate purposes. See "Use of Proceeds." If the Offering is consummated on the currently expected time schedule and generates the anticipated proceeds, or if the Company is successful in completing comparable fund raising activities on a similar time schedule, the Company believes that it will continue as a going concern. Should the Offering not be successfully completed, the Company would pursue other debt and equity financing alternatives. The Company also intends to continue its marketing efforts aimed at generating revenues. However, there can be no assurance that the Company will be successful in its attempt to consummate the aforementioned plans. Further, there can be no assurance, assuming the Company successfully raises additional funds, that the Company will achieve profitability or positive cash flow.

    The Company believes that the net proceeds from the Offering, together with its existing resources, will be sufficient to meet its capital needs for approximately the next 18 months, although there can be no assurance that the Company will not require additional funds sooner. The Company's actual working capital requirements will depend on numerous factors, including the progress of the Company's research and development programs, the Company's (and its marketing partners', if any) ability to attract customers to use the L-VIS System, the level of resources the Company is able to allocate to the development of greater marketing and sales capabilities, technological advances and the status of competitors. The Company may require substantial funds in addition to the proceeds of this Offering to market the L-VIS System and otherwise to meet its business objectives. The Company has no commitments to obtain any additional funds, and there can be no assurance that such funds will be available on commercially reasonable terms, or at all.

    As of September 30, 1997, the Company had net operating loss carryforwards for federal income tax purposes of approximately $7,800,000, which expire in the years 2006 through 2012. The available net operating losses are based on the assumption that the Company has gone through a change in ownership pursuant to Internal Revenue Code ("IRC") Section 382 during the fiscal year ended June 30, 1997 as a result of the May 1997 Rights Offering. Under IRC Section 382, the amount of the net operating loss carryforwards that are available to offset taxable income in any particular year is severely limited.

    Although the Company has determined its net operating losses as if it had undergone a change of ownership pursuant to IRC Section 382, the Company has not yet finalized the analysis to make an actual determination of whether such a change has occurred. Therefore, if such a change has not occurred during the Fiscal 1997, the amount of net operating loss carryforwards available in total and on an annual basis may be increased.

EFFECT OF INFLATION

    Domestic inflation has not had a significant impact on the Company's sales or operating results. However, inflation may have an impact upon business in a number of international markets.

                                    BUSINESS

GENERAL

    Princeton Video Image, Inc. ("PVI" or the "Company") developed and is marketing a real-time video insertion system that, through patented pattern recognition technology, places computer-generated electronic advertising images into live television broadcasts of sporting and other events. These electronic images range from simple corporate names or logos to sophisticated multi-media 3-D animated productions. During the broadcast of a sporting event, for example, these images can be placed to appear to be physically located in various high visibility locations in a stadium or even on a playing field. The Company believes that its Live Video Insertion System (the "L-VIS System"), which is an integrated hardware and software system, transcends limitations of traditional television broadcast advertising mechanisms and can expand the television broadcast advertising paradigm by placing images into live, as well as pre-recorded, television broadcasts.

    PVI believes that the L-VIS System can substantially benefit (i) advertisers, through the placement of their ads in new, high visibility locations and the ability to "narrow cast" by region and brand; (ii) broadcasters, through a new revenue stream from additional inventory of advertising space; and (iii) teams and leagues, through increased revenue streams and greater flexibility and control over in-stadium advertising. As of September 1997, the L-VIS System had been used to insert advertising images into more than 300 live television broadcasts of baseball games, soccer matches, football games and tennis matches. Advertisers who have run ads using the L-VIS System include: The Coca-Cola Company, Gateway 2000, Inc., GTE Corporation, Staples, Inc., Toyota Motor Corporation, Kellogg Company, Southwest Airlines Co., National Car Rental Systems, PepsiCo, Inc., Nissan Motor Company, Ltd., and Pacific Bell.

    The Company's objective is to become the leading provider of electronic advertising to the sports television advertising market worldwide. The key elements of the Company's strategy include (i) developing relationships with rights owners such as the National Football League ("NFL"), National Basketball Association ("NBA"), Major League Baseball ("MLB"), FIFA (soccer's international governing body) and specific teams and or other sports governing bodies; (ii) developing relationships with national network broadcasters such as NBC, CBS, ABC, ESPN, and FOX; (iii) working with high-profile advertisers to assist them in understanding and capitalizing on the use of the L-VIS System; and (iv) developing L-VIS System software for additional sporting and other events.

OVERVIEW OF THE TELEVISION ADVERTISING AND SPONSORSHIP MARKET

    Sports advertising and sponsorship is a significant market both inside and outside the United States. Advertisers in the United States spent an aggregate of approximately $8.7 billion to purchase television advertising and sponsorship rights with respect to sporting events in 1996, according to information from the following industry sources. The 1996 network and cable television sports advertising markets in the United States were reported by Paul Kagan Associates, Inc. ("Kagan Associates") to be approximately $3.7 billion and $1.1 billion, respectively. The December 1995 IEG Sponsorship Report, a sports newsletter published biweekly by the International Event Group, projected that $3.9 billion would be spent to sponsor specific teams, stadium locations and sporting events in 1996. The Company estimates that approximately $9 billion was spent on various forms of television sports advertising and sponsorship outside the United States.

    The cost of a television commercial spot is normally a function of the nature and size of the expected audience of the event to be broadcast. A spot in a national broadcast of a major sporting event, such as the Super Bowl or a World Series game, sells for a price many times that of a spot in a regular season game broadcasted only locally or regionally. For example, the costs of a 30-second spot in the broadcast of a local 1997 regular season San Francisco Giants baseball game, a 1997 nationally broadcast Monday night NFL football game and the 1997 Super Bowl are approximately $5,000, $350,000 and $1,200,000, respectively. Television broadcasters (including national television and cable networks, regional cable networks, and local television and cable operators) purchase television broadcast rights to sporting events from the holders of those rights, which include individual teams as well as various leagues, federations, associations and other organizations representing both professional and amateur sports. Rights to specific games or events may be held by teams, leagues, associations, or any combination thereof, depending on the arrangements under which each sport is organized.

    The Company believes that, with the advent of cable and satellite television, the resulting increase in broadcasting channels, and the ease with which viewers can change or "surf" among these channels, the effectiveness of the traditional 30-second advertising spot may diminish. The Company further believes that the growth of sports sponsorship is largely driven by the desire on the part of advertisers to be "in the game" by having their brands and products visible during the broadcast of televised live events. The development of video insertion technology has created a new method of advertising in which the electronically inserted brand or message can appear, to the television viewer, to be a part of the stadium where the event is taking place. The L-VIS System can increase the signage capacity of the stadium or venue from the television viewer's perspective. By exposing the television viewer to the brand or message during the event, the advertiser is "in the game" and can be more confident that its message will actually be seen by the viewer, as the advertisement can be placed strategically to appear on the television screen where traditional signage may not be practical or available.

    Sponsorship generally entails associating the sponsor's name with the event or stadium as well as "signage rights," i.e., the prominent display of the sponsor's name and products in specified locations in the stadium or broadcast. Sponsors purchase sponsorship rights from the holders of those rights. Like broadcast rights, the ownership of sponsorship rights depends on the specific sport and the event or location. In some cases, the owner of the venue at which an event is staged holds the sponsorship rights to the event. In other cases, the team owner may own the sponsorship rights, including signage. Advertisers or their representatives negotiate sponsorship arrangements directly with sponsorship rights holders and not with broadcasters. Since broadcasters historically have not shared in sponsorship revenue, they traditionally have not assisted sponsorship programs and, in many cases, try to avoid broadcasting images of in-stadium signs and other promotions.

ADVANTAGES OF THE L-VIS SYSTEM

    The development of video insertion technology has created a new method of advertising in which the electronically inserted brand or message can appear to the television viewer to be a part of the stadium where the event is taking place. By exposing the television viewer to the brand or message during the event, the advertiser is "in the game" and can be more confident that its message will actually be seen by viewers.

    The Company believes that the L-VIS System can be used to provide additional revenue to advertising rights holders and broadcasters and provide substantial advantages when compared to traditional 30-second advertising spots and other forms of advertising because the L-VIS System:

    - ALLOWS FOR "IN THE GAME" ADVERTISING. The L-VIS System allows an advertiser to be "in the game" by having their brands and products visible during the broadcast of televised live events;

    - REDUCES THE EFFECT OF CHANNEL SURFING AND VIEWER MUTING. Because the L-VIS System allows for "in the game" advertising, the negative effect of "channel surfing," which often occurs during traditional 30-second advertising spots, may be reduced. Similarly, an image inserted using the L-VIS System is unaffected by viewer muting;

    - ALLOWS PLACEMENT OF ADVERTISING IN HIGH VISIBILITY LOCATIONS. The L-VIS System allows for the insertion of images without affecting the actual playing surface or other areas where advertising is inserted;

    - CREATES NEW INVENTORY FOR ADVERTISING RIGHTS HOLDERS. The L-VIS Systems allows for new advertising by providing for the insertion of images in locations that are unavailable for conventional billboards, such as the space in the vicinity of football goal posts;

    - ALLOWS "NARROW CASTING" OF SPECIFIC ADVERTISING TO SPECIFIC GEOGRAPHICAL REGIONS. The L-VIS System also allows for "narrow casting" specific advertising to specific geographical regions. Thus, where desired, a rights holder can sell the same advertising space to different advertisers in different markets; for instance, the New York broadcast of a San Francisco Giants-New York Mets MLB game can include a different inserted advertisement than the San Francisco broadcast;

    - PROVIDES FOR ANIMATION AND AUDIO-VIDEO ADVERTISING. The L-VIS System may be used, when appropriate, to insert animation and audio-video advertising within the program to enhance the impact of the advertising;

    - ALLOWS BRANDING OF AN EVENT. Insertions made during a live broadcast will be captured, or branded, on recordings of the event and may then be shown around the world in re-broadcasts and highlight films of the event. An advertiser will benefit from every re-broadcast, such as re-broadcasts which occur during the sports segment of most news programs; and

    - PROVIDES ADVERTISING INTO OTHERWISE ADVERTISING-FREE ENVIRONMENTS. The Company's technology can be used to insert advertising into otherwise advertising-free environments, e.g., pay-per-view sports events. To date, the L-VIS System has not been used for such purpose, and there can be no assurance that it will ever be so used.

THE L-VIS SYSTEM TECHNOLOGY

    The L-VIS System, which achieved technological feasibility in January 1995, is a system of proprietary hardware and software which has been designed by the Company to insert electronic images into live televised sports broadcast. The inserted images may be two or three dimensional, static or animated, opaque or semi-transparent and may be placed so that the inserted images appear to exist on the playing field or in the stadium or venue where the game or event is being played. If a player or other object moves in front of an image that is inserted on a wall or a playing field, the L-VIS System is programmed so that the passing object occludes that portion of the inserted image. The L-VIS System can also be used to insert a free standing image so that the image will occlude a player or other object which "passes behind" it.

    The Company's L-VIS System is based upon state of the art, patented pattern recognition technology. The Company believes that the L-VIS System is the only video insertion technology that can reliably insert stable broadcast quality images in outdoor live sporting events and provide for practical occlusion in stadium environments. The L-VIS System may also be located anywhere in the television distribution chain, including the stadium where a broadcast typically originates, the television studio to which a broadcast is relayed and the microwave links or satellite ground stations where the broadcast is relayed for distribution to the viewing public. It is the Company's belief that all of these attributes are necessary for commercial success.

    The L-VIS System and its operator may be located at the site of the event, at the network studios of the broadcaster or at an individual station or cable system head-end carrying the broadcast. Before the broadcast, the advertising images to be inserted are prepared, the operator identifies the location in the broadcast scene where the images will be inserted, and then "trains" the L-VIS System to recognize such broadcast scene. The L-VIS System is designed to recognize the broadcast scene in real time during the broadcast and to insert the image as instructed each time the broadcast scene containing the insert location appears. The operator controls which image is selected and when it will be inserted.

    The Company has designed software that allows for the live use of the L-VIS System in football, baseball, soccer and tennis broadcasts. In football, the L-VIS System software has been designed to insert images in the vicinity of the goal posts. In baseball, the Company's software allows images to be inserted on the wall behind home plate, the outfield wall or the area above the outfield wall. To the television viewer, an advertisement inserted with the L-VIS System on the wall behind home plate or the outfield wall appears to be part of the original scene, in proper perspective and fixed in the scene as the camera pans, tilts and zooms, and as players move in front of the image. Furthermore, because the inserted image is not present at the actual site of the baseball game, any distraction caused to the players by other advertising such as scrolling billboards will not be present. In soccer, the L-VIS System allows for the insertion of an image within the field's center circle. See "Risk Factors--Technical Uncertainties."

STRATEGY

    The Company's objective is to become the leading provider of electronic advertising to the sports television advertising market worldwide. The key elements of the Company's strategy include:

    - DEVELOPING RELATIONSHIPS WITH RIGHTS OWNERS. The Company intends to develop relationships with rights owners such as the NFL, MLB, NBA, FIFA, and specific teams and or other sports governing bodies;

    - DEVELOPING RELATIONSHIPS WITH BROADCASTERS. The Company is currently in discussions with several broadcasters and intends to develop relationships with national network broadcasters such as NBC, CBS, ABC, ESPN and FOX;

    - WORKING WITH HIGH-PROFILE ADVERTISERS. To promote acceptance of the L-VIS System, the Company has actively discussed the L-VIS System's benefits and unique uses with a limited number of high-profile sporting event advertisers and plans to expand this effort significantly; and

    - ENHANCING AND DEVELOPING ADDITIONAL L-VIS SYSTEM SOFTWARE. In addition to enhancing existing software for use of the L-VIS System during football games, baseball games, soccer and tennis matches, the Company is developing, or intends to develop, software to permit use of the L-VIS System during the broadcast of additional sports and other events, including basketball games, motor sports and golf.

OWNERSHIP OF VIDEO INSERTION RIGHTS IN THE NFL, COLLEGE FOOTBALL AND MLB

    In the NFL, all television, video insertion and national sponsorship rights are controlled by the league for all regular season games, the playoffs, the Super Bowl and the Pro-Bowl. Such rights are controlled by individual NFL teams with respect to all pre-season games. In 1996, the NFL was under contract with ABC, NBC, FOX, TNT and ESPN for the rights to broadcast various NFL football games. Kagan Associates estimated that NBC generated approximately $392 million through the sale of television advertisements with respect to its broadcast of regular season AFC games, playoff games and the 1996 Super Bowl, and that ABC and FOX generated approximately $363 million and $409 million, respectively, in revenues from the sale of advertising relating to their 1996 regular season and post-season NFL broadcast rights. Following the end of the 1997 NFL season, the existing contracts between the NFL and ABC, NBC, FOX, TNT and ESPN, respectively, will expire. Interested broadcasters will be required to enter into a bidding process with the NFL for the right to broadcast games following the 1997 season.

    In college football, the television advertising, sponsorship and video insertion rights to regular season games are held by various college football conferences. The rights to the various college bowl games are owned by bowl committees which are often non-profit corporations established to host a bowl game. Both the conferences and the committees, like other rights holders, contract with broadcasters for the national or local broadcast of their games. Kagan Associates estimated that in 1996, ABC, NBC and CBS generated approximately $124 million, $16 million and $88 million, respectively, in advertising revenues relating to their regular season and college bowl game broadcast rights.

    MLB holds all television, sponsorship and video insertion advertising rights with respect to regular season nationally broadcast games, the All Star Game, playoff games, the World Series and the international distribution of regular season games. Kagan Associates estimated that the advertising revenues received by the four major over-the-air broadcast networks with respect to MLB totaled approximately $223 million in 1993, $37 million in 1994 (a strike shortened season), $150 million in 1995 and $303 million in 1996. Generally, the local television rights, video insertion and sponsorship rights to regular season baseball games are held individually by each of the 30 MLB teams. Typically, each team sells to over-the-air and cable broadcasters the broadcast and television advertising rights to individual games or packages of multiple games for a fixed fee and solicits potential sponsors using a media sales group. The broadcasters earn revenues through the sale of 30-second spots to local and national advertisers.

SALES AND MARKETING

    The Company expects to generate revenues from the sharing of advertising revenue among the Company, rights holders and broadcasters and, in certain circumstances, through the licensing of the Company's technology. As discussed above, the right to insert electronic images for advertising purposes into a live broadcast, and hence the right to sell advertising using the L-VIS System, is held by different groups depending, in most cases, on the sport involved and the status of the game, i.e., pre-season, regular season or post-season, and whether the game is to be broadcast internationally, nationally or locally. These rights may be sold for specific games and/or entire seasons to another party, most notably a broadcaster who pays the rights holder an up-front fee for such rights. In each case, the Company must negotiate for the use of the L-VIS System with the rights holder or holders, typically in exchange for a percentage of the advertising revenue generated using the L-VIS System. Because the L-VIS System uses the live feed from the broadcaster to insert its electronic images, such broadcaster must also approve the use of the L-VIS System. Accordingly, arrangements with several parties including the rights holder and the broadcaster must be established. See "Risk Factors--Copyright Uncertainties." The Company has been successful in establishing such relationships with respect to various major sporting events. As of August 1997, the L-VIS System has been used to broadcast, among other events, (i) the 1997 NFL pre-season games of the Baltimore Ravens, Pittsburgh Steelers, San Diego Chargers, San Francisco 49ers, Minnesota Vikings and Washington Redskins, (ii) several college bowl games and regular season football games, and (iii) the 1997 MLB home games of the San Francisco Giants and the San Diego Padres. PVI is currently in discussion with several major broadcasters, including ABC, NBC and ESPN regarding the use of the L-VIS System with respect to several high-profile sporting events. There can be no assurance, however, that the Company will be successful in establishing or maintaining a relationship with any party.

    The ultimate customers of the Company's L-VIS System are expected to be sports advertisers and sponsors. Revenues are expected to flow from the advertisers and sponsors to the rights holders who will pay a share of those revenues to the Company. Set forth below is a simple diagram showing the anticipated general flow of services and revenues in connection with the Company's intended use of the L-VIS System. The diagram is intended to be illustrative; actual revenue flow may differ from that shown below.

                                     [LOGO]

[GRAPHIC: INDICATED THE FLOW OF SERVICES/TECHNOLOGY, PROMOTIONAL ACTIVITIES AND REVENUES AMONG THE COMPANY, THE RIGHTS HOLDER/BROADCASTER AND ADVERTISERS]

    Because the right to use video insertion technology and, thus, the right to sell advertising using the L-VIS System, is held, in most cases, by the sports teams or their governing leagues, the Company expects that these rights holders will be its contract partners. The Company expects to provide the L-VIS System and support services to the rights holders and to be paid by the rights holders a percentage of the advertising revenues derived from use of the L-VIS System. The Company further expects that the rights holders will enter into agreements with broadcasters to provide the services necessary for use of the L-VIS System. The Company expects that advertising space using the L-VIS System will be sold either by the rights owner or by the broadcaster, depending on the specific arrangement between such parties, and that advertising revenues will be shared among the rights owner, the broadcaster and the Company. As a result, the Company relies, and will continue to rely, upon the marketing and advertising staffs of the teams, leagues and broadcasters, which typically target the manufacturers or producers of nationally distributed products. See "Risk Factors--Dependence on Third Party Sales Forces."

    In addition to relying upon the sales forces of the broadcasters and/or the rights holders, the Company also promotes the advantages of the L-VIS System directly to major advertisers. The Company believes that promotion is important in influencing market acceptance of the L-VIS System among potential advertisers. Certain press coverage of electronic image insertion technology has raised concerns about its desirability and potential misuse. For instance, an article has described inserted advertising as subliminal and the technology has been described as tampering with the television picture in a manner which may not be ethical. A danger of overcommercialization has also been voiced. See "Risk Factors--Dependence on Market Acceptance" and "--Risks Associated with Expansion and Growth."

    The Company has initially focused its sales and marketing efforts on those sports that account for a significant amount of the United States or worldwide advertising and sponsorship expenditures. Following is an explanation of the Company's sales and marketing strategy for several of its target markets:

    FOOTBALL

    In football, the L-VIS System software has been designed to insert images in the vicinity of the goal posts either as a lead-in to commercial breaks or during field goal and extra-point attempts. The Company expects these insertions to account for substantially all of the Company's football revenue. Insertions in the vicinity of the goal posts offer rights holders the ability to sell advertising for a high visibility location where advertising was not previously located.

    During NFL pre-season games in August 1997, the Baltimore Ravens, Minnesota Vikings, Pittsburgh Steelers, San Diego Chargers, San Francisco 49ers and Washington Redskins used the L-VIS System to insert promotional material and advertising in broadcasts of their games.

    The ESPN sports network first used the L-VIS System in the broadcast of football games during the 1995 fall college football season. The most prominent uses by ESPN were in its December 1995 broadcasts of the Holiday Bowl and the Peach Bowl. ABC used the L-VIS System to insert ABC logos into its New Year's Eve 1995 broadcast of the Sugar Bowl from New Orleans. Since then, ESPN and ESPN2 have used the L-VIS System to make insertions in more than a dozen college football broadcasts. During the 1996 college football season, ESPN used the L-VIS System in approximately 80% of its Western Athletic Conference football broadcasts.

    The Company and ESPN have arranged to use the L-VIS System during several college bowl games in December 1997 and January 1998, including the Holiday Bowl, Liberty Bowl, Alamo Bowl and Peach Bowl. The Company intends to pursue additional arrangements for the use of the L-VIS System with respect to the broadcast of NFL and college football games. However, there can be no assurance that the Company will be successful in creating greater interest for use of the L-VIS System with respect to the broadcast of either NFL or college football games. See "Risk Factors--Dependence on Market Acceptance."

    BASEBALL

    The Company focused its initial marketing efforts on the local MLB market because the advertising rights in each local market are typically held by the individual teams in that market. This provides a greater number of potential customers than are available in many other sports. Because a normal baseball game is divided into 18 half-innings, static advertisements can be sold by the rightsholder using a half-inning advertising unit, which enables the rights holder to know exactly how many advertising units may be sold and what its revenues will be from the sale of such advertising. The Company has negotiated and intends to continue negotiating for the right to consent to any pricing model before its implementation.

    In 1995, the Company introduced the L-VIS System to broadcast television, inserting advertisements into broadcasts of the Trenton Thunder minor league baseball games broadcast by Comcast Cable of New Jersey. In 1996, the Company contracted with the San Francisco Giants for use of the L-VIS System for broadcasts of Giants home games on San Francisco station KTVU and SportsChannel. In addition, FOX carried one of the Giants home games on its "Game of the Week" program during which the L-VIS System was used. The Giants pay a fee to the broadcaster for use of the video feed required by the L-VIS System and to facilitate its utilization.

    Through the use of the L-VIS System by the San Francisco Giants, the Company gained access to other MLB teams. The Giants and the San Diego Padres used the L-VIS System throughout the 1997 MLB season. In order to interest more teams in the Company's technology, PVI installed a second system in San Diego for use by visiting teams in broadcasts to their home cities. The Company believes that this exposure to the L-VIS System by the visiting teams and their broadcasters will lead to increased use of the L-VIS System in 1998. However, there can be no assurance that the Company will be successful in creating greater interest for use of the L-VIS System in MLB. See "Risk Factors--Dependence on Market Acceptance."

    SOCCER

    Although revenues from soccer television advertising in the United States historically have been very small, the Company has marketed, and intends to continue marketing, the L-VIS System for use in soccer matches in Europe, Latin America and Asia, where the popularity of soccer is significantly greater than in the United States. PVI believes that use of the L-VIS system in soccer may ultimately become a significant worldwide source of revenue for the Company.

    The L-VIS System has been designed to insert an image onto the center circle of a soccer field. The Company first used the L-VIS System to insert advertising logos onto the center circle during live international broadcasts of the Parmalat Cup soccer tournament in August 1995. RTBF, the French language national broadcaster in Belgium, successfully used the L-VIS System in May 1996 to insert three dimensional images into the broadcast of the Belgian Cup. The Company also used the L-VIS System to insert logos during the December 1996 World Cup qualifying match between the Dutch and Belgian national teams and, through Publicidad, to insert advertisements in more than 100 soccer matches in Mexico.

    FIFA currently opposes the insertion of advertising on to the field of play. The L-VIS System has not been used in FIFA-sanctioned matches to insert images on the field of play while a match is in progress. Instead, the L-VIS System has been used before and after a match. The Company continues to explore ways to encourage FIFA to grant permission to use the L-VIS System in FIFA-sanctioned matches. For example, the Company has discussed using the L-VIS System to insert advertising on sideboards during FIFA-sanctioned matches. Without this permission, the Company's potential revenue from soccer will be substantially reduced. There can be no assurance that FIFA will give such permission. See "Risk Factors-- Dependence on Market Acceptance."

    OTHER SPORTS

    Kagan Associates estimated that in 1996, 18% and 6% of the combined sports advertising revenues generated by ABC, CBS, NBC and FOX were for basketball and golf, respectively. Motor sports have also generated significant revenues worldwide. The Company intends to develop software to use the L-VIS System for broadcasts of motor sports, basketball and golf during 1998-1999. ESPN used the L-VIS System in international broadcasts of the X-Games, which were taped in San Diego in 1997. There can be no assurance that the Company will be successful in developing software that allows use of the L-VIS System with motor sports, basketball or golf, or if successful, will be able to gain market acceptance with respect to such sports. See "Risk Factors--Technical Uncertainties," "--Risks Associated with Rapidly Changing Industry," and "--Dependence on Market Acceptance."

INTERNATIONAL BUSINESS STRATEGY

    In the near term, the Company's strategy with respect to sporting and other events originating outside of the United States is to enter into joint ventures and licensing transactions principally with foreign broadcast and sports marketing experts. Initially, the Company expects the L-VIS System to be used internationally for soccer matches and motor sports. See "Risk Factors--Risks Associated with International Strategy."

    In 1993, the Company entered into a 50/50 joint venture with Presencia en Medios, pursuant to which the parties formed Publicidad Virtual, S.A. de C.V., a Mexican limited liability company ("Publicidad"), which was granted an exclusive, royalty-free license to use, market and sub-license the L-VIS System throughout Mexico, Central and South America and the Spanish-speaking markets in the Caribbean basin. The L-VIS System has been used to place insertions into broadcasts of more than 100 soccer matches, plus tennis matches and bullfighting on behalf of clients of Publicidad.

    The Company has executed a letter of intent with a Belgian company, D&D Entertainment Group, pursuant to which the Company intends to grant an exclusive license to use the L-VIS System for domestic transmissions within the Benelux countries.

RESEARCH AND DEVELOPMENT

    The Company recently began integrating the L-VIS System operating software into a new "Flex-Card" hardware platform. This platform is more powerful than the platform the Company is currently using and allows re-configuration, which PVI believes will permit it to meet rapidly changing industry requirements. The Company has designed the Flex-Card L-VIS System to provide multiple insertion capability, multiple camera capability, an expanded zoom range, live video inserts, and has created a simplified graphical user-based interface. The Company currently intends to introduce the Flex-Card L-VIS System during 1998. There can be no assurance that the Flex-Card L-VIS System will be available during 1998, or any time, or that, if available, it will permit each of the intended advanced features. See "Risk Factors--Technical Uncertainties" and "--Risks Associated with Rapidly Changing Industry."

    The Company is continuing to improve existing software for use of the L-VIS System during the broadcast of football games, baseball games, soccer and tennis matches. Further, the Company is developing, or intends to develop, software to permit use of the L-VIS System during the broadcast of basketball games, motor sports and golf. The Company also intends to make the L-VIS System available for use with other events such as pay-per-view boxing and concerts and award shows such as the Oscars and the Grammys. There can be no assurance that the Company will be able to prepare such software. See "Risk Factors--Technical Uncertainties" and "--Risks Associated with Rapidly Changing Industry."

COMPETITION

    PVI knows of three other organizations that it believes are developing processes and equipment to pursue a business similar to the Company's. These organizations are Symah Vision-SA ("Symah"), Orad Hi Tech Systems Ltd. ("Orad") and SciDel Technologies Ltd. ("SciDel"). Symah is owned by the LaGardere Group, which controls Matra-Hachette, a large French defense and publishing company. Symah has demonstrated its system publicly and is actively marketing its system in France, Italy and Spain, among other regions. Orad was founded in 1992 as part of the ORMAT Group, an Israeli company originally established to create alternative energy power stations. The Company is unaware of any actual live broadcast use of the Orad system. SciDel is a subsidiary of Scitex, a large Israeli corporation that provides services in the electronic imaging area primarily for the printing and publishing industries. The Company believes that the SciDel system has been used to insert advertising images into three U.S. cable broadcasts of tennis tournaments. Apart from the patents or patent applications that the Company owns or licenses, the only patents or patent appplications of which it is aware relating to real-time video insertion are owned or controlled by Symah and SciDel. Although the Company believes that use of the L-VIS System does not infringe the United States or other patents of third parties, there can be no assurance that competitors will not initiate a patent infringement action against the Company. PVI is currently evaluating whether use of the SciDel system infringes the Company's patents. See "Risk Factors--Patents and Protection of Proprietary Technology" and "--Intellectual Property--Patents."

    In addition to these known competitors, the Company also expects substantial competition from established broadcast business participants, if the market for the L-VIS System proves successful. These potential competitors will likely have substantially greater financial, technical, marketing and other resources and many more highly skilled individuals than does the Company. Furthermore, such potential competitors may have greater name recognition and extensive customer bases that could be utilized to gain significant market share, to the Company's detriment.

    The Company believes that, to date, Orad and Symah have pursued camera head technology, which is based on electro-mechanical sensors located on the camera. The Company believes that, although camera head technology may be used to achieve a result similar to that achieved through the use of the L-VIS System, such technology alone is not as accurate as that used in the L-VIS System because, to date, camera head technology has not been capable of compensating for the vibrations inherent in any broadcast venue (such as a stadium). As a result of this failure, a viewer is given the subjective impression that the image inserted using camera head technology is bouncing up and down on the television screen.

    In addition to the products of these competitors, the L-VIS System will compete with advertisers' use of traditional 30-second advertising spots, which remain the standard in the television advertising industry, and traditional signage and sponsorship programs. The Company's revenues will be partially dependent upon television sports advertisers allocating a portion of their advertising budgets to use the L-VIS System. There can be no assurance that advertisers will allocate their advertising expenses in the manner currently anticipated by the Company.

    The L-VIS System will also compete with advertisers' use of conventional billboard products, including advertising placed on playing surfaces (such as outfield walls, football fields and ice hockey rinks) and scrolling billboards, physically located at the site of an event, which can display sequentially a series of static advertisements. These scrolling billboards are currently marketed and used in professional baseball, basketball and other sports. These products achieve an effect that is similar to those L-VIS System insertions that are static and two-dimensional, and their use generally does not require broadcaster participation.

    Approximately 17 MLB teams had scrolling billboards located behind home plate in 1997. The existence of these scrolling billboards and other advertising behind home plate currently limits the marketability of the L-VIS System in baseball. The Company believes that the typical term of the arrangements between baseball teams and scrolling billboard advertisers or producers is one to three years.

After establishing the utility of the L-VIS System with a number of individual teams that do not have scrolling billboards, the Company intends to take steps to form a relationship with additional teams and with MLB for national games and post-season play, and to sell use of the L-VIS System to these rights holders as their contract obligations for scrolling billboards expire.

    The Company expects to generate revenue primarily by attracting new advertisers and sponsors to the sports advertising and sponsorship market and by causing existing advertisers and sponsors to switch to use of the L-VIS System. There can be no assurance, however, that total advertising and sponsorship expenditures will increase as a result of the availability of the L-VIS System. To the extent that the Company is competing for television advertising and sponsorship dollars that are currently allocated to traditional media, such as 30-second spots or rolling billboards, the competition is likely to become more intense. The Company will be able to compete effectively with existing advertising and sponsorship alternatives only with the cooperation of broadcasters and the advertising sales departments of team owners and broadcasters, on which the Company will rely for sales to advertisers. Because certain L-VIS System rights holders may also own traditional television advertising rights or sponsorship rights, which may provide such rights holders with a greater percentage of the revenues received from the sale of such advertising or sponsorship rights than does the sale of L-VIS System advertisements, incentives may exist in some cases to sell alternative advertising or sponsorship inventory prior to the sale of L-VIS System advertising.

    The Company's customers have expressed interest in new features, such as automatic training for new venues, expanded use of the Company's proprietary search and tracking boards, live video inserts, free roaming animation and multiple insertion capability. The Company believes that implementation of such improvements and enhancements will be important factors in enabling it to remain competitive. The Company's competitors may be able to produce superior products, including products with these features, undertake more extensive promotional activities, offer more attractive terms to customers and adopt more aggressive pricing policies than the Company. There is no assurance that the Company will be able to compete effectively with current or future competitors. See "Risk Factors--Competition."

MANUFACTURING AND SUPPLY


    The Company has built 11 L-VIS System units (each, an "L-VIS Unit"), of which approximately 4-9 are being used from time-to-time by customers, potential customers or foreign marketing partners. An L-VIS Unit consists of standard electronic equipment racks, containing both standard purchased components and the Company's proprietary circuit boards, assembled and tested by Company personnel. The Company is dependent upon a sole supplier, Lucent Technologies, for certain of the hardware components. Although such hardware components are stock items which are readily available to the public, there can be no assurance that Lucent will continue to manufacture and sell the components. The Company is not a party to any agreement with Lucent. See "Risk Factors--Risks Associated with Expansion and Growth" and "--Dependence on Sole Source of Supply."


INTELLECTUAL PROPERTY

    PATENTS

    The Company has been assigned three issued U.S. patents. Patent No. 5,264,933, which relates to the Company's basic pattern recognition video insertion technology, was issued on November 23, 1993, will expire on November 23, 2010 and was assigned to the Company on January 22, 1992. Patent No. 5,543,856, which relates to the use of remote insertion of images that might be useful in a narrow casting application, was issued on August 6, 1996, will expire on August 6, 2013 and was assigned to the Company on October 22, 1993. Patent No. 5,627,915, which relates to a pattern recognition system using templates, was issued on May 6, 1997 and will expire on January 31, 2015 and was assigned to the Company on January 30, 1995. The Company owns all right, title and interest in each of the patents.

    The Company has filed counterpart patent applications for the three issued U.S. patents in the European Patent Office and in various non-European countries around the world where it expects to do business. One patent has been allowed by the European Patent Office. Four new patent applications are pending in various countries, including the United States, and two more patent applications are in preparation.

    The Company believes its patents will be important in its future business dealings, since it believes that any system that is able to deliver the technical capabilities of the L-VIS System will depend on pattern recognition technology and will, therefore, fall within the scope of PVI's issued patents.


    Although the Company has no cause for belief that use of the L-VIS System would infringe the United States or other patents of third parties, there can be no assurance that any patents from pending patent applications or from any future patent applications will be issued, that any of the Company's patents will be held valid if subsequently challenged or that others will not claim rights in, or ownership of, the patents and other proprietary rights held by the Company. Any patent litigation would entail considerable cost to the Company, which would divert resources that otherwise could be used for its operations, and might terminate in a manner that is unfavorable to the Company. In addition, if the L-VIS System were found to infringe any patent, the Company may be required to modify the L-VIS System or enter into an arrangement to license such patent, if possible. There can be no assurance that the Company would be able, under such circumstance, to modify the L-VIS System or enter into a license arrangement. Despite the Company's efforts to safeguard and maintain its proprietary rights, there can be no assurance that it will be successful in doing so or that its competitors will not independently develop, reverse engineer or patent technologies that are substantially equivalent or superior to its technologies. See "Risk Factors-- Patents and Protection of Proprietary Technology."


    LICENSE GRANTS

    The Company has entered into the following license agreements relating to the L-VIS System:

    DAVID SARNOFF RESEARCH CENTER, INC. David Sarnoff Research Center, Inc. ("Sarnoff") has granted the Company a worldwide license to practice Sarnoff's proprietary technology related to the electronic recognition of landmarks, including an exclusive license covering the specific fields of television advertising and television sports. The Company has also been granted a non-exclusive license for use of the Sarnoff technology in all other fields relating to sports or advertising, including video production, local video insertion, private networks, medical and scientific applications and uses by the United States Department of Defense or any other United States government agency. The Sarnoff license will remain in effect until terminated by the Company, provided that the Company remains current with respect to its royalty obligations to Sarnoff. The Company may terminate the license at any time.

    During the term of the exclusive license for television advertising and television sports applications, the Company is obligated to pay Sarnoff royalties based upon a percentage of the Company's gross revenues. Royalties accrue as earned, but the Company is not required to make any royalty payments until the earlier of the date on which its cumulative gross revenues reach $20 million or January 1, 1999. In any event, commencing on January 1, 1999, the Company will be required to pay minimum royalties each quarter. Royalties have begun to accrue under the Sarnoff license (less than $100,000) but have not been paid.

    GENERAL ELECTRIC COMPANY. General Electric Company ("GE") granted the Company a five-year non-exclusive, worldwide license relating to all GE patents on equipment for electronic recognition of selected landmarks; altering images in television programs for advertising purposes; or any purpose in television programs the principal focus of which is sports, as of July 1991 and July 1996.

    THESEUS RESEARCH, INC. Theseus Research, Inc. ("Theseus") has granted the Company a non-exclusive, worldwide license to use and sell Theseus' patented technology for the warping of images in real time. During the term of the Theseus license, the Company is required to pay Theseus a royalty on net sales of products, if any, that incorporate the Theseus technology. The Company has paid Theseus an up front license fee of $50,000, which is creditable against future obligations. The Company may terminate the Theseus license at any time.

    TRADEMARKS

    L-VIS-TM- is a trademark of the Company. The Company has filed a U.S. trademark registration application for L-VIS, the mark under which the Company is marketing its live video insertion products. This mark has been published for opposition in the Official Gazette of the United States Patent and Trademark Office. Following publication, a notice of opposition was filed and the Company is currently in discussions with the filer of such notice. The Company believes that its trademark position is adequately protected. However, there can be no assurance that the Company will be able to resolve matters favorably with the filer of such notice.

    COPYRIGHT AND TRADE SECRET

    The Company relies upon copyright and trade secret protection to maintain the proprietary nature of the computer software it develops that is not patented.

EMPLOYEES

    As of the date of this Prospectus, the Company has 36 full-time employees, 19 of whom are engaged in, or directly support, the Company's hardware and software research, development and product engineering activities, 6 of whom assemble and operate L-VIS Systems for potential customers, 7 of whom are engaged in marketing activities and 4 of whom are engaged in administrative activities. In addition, the Company utilizes part-time employees and outside contractors and consultants as needed. None of the Company's employees is represented by a labor union, and the Company believes that its relations with its employees are good. See "Risk Factors--Dependence on Key Personnel."

    Currently, each of the Company's employees is required to execute an agreement pursuant to which he or she assigns to the Company all patent rights and technical or other information which pertain to the Company's business and are developed by the employee during his or her employment with the Company, and agrees not to disclose any trade secret or confidential information without the prior consent of the Company.

FACILITIES AND EQUIPMENT

    The Company leases 16,000 square feet of office space in Lawrenceville, New Jersey, and 4,300 square feet of office space in New York City. The Lawrenceville facility is the main operations center of the Company, including product, hardware and software design, manufacturing and product assembly, product test and documentation, customer training and customer technical support. The New York City office is the corporate marketing center, interfacing with the sports leagues, broadcasters and advertisers. The lease in Lawrenceville expires in September 2002, and the New York City lease expires in May 2000.

LEGAL PROCEEDINGS

    The Company is not a party to any material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of the Company as of the date of this Prospectus are as follows:

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Brown F Williams.....................................          56   Chairman of the Board and Treasurer
Douglas J. Greenlaw..................................          53   President, Chief Executive Officer and Director
Samuel A. McCleery...................................          47   Vice President of Marketing and Sales
Lawrence Lucchino....................................          52   Director
Jerome J. Pomerance..................................          57   Director
Enrique F. Senior....................................          54   Director
Eduardo Sitt.........................................          66   Director
John B. Torkelsen....................................          52   Director

    Following are brief descriptions of the current executive officers and directors of the Company:

    BROWN F WILLIAMS is a co-founder of the Company, its Chairman of the Board and Treasurer. Prior to his election as Chairman of the Board in January 1997, Mr. Williams served the Company as its President and Chief Executive Officer, and he has been a director of the Company since its organization in July 1990. Mr. Williams is a senior executive with more than 25 years experience in the development of high technology products, primarily during his 20 years with RCA Laboratories, Inc. Until 1987, Mr. Williams was a Vice President of David Sarnoff Research Center, Inc. with responsibility for both hardware and software contract research businesses. Between 1987 and 1991, Mr. Williams was active in a number of start-up companies, either as a consultant on behalf of the funding groups or as an executive employee on behalf of the managements of such companies. Mr. Williams has had significant experience in product development, product introduction and licensing in Europe and Japan, as well as in the United States.

    DOUGLAS J. GREENLAW joined the Company in January 1997, when he was elected President and Chief Executive Officer. Mr. Greenlaw was elected to the Board of Directors of the Company in October 1997. From 1994 through 1996, Mr. Greenlaw was President and Chief Operating Officer of Multimedia, Inc., a publicly traded corporation. Mr. Greenlaw also served on the board of directors of Multimedia and was Chairman of its Executive Committee. Multimedia is a diversified media company owning radio and television stations, cable systems, newspapers and an entertainment division responsible for television talk show programming (DONAHUE, SALLY JESSE RAPHAEL AND JERRY SPRINGER). In a joint effort, with Mr. Greenlaw overseeing operations, Multimedia was recently sold to Gannett, Inc. Before joining Multimedia, Mr. Greenlaw had been Chairman and Chief Executive Officer of Whittle Communications' Venture Division from 1991 through 1994. Previously, Mr. Greenlaw had been Executive Vice President of Sales and Marketing for the MTV Networks, a division of Viacom. Mr. Greenlaw was a member of the Executive Committee of MTV Networks and was in a senior leadership position with MTV, VH-1, Nickelodeon, Nick at Nite and MTV Networks International, which involved the planning for MTV Europe, Latin America and Asia.

    SAMUEL A. MCCLEERY has been the Company's Vice President of Marketing and Sales since November 1991. Prior to November 1991, Mr. McCleery was President of his own sports marketing and events company with clients that included the Reagan Foundation. From 1981 to 1989, Mr. McCleery served as the director of sports marketing for Prince Manufacturing, the world's largest marketer of tennis racquets. Prior to 1981, Mr. McCleery was a Director of New Business for Le Coq Sportif, a division of Adidas (France).

    LAWRENCE LUCCHINO has been a director of the Company since October 1994. Mr. Lucchino enjoys a wide variety of connections with the professional sports industry. In addition to his prior service as a member of the board of directors of the Washington Redskins, an NFL team, Mr. Lucchino was also a member of the MLB Operations Committee. He has served as President and Chief Executive Officer of the ownership group of the San Diego Padres since December 1994. Prior to his service with the Padres, Mr. Lucchino was a partner at the Washington, D.C. law firm of Williams & Connolly from October 1993 to December 1994. Mr. Lucchino also served as President of the Baltimore Orioles from May 1988 until October 1993.

    JEROME J. POMERANCE was elected to the Board of Directors of the Company in 1992. He has served as the President of J.J. Pomerance & Co., Inc., a firm providing strategic international business advice for product development and applications, since November 1991. Prior to his founding of that firm, Mr. Pomerance was Chief Operating Officer and Vice-Chairman of Kroll Associates, Inc., a leading corporate investigation, due diligence and crisis management firm. Before joining Kroll in 1983, he was Treasurer, and later President and Chief Executive Officer, of a group of privately held international ophthalmic companies and a director of the Optical Manufacturers Association over a period of 20 years.

    ENRIQUE F. SENIOR has been a director of the Company since October 1994. He has been a Managing Director of Allen & Company Incorporated since 1982 and Executive Vice President since 1973. Mr. Senior has been a director of Dick Clark Productions, Inc., a publicly held company, for over five years and on behalf of Allen & Company Incorporated he is, or has recently been, financial advisor to several corporations, including The Coca-Cola Company, Tri-Star Pictures, Columbia Pictures and QVC Network.

    EDUARDO SITT has been a director of the Company since October 1993. From 1964 until 1993, he was the principal shareholder and Chief Executive Officer of Hilaturas de Michoacon, S.A., a Mexican textile manufacturer. Mr. Sitt is a shareholder and, during the past five years, has served as a director of Grupo Financiero BBV--Probursa, a publicly held financial corporation and parent company of Mexico's fifth largest bank (Banco Bilbao Vizcaya, S.A.), a full service stock brokerage house (Casa de Bolsa BBV-Probursa) and several other financial firms. Mr. Sitt is the President and principal shareholder of, and the individual designated to serve on the Board of Directors of the Company by, Presencia en Medios, S.A. de C.V., a principal shareholder of the Company.

    JOHN B. TORKELSEN has been a director of the Company since October 1995. Since 1984, he has been President of Princeton Venture Research, Inc., a 50-person investment banking, consulting and venture capital firm that he founded. He is also President of its affiliate, PVR Securities, Inc., formed in 1987. Mr. Torkelsen is the Manager of the General Partner of Acorn Technology Fund, L.P., a venture capital fund specializing in early stage, high technology investing. PVR is the Investment Advisor to Acorn Technology Fund. He is currently a director of three publicly held companies, Objective Communications, Inc. of Portsmouth, New Hampshire, Voice Control Systems, Inc. of Dallas, Texas, and Mikros Systems Corporation of Princeton, New Jersey.

KEY EMPLOYEES

    Other key employees of the Company are as follows:

    HOWARD J. KENNEDY, 48 years old, joined the Company in March 1995 and currently serves as its Director of Software Development and is responsible for evaluating and directing the technical design of all software products with emphasis on consistency and ease of implementation across product lines. Prior to joining the Company, Mr. Kennedy worked at Intel Corporation from October 1988, where he was Architect and Principal Engineer in the Multimedia Systems Technology Group. Prior to working at Intel Corp., Mr. Kennedy was co-owner of Syntex Computer Systems and was instrumental in the development of digital video interactive technology for clients including Sarnoff, Dow Jones News Retrieval and Educational Testing Service.

    LOUIS A. LIPPINCOTT, 44 years old, joined the Company in August 1995 and currently serves as its Director of Hardware Development. Mr. Lippincott is responsible for all hardware design and prototype implementation with special focus on reliability, speed of implementation and the integration of hardware and software strategies. Prior to joining the Company, Mr. Lippincott worked at Intel Corporation from 1988 to 1994, during which period he served as the Systems Architecture Leader in the Video Products Division and as the Team Leader and Architect of Intel's Action Media Product. From 1994 through July 1995, Mr. Lippincott worked as a consultant with respect to hardware development of PC-based digital video products.

    ROY J. ROSSER, 44 years old, is a co-founder of PVI and currently serves as its Director of Special Projects. As well as being one of the inventors of the technology that is the basis for the L-VIS System, Dr. Rosser is responsible for coining the "L-VIS" name. Actively involved in both field operations and software development, Dr. Rosser's special focus is devising more compelling applications of the L-VIS technology. Prior to joining PVI as a full-time employee in November 1993, Dr. Rosser served as a scientific and management consultant in the United Kingdom during 1992 and 1993. Dr. Rosser holds three US patents. Before inventing L-VIS, Dr. Rosser was a research physicist at the Princeton Plasma Physics Laboratory and a consultant to Laser Division, Rutherford-Appleton Laboratories, Oxford, England.

DIRECTOR COMPENSATION

    Directors do not receive cash compensation for services on the Board of Directors or any committee thereof. The Company has granted, subject to certain conditions (including, without limitation, conditions relating to vesting and retention), to Mr. Pomerance, options to purchase 50,000 shares (at exercise prices ranging from $8.00 to $17.50 per share), to Mr. Sitt, options to purchase 40,000 shares (at exercise prices ranging from $8.00 to $17.50 per share), to each of Messrs. Lucchino, Senior and Torkelsen, options to purchase 30,000 shares (at exercise prices ranging from $8.00 to $17.50 per share), and to Mr. Williams, options to purchase 20,000 shares (at an exercise price of $17.50 per share) for their participation on the Board of Directors. All directors are reimbursed for expenses incurred in connection with attendance at Board of Directors and committee meetings.

STOCK OPTION PLAN

    The Company established the Amended 1993 Stock Option Plan (the "Stock Option Plan") for the purposes of attracting and retaining the best available personnel, to provide additional incentive to the Company's employees and consultants and to promote the success of the Company. The Stock Option Plan provides for the grant of incentive stock options to employees and the grant of non-qualified stock options to employees and consultants of the Company on such terms and conditions as may be determined by the Board of Directors of the Company or a committee thereof. The powers of the Board of Directors or such committee, as the case may be, include the determination of which employees and consultants are to receive stock option grants, the exercise price, number of shares and the vesting schedule of the grants.

The total number of shares of Common Stock authorized for issuance under the Stock Option Plan is 1,560,000. As of October 1, 1997, options to purchase 1,210,724 shares of Common Stock are outstanding, of which options to purchase 630,008 shares were exercisable. The exercise prices of the outstanding options range from $2.50 to $20.00 per share.

    The exercise price per share for incentive stock options may not be less than 100% of the fair market value of the Common Stock underlying the option on the date of grant; provided, however, in the case of an incentive stock option granted to an individual who owns at least 10% of the total combined voting power of all classes of stock of the Company, the Stock Option Plan provides that the exercise price shall be no less than 110% of the fair market value per share on the date of grant. The aggregate fair market value of shares which may be purchased for the first time during any calendar year pursuant to an incentive stock option granted under the Stock Option Plan, or any other incentive stock option plan of the Company, may not exceed $100,000.

BOARD COMMITTEES

    The Board of Directors has created a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company; an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors; a Finance Committee, which manages the Company's investment funds, oversees the Company's capital fundraising and reviews the performance of licensees of the Company's technology; a Standards and Practices Committee, which develops and maintains standards for customers' use of the Company's technology and oversees such use; and a Nominating Committee, which nominates candidates for election to the Board of Directors and to serve on committees of the Board.

EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning the annual and long-term compensation for the fiscal year ended June 30, 1997 of (i) the Company's chief executive officer, and (ii) the Company's other executive officers as of June 30, 1997 whose salary and bonus earned during the fiscal year ended June 30, 1997 exceeded $100,000 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   1997            LONG TERM
                                                                                FISCAL YEAR      COMPENSATION
                                                                               COMPENSATION   -------------------
                                                                               -------------  STOCK OPTION AWARDS
NAME AND PRINCIPAL POSITION                                                       SALARY      (NUMBER OF SHARES)
-----------------------------------------------------------------------------  -------------  -------------------

Brown F Williams.............................................................   $   225,000          150,000
  Chairman of the Board
  and Treasurer

Douglas J. Greenlaw(1).......................................................   $   106,725          210,000
  President and
  Chief Executive Officer

Samuel A. McCleery...........................................................   $   150,000           50,000
  Vice President-Marketing
  and Sales

------------------------

(1) Mr. Greenlaw joined the Company in January 1997, when he was elected President and Chief Executive Officer. See "--Employment Agreements."

    The following table sets forth certain information concerning grants of stock options to the Named Officers during the fiscal year ended June 30, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                          NUMBER OF     PERCENTAGE OF
                                                         SECURITIES     TOTAL OPTIONS
                                                         UNDERLYING      GRANTED TO      EXERCISE OR
                                                           OPTIONS      EMPLOYEES IN     BASE PRICE
NAME                                                       GRANTED       FISCAL 1997      PER SHARE   EXPIRATION DATE
-------------------------------------------------------  -----------  -----------------  -----------  ----------------

Brown F Williams.......................................    150,000(1)            24%      $   20.00   January 2007

Douglas J. Greenlaw....................................    210,000(2)            33%      $   20.00   February 2007

Samuel A. McCleery.....................................     50,000(3)             8%      $   20.00   March 2007

------------------------

(1) Such options vest in 36 equal monthly installments over a period of three years commencing in January 1997.

(2) Such options vest in 48 equal monthly installments over a period of four years commencing in February 1997.

(3) Such options vest in 36 equal monthly installments over a period of three years commencing in March 1997.

    In addition, in September 1997, the Company granted Mr. McCleery 10-year stock options to purchase 20,000 shares of Common Stock for a purchase price of $2.50 per share. Such options vested immediately and were granted to replace warrants to purchase 20,000 shares of Common Stock that had been granted to Mr. McCleery when he joined the Company in November 1991 and subsequently expired, unexercised. Assuming the fair market value of such options to be equal to an assumed initial public offering price of $7.00 per share, the aggregate value of such unexercised options is $90,000.

    The following table sets forth certain information concerning exercisable and unexercisable stock options held by the Named Officers as of June 30, 1997.

                            FISCAL YEAR-END OPTIONS

                                                                                    NUMBER OF
                                                                                    SECURITIES         VALUE OF
                                                                                    UNDERLYING      UNEXERCISED IN-
                                                                                   UNEXERCISED     THE-MONEY OPTIONS
                                                                                    OPTIONS AT         AT FISCAL
                                                                                 FISCAL YEAR-END       YEAR-END
                                                                                 ----------------  -----------------
                                                                                   EXERCISABLE/      EXERCISABLE/
NAME                                                                              UNEXERCISABLE      UNEXERCISABLE
-------------------------------------------------------------------------------  ----------------  -----------------

Brown F Williams...............................................................    29,164/140,836      $     0/0

Douglas J. Greenlaw............................................................    17,500/192,500            0/0

Samuel A. McCleery.............................................................      4,166/65,834            0/0

EMPLOYMENT AGREEMENTS

    In January 1997, the Company and Mr. Williams entered into an employment agreement that provides for automatic annual renewal and permits the Company to terminate the agreement upon 90 days' prior notice; provided, however, that Mr. Williams' term of employment will be automatically extended for a period of three years following a change in control of the Company. Pursuant to such agreement, Mr. Williams' base salary will be $225,000 per year, subject to increases at the discretion of the Board of Directors. Mr. Williams is eligible for an annual bonus based on performance measures determined by the Compensation Committee. In the event Mr. Williams' employment is terminated by the Company without cause or in the event Mr. Williams terminates his employment due to a detrimental change in the nature or scope of his employment or duties, he is entitled to receive his then current salary for a period equal to the greater of two years or the remainder of his current term of employment.

    In January 1997, the Company and Mr. Greenlaw entered into an employment agreement that provides for automatic annual renewal and permits the Company to terminate the agreement upon 90 days' prior notice. Pursuant to the employment agreement, Mr. Greenlaw's base salary will be $225,000 per year, subject to increases at the discretion of the Board of Directors. Mr. Greenlaw will also be eligible for an annual bonus based on performance measures determined by the Compensation Committee. In the event Mr. Greenlaw's employment is terminated by the Company without cause, he is entitled to receive his then current salary for a period of six months, or three months in the event his employment is terminated in his first year of employment. In February 1997, Mr. Greenlaw was granted a 10-year option to purchase 210,000 shares of Common Stock. In addition, Mr. Greenlaw shall be granted, within 30 days of the first anniversary of the date of his employment agreement, a 10-year option to purchase 42,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as determined by the Board of Directors pursuant to the Stock Option Plan. Such option shall vest over a three year period in equal monthly increments.

    In March 1997, the Company and Mr. McCleery entered into an employment agreement that provides for automatic annual renewal and permits the Company to terminate the agreement upon 90 days' prior notice; provided, however, that Mr. McCleery's term of employment will be automatically extended for a period of three years following a change in control of the Company. Pursuant to such agreement, Mr. McCleery's base salary will be $150,000 per year, subject to increases at the discretion of the Board of Directors. Mr. McCleery is eligible for an annual bonus based on performance measures determined by the Compensation Committee. In the event Mr. McCleery's employment is terminated by the Company without cause or in the event Mr. McCleery terminates his employment due to a detrimental change in the nature or scope of his employment or duties, he is entitled to receive his then current salary for a period equal to the greater of two years or the remainder of his current term of employment.

                              CERTAIN TRANSACTIONS


    John B. Torkelsen, a director of the Company, is the sole shareholder and President of Princeton Venture Research, Inc. ("PVR"), a shareholder of the Company. PVR entered into an arrangement with the Company regarding the services of a consultant that PVR provided to the Company for several months in 1995. In connection with such arrangement, in September 1997 the Company granted PVR warrants to purchase 20,000 shares of Common Stock at an exercise price of $4.50 per share. Commencing in July 1997, PVR furnished the Company with extensive consulting services in connection with financial structuring, negotiations with various major shareholders and preparation of the Bridge Financing. In connection with such services, the Company has paid PVR a fee of $100,000. In consideration for financial advisory services rendered to the Company in connection with the Bridge Financing, the Company paid PVR Securities, Inc., an affiliate of PVR, a fee of $70,000, or five percent of the gross proceeds of the Bridge Financing obtained from investors introduced to the Company by PVR Securities, Inc. In connection with the exercise of warrants to purchase Common Stock in May 1995, Mr. Torkelsen, Pamela R. Torkelsen, Mr. Torkelsen's wife, and PVR executed promissory notes in favor of the Company in the amounts of $80,000, $20,000 and $24,000, respectively. Such notes, as subsequently amended, will become due on May 31, 1998, and bear interest at a rate of nine percent per annum. In connection with the purchase of Common Stock under the Company's 1997 rights offering, Mrs. Torkelsen and PVR executed promissory notes in favor of the Company in the amounts of $9,720 and $50,542.50, respectively. Such notes were subsequently paid in full by Mrs. Torkelsen and PVR. Mr. Torkelsen is the Manager and a member of Acorn Technology Partners, L.L.C., the general partner of Acorn Technology Fund, L.P., which purchased 1.5 units in the Bridge Financing in October 1997. Each unit consists of one Bridge Note in the principal amount of $100,000 and Bridge Warrants to purchase 10,000 shares of Common Stock at an exercise price of $0.01 per share. The purchase price of each unit was $100,000. See "Description of Securities--Debt Securities."


    Enrique F. Senior, a director of the Company, is a Managing Director and Executive Vice President of Allen & Company Incorporated ("Allen"), which is a principal shareholder of the Company, furnishes general financial advisory services to the Company from time to time and is a Representative. Except as described herein, no fees have been paid to Allen or to Mr. Senior in connection with such services and there are no arrangements providing for the payment of fees for such services. Pursuant to a placement agent agreement, Allen was paid a fee of $247,000 plus expenses, and received warrants to purchase 28,226 shares of Common Stock at an exercise price of $19.25 per share, for raising funds for the Company in a financing that closed in February 1996. Allen, as a Representative, will receive underwriting discounts and commissions in the
aggregate amount of approximately $         , as well as Representatives'
Warrants initially exercisable for 380,000 shares of Common Stock, with respect to services rendered on behalf of the Company with respect to the Offering. See the front cover page of this Prospectus, "Principal Shareholders" and "Underwriting." Allen may, after the Offering, serve as a market maker for the Common Stock.

    Presencia, a principal shareholder of the Company, was granted warrants to purchase 24,000 shares of Common Stock at an exercise price of $15.00 per share in March 1996, in consideration of Presencia's efforts on behalf of the Company and expenses incurred by Presencia in connection with Publicidad. Such warrants expire in March 2001. Presencia purchased three units in the Bridge Financing that closed in October 1997. Following the closing of the Bridge Financing, a Bridge Financing investor assigned an additional 100,000 Bridge Warrants to Presencia.

    Brown F Williams, Chairman of the Board and Treasurer of the Company, exercised a warrant to purchase 190,000 shares of Common Stock in July 1997 in exchange for his non-recourse promissory note in the principal amount of $475,000, the aggregate exercise price of such warrants. Such note bears an annual interest rate of 8.5% and has a term of five years. However, the note will become payable in full when all of the shares issued upon the exercise of such warrants become freely transferable under applicable securities laws. Mr. Williams' obligations under the note are secured by a pledge of such shares, and Mr. Williams is required to assign to the Company any cash or marketable securities received with respect to such shares. In connection with the exercise of the warrant in exchange for a non-recourse note, the Company recorded a compensation charge of $261,250 in the first quarter of Fiscal 1998.

    Samuel A. McCleery, Vice President of Marketing and Sales of the Company, exercised a warrant to purchase 72,000 shares of Common Stock in July 1997 in exchange for his promissory note in the principal amount of $180,000, the aggregate purchase price of such warrants. The terms of such note, and of the pledge of such shares that secures Mr. McCleery's obligations under the note, are identical to those of Mr. Williams' note and pledge. In connection with the exercise of the warrant in exchange for a non-recourse note, the Company recorded a compensation charge of $99,000 in the first quarter of Fiscal 1998.

    Douglas J. Greenlaw, Chief Executive Officer and President of the Company, purchased one unit in the Bridge Financing that closed in October 1997.


    The total number of shares and warrants issued to Brown F Williams, Samuel
A. McCleery, John B. Torkelsen, Pamela R. Torkelsen, Mr. Torkelsen's wife, and PVR, in exchange for notes payable to the Company which are outstanding as of the date of this Prospectus is 274,400 shares of Common Stock (or 8.3% of the shares of Common Stock outstanding immediately prior to the Offering), 6,200 shares of Series B Preferred Stock and warrants to purchase 12,400 shares of Common Stock. Specifically, Mr. Williams received 190,000 shares of Common Stock in exchange for a note in the amount of $475,000; Mr. McCleery received 72,000 Shares of Common Stock in exchange for a note in the amount of $180,000; Mr. Torkelsen received 8,000 shares of Common Stock, 4,000 shares of Series B Preferred Stock, and warrants to purchase 8,000 shares of Common Stock in exchange for a note in the amount of $80,000; Ms. Torkelsen received 2,000 shares of Common Stock, 1,000 shares of Series B Preferred Stock and warrants to purchase 2,000 shares of Common Stock in exchange for a note in the amount of $20,000 and PVR received 2,400 shares of Common Stock, 1,200 shares of Series B Preferred Stock and warrants to purchase 2,400 shares of Common Stock in exchange for a note in the amount of $24,000.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of November 15, 1997, and as of such date, as adjusted to give effect to the Offering, by (i) each person who is known to the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Named Officers and the current directors of the Company, and (iii) all of the directors and Named Officers as a group.


                                                                         NUMBER OF SHARES OF
                                                                            COMMON STOCK          NUMBER OF SHARES OF
                                                                         BENEFICIALLY OWNED          COMMON STOCK
                                                                            PRIOR TO THE          BENEFICIALLY OWNED
                                                                             OFFERING(1)         AFTER THE OFFERING(1)
                                                                       -----------------------  -----------------------
NAME OF BENEFICIAL OWNER                                                 NUMBER      PERCENT      NUMBER      PERCENT
---------------------------------------------------------------------  ----------  -----------  ----------  -----------
Enrique F. Senior (2)................................................     725,764        19.2%   1,105,764        13.5%
c/o Allen & Company Incorporated
711 Fifth Avenue
New York, NY 10020

Allen & Company Incorporated (3).....................................     712,430        18.8%   1,092,430        13.4%
711 Fifth Avenue
New York, NY 10020

Eduardo Sitt (4).....................................................     507,642        15.1%     637,642         8.5%
c/o Presencia en Medios, S.A. de C.V.
Montes Urales 739A
Lomas de Chapultepec
11000 Mexico, D.F.
Mexico

Presencia en Medios, S.A. de C.V. (5)................................     484,308        14.5%     614,308         8.2%
Montes Urales 739A
Lomas de Chapultepec
11000 Mexico, D.F.
Mexico

Brown F Williams (6).................................................     458,860        13.6%     458,860         6.2%
c/o Princeton Video Image, Inc.
15 Princess Road
Lawrenceville, NJ 08648

Blockbuster Entertainment Group (7)..................................     210,000         6.2%     210,000         2.8%
One Blockbuster Plaza
200 South Andrews Avenue
Ft. Lauderdale, FL 33301

Jerome J. Pomerance (8)..............................................     183,176         5.5%     183,176         2.5%
c/o J.J. Pomerance & Co.
780 Third Avenue
New York, NY 10017

Samuel A. McCleery (9)...............................................     159,089         4.7%     159,089         2.2%

John B. Torkelsen (10)...............................................     115,604         3.4%     130,604         1.8%

Lawrence Lucchino (11)...............................................      93,334         2.7%      93,334         1.3%

Douglas J. Greenlaw (12).............................................      48,125         1.4%      58,125           *

                                                                         NUMBER OF SHARES OF
                                                                            COMMON STOCK          NUMBER OF SHARES OF
                                                                         BENEFICIALLY OWNED          COMMON STOCK
                                                                            PRIOR TO THE          BENEFICIALLY OWNED
                                                                             OFFERING(1)         AFTER THE OFFERING(1)
                                                                       -----------------------  -----------------------
NAME OF BENEFICIAL OWNER                                                 NUMBER      PERCENT      NUMBER      PERCENT
---------------------------------------------------------------------  ----------  -----------  ----------  -----------
All directors and Named Officers as a
group (8 persons) (13)...............................................   2,291,594        54.0%   2,826,594        32.2%


------------------------

*   Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

    Applicable percentage of ownership is based on 3,308,472 shares of Common Stock outstanding on the date of this Prospectus and on 7,308,472 shares of Common Stock outstanding after the Offering. Shares of Series A and Series B Preferred Stock outstanding before the Offering are not reflected above because such Preferred Stock has no voting rights and is not convertible. See "Description of Capital Stock--Preferred Stock."


(2) Includes 234,204 shares of Common Stock and 478,226 shares of Common Stock underlying warrants owned of record by Allen, of which Mr. Senior is a Managing Director and Executive Vice President. Shares owned after the Offering also include 380,000 shares of Common Stock underlying the Representatives' Warrants to be received by Allen as partial consideration for services rendered on behalf of the Company with respect to the Offering. See "Underwriting." (See Note 3.) The Company has been informed by Allen that the shares of Common Stock owned of record by Allen reflects ownership of such shares on behalf of Allen and certain of its officers, directors and employees. By virtue of his positions with Allen, Mr. Senior may, under certain circumstances derive economic benefit from such securities. Includes 13,334 shares of Common Stock underlying options that were exercisable within 60 days of November 15, 1997. Does not include 6,436 shares of Common Stock held directly by certain officers, directors or employees of Allen.



(3) Includes 478,226 shares of Common Stock underlying warrants. Shares owned after the Offering also include 380,000 shares of Common Stock underlying the Representatives' Warrants to be received by Allen as partial consideration for services rendered on behalf of the Company with respect to the Offering. See "Underwriting." Does not include shares of Common Stock underlying options owned by Enrique F. Senior, a Managing Director and Executive Vice President of Allen and a director of the Company. Does not include 6,436 shares of Common Stock held directly by certain officers, directors or employees of Allen. See prior footnote.


(4) Includes 449,376 shares of Common Stock and 34,932 shares of Common Stock underlying warrants owned by Presencia, of which Mr. Sitt is President and a principal shareholder. (See Note 5.) Includes 23,334 shares of Common Stock underlying options that were exercisable within 60 days of November 15, 1997. Shares owned after the Offering also include 130,000 of Common Stock underlying Bridge Warrants owned by Presencia. (See Note 5.)

(5) Includes 34,932 shares of Common Stock underlying warrants. Shares owned after the Offering also include 130,000 shares of Common Stock underlying Bridge Warrants. Does not include shares of Common Stock underlying options owned by Eduardo Sitt, the President and a principal shareholder of Presencia and a director of the Company.

(6) Includes 1,933 shares of Common Stock owned by Sandra Williams, as custodian for Bronwyn Williams, Mr. and Mrs. Williams' minor daughter, and 1,933 shares owned by Sandra Williams, Mr. Williams' wife. Also includes 62,222 shares of Common Stock underlying options that were exercisable within 60 days of November 15, 1997. Does not include 4,000 and 2,200 shares of Common Stock owned by Mr. Williams' brother and a trust of which Mr. Williams' mother is a beneficiary, respectively. Mr. Williams disclaims beneficial ownership of the shares of Common Stock that are owned by Sandra Williams, individually and as custodian for Bronwyn Williams.

(7) Includes 70,000 shares of Common Stock underlying warrants. Does not include an additional 70,000 shares of Common Stock underlying a second warrant that the Company has issued to Blockbuster but that has not vested. The second warrant will vest upon Blockbuster's providing material consulting services to the Company or entering into a joint venture with the Company, or the Miami Dolphins' being the first NFL team to support use of the L-VIS System during the broadcast of its games.

(8) Includes 20,000 shares of Common Stock owned by J.J. Pomerance & Co., Inc. of which Mr. Pomerance is the President. Also includes 33,334 shares of Common Stock underlying options that were exercisable within 60 days of November 15, 1997.


(9) Includes 47,200 shares of Common Stock underlying warrants. Also includes 33,889 shares of Common Stock underlying options that were exercisable within 60 days of November 15, 1997.


(10) Includes 7,592 shares of Common Stock owned by Pamela R. Torkelsen, Mr. Torkelsen's wife, and 39,478 shares of Common Stock and 55,200 shares of Common Stock underlying warrants owned by PVR, a company of which Mr. Torkelsen is the sole shareholder. Shares owned after the Offering also includes 15,000 shares of Common Stock underlying Bridge Warrants owned by Acorn Technology Fund, L.P., a limited partnership of which Acorn Technology Partners, L.L.C. is the general partner. Mr. Torkelsen is the Manager of Acorn Technology Partners. Includes 13,334 shares of Common Stock underlying options that were exercisable within 60 days of November 15, 1997. Mr. Torkelsen disclaims beneficial ownership of the shares of Common Stock and the warrants to purchase Common Stock that are owned by Mrs. Torkelsen.

(11) Includes 80,000 shares of Common Stock underlying options owned by LL Sports Inc. that were exercisable within 60 days of the date of this Prospectus. Mr. Lucchino controls LL Sports Inc. Also includes 13,334 shares of Common Stock underlying options that were exercisable within 60 days of November 15, 1997.

(12) Includes 48,125 shares of Common Stock underlying options that were exercisable within 60 days of November 15, 1997. Shares owned after the Offering also include 10,000 shares of Common Stock underlying Bridge Warrants.


(13) Includes 615,558 shares of Common Stock underlying warrants. Includes 320,906 shares of Common Stock underlying options that were exercisable within 60 days of November 15, 1997. Shares owned after the Offering also include 155,000 shares of Common Stock underlying Bridge Warrants and 380,000 shares of Common Stock underlying the Representatives' Warrants.


    As of November 15, 1997, the only Named Officer or current director of the Company who beneficially owned shares of Series A Preferred Stock was Brown F Williams, who held 700 shares of Series A Preferred Stock, or 1.0% of the outstanding Series A Preferred Stock. (The foregoing does not include the holdings of a trust of which Mr. Williams' mother is a beneficiary.)

    As of November 15, 1997, the Named Officers and current directors of the Company who beneficially owned shares of Series B Preferred Stock were John B. Torkelsen, who beneficially owned 6,200 shares of Series B Preferred Stock (of which 1,000 shares were owned by Pamela R. Torkelsen, Mr. Torkelsen's wife, and 5,200 shares were owned by PVR, a company of which Mr. Torkelsen is the sole shareholder), and Eduardo Sitt, who beneficially owned 6,041 shares of Series B Preferred Stock (all of which was owned by Presencia, a company of which Mr. Sitt is President and a principal shareholder). Mr. Torkelsen and Mr. Sitt beneficially own 7.2% and 7.0% of the outstanding Series B Preferred Stock, respectively, and 14.2% of the outstanding Series B Preferred Stock, collectively.

                           DESCRIPTION OF SECURITIES

    The authorized capital stock of the Company consists of 41,000,000 shares, of which 40,000,000 shares are Common Stock, no par value, and 1,000,000 shares are Preferred Stock (the "Preferred Stock"), which the Board of Directors has the power and authority to designate into classes or series. Of the Preferred Stock, the Board of Directors has designated 167,000 shares as Series A Preferred Stock and 93,300 shares as Series B Preferred Stock, each with such relative rights, preferences and limitations as set forth in the Restated Certificate of Incorporation, which are summarized below.

    The following summary of the respective rights of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock is qualified in its entirety by reference to the Restated Certificate of Incorporation, where such rights are set forth in full.

COMMON STOCK


    As of the date of this Prospectus there are 3,308,472 shares of Common Stock issued and outstanding and held of record by 183 shareholders, plus 300,000 shares reserved for issuance upon the exercise of the Bridge Warrants, 777,130 shares reserved for issuance upon the exercise of other outstanding warrants and 1,560,000 shares reserved for issuance upon the exercise of options under the Stock Option Plan, including 1,210,724 shares reserved for issuance upon the exercise of outstanding options. Upon completion of the Offering, there will be 7,308,472 shares of Common Stock issued and outstanding. In addition, there will be 400,000 shares reserved for issuance upon the exercise of the Representatives' Warrants, plus 600,000 shares reserved for issuance upon the exercise of the Over-Allotment Option. See "Shares Eligible for Future Sale" and "Underwriting."


    Holders of shares of Common Stock are entitled to one vote at all meetings of shareholders for each share held by them. Under the terms of the Restated Certificate of Incorporation, holders of shares of Common Stock have no preemptive rights and have no other rights to subscribe for additional shares or any conversion right or right of redemption. Subject to the rights of the holders of the Series A Preferred Stock and the Series B Preferred Stock, holders of the Common Stock are entitled to receive such dividends as, when and if declared by the Board of Directors out of funds legally available therefor. The Company has not paid dividends on the Common Stock. The payment of dividends, if any, in the future with respect to the Common Stock is within the discretion of the Board of Directors and will depend on the Company's earnings, capital requirements, financial condition and other relevant factors. At present, the Board of Directors does not intend to declare any dividend on the Common Stock in the foreseeable future.

PREFERRED STOCK

    The Company is authorized to issue up to 1,000,000 shares of the Preferred Stock in one or more series. The Company's Board of Directors is authorized to fix the relative rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, the number of shares constituting any series and the designation of such series. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of the Series A Preferred Stock, the Series B Preferred Stock and Common Stock, including the loss of voting control. Other than the shares of Series A Preferred Stock and Series B Preferred Stock described below, there are no shares of Preferred Stock currently issued and outstanding.

    SERIES A PREFERRED STOCK

    The Company is authorized to issue up to 167,000 shares of the Preferred Stock that have been designated as the Series A Preferred Stock, par value $4.50 per share. As of the date of this Prospectus, there were 67,600 shares of Series A Preferred Stock outstanding, which were sold for $4.50 per share.

Series A Preferred Stock has no voting rights, other than as required by applicable law. The holders of Series A Preferred Stock are entitled to a dividend of six percent per annum, in cash or Common Stock at the option of the Company, on a cumulative basis. The failure of the Company to pay dividends on a current basis does not create any special rights for the holders of Series A Preferred Stock, except that no dividends may be paid with respect to Common Stock or Series B Preferred Stock until all cumulated dividends in respect of Series A Preferred Stock have been paid. As of June 30, 1997, accrued dividends on the Series A Preferred Stock totaled $81,000, or $1.20 per Share, none of which has been paid. See Note 9 to Financial Statements.

    The Company has the right at any time after the date of original issuance of the Series A Preferred Stock to redeem the Series A Preferred Stock in whole or in part at a price of $4.50 per share plus all accrued but unpaid dividends. The Company is required to redeem the Series A Preferred Stock, on a pro rata basis, at a price of $4.50 per share plus all accrued but unpaid dividends, out of 30% of the amount, if any, by which the Company's annual net income after taxes in any year exceeds $5 million, as shown on its audited financial statements.

    The Series A Preferred Stock has no liquidation preference, no conversion rights and no registration rights.

    SERIES B PREFERRED STOCK

    The Company is authorized to issue up to 93,300 shares of the Preferred Stock that have been designated as Series B Preferred Stock, par value $5.00 per share. As of the date of this Prospectus, there were 86,041 shares of Series B Preferred Stock outstanding, which were sold for $5.00 per share. Series B Preferred Stock has no voting rights, other than as required by applicable law. The holders of Series B Preferred Stock are entitled to a dividend of six percent per annum, in cash or Common Stock at the option of the Company, on a cumulative basis. The failure of the Company to pay dividends on a current basis does not create any special rights for the holders of Series B Preferred Stock, except that no dividends may be paid with respect to Common Stock until all cumulated dividends in respect of Series B Preferred Stock have been paid. No dividends may be paid with respect to Series B Preferred Stock until all cumulated dividends in respect of Series A Preferred Stock have been paid. As of June 30, 1997, accrued dividends on the Series B Preferred Stock totaled $88,150, or $1.02 per share, none of which has been paid. See Note 9 to Note to Financial Statements.

    The Company has the right at any time after the date of original issuance of the Series B Preferred Stock, but subject to the prior redemption of all of the Series A Preferred Stock, to redeem the Series B Preferred Stock in whole or in part at a price of $5.00 per share plus all accrued but unpaid dividends. Subject to the prior redemption of all of the Series A Preferred Stock, the Company is required to redeem the Series B Preferred Stock, on a pro rata basis, at a price of $5.00 per share plus all accrued but unpaid dividends out of 20% of the amount, if any, by which the Company's annual net income after taxes in any year exceeds $5 million, as shown on its audited financial statements.

    The Series B Preferred Stock has no liquidation preference, no conversion rights and no registration rights.

WARRANTS


    Upon completion of the Offering, the following warrants (excluding the Representatives' Warrants, described below) to purchase an aggregate of 1,090,730 shares of Common Stock will be outstanding: the Bridge Warrants to purchase 300,000 shares of Common Stock at an exercise price of $0.01 per share, which are exercisable for a period of five years following the earlier of the consummation of the Offering or the one-year anniversary of the issuance thereof; warrants to purchase 47,200 shares of Common Stock at an exercise price of $2.50 per share which are currently exercisable and expire between September 1998 and November 1999; warrants to purchase 20,000 shares of Common Stock at an exercise price of $4.50 per share which are currently exercisable and expire in September 2000; warrants to purchase 460,932 shares of Common Stock at $12.50 per share which are currently exercisable and expire in April 1999; warrants to purchase 29,200 shares of Common Stock at an exercise price of $13.75 per share which are currently exercisable and expire in February 1999; warrants to purchase 115,572 shares of Common Stock at an exercise price of $15.00 per share which are currently exercisable and expire between August 1999 and November 2001; warrants to purchase 6,000 shares of Common Stock at an exercise price of $16.50 per share which are currently exercisable and expire in April 1999; warrants to purchase 28,226 shares of Common Stock at an exercise price of $19.25 per share which are currently exercisable and expire in February 2001; and warrants to purchase 70,000 shares of Common Stock at an exercise price of $20.00 per share which will vest upon the occurrence of a milestone controlled by the warrant holder and will be exercisable for a period of three years following vesting. In each case, the exercise price of, and the number of shares of Common Stock underlying, the warrants is subject to adjustment based upon anti-dilution provisions.

    The following discussion of the material terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the agreements relating to the issuance of the warrants and the forms of warrants. Forms of the Bridge Warrants, the Representatives' Warrants and the other warrants issued by the Company have been filed as exhibits to the Registration Statement of which this Prospectus constitutes a part. The number of shares of Common Stock issuable upon exercise of the warrants (including the Bridge Warrants and the Representatives' Warrants) is subject to adjustment in certain circumstances, including stock dividends, stock splits, combinations or reclassifications involving or in respect of the Common Stock. With respect to the Bridge Warrants only, if the Company elects to extend the maturity date of the Bridge Notes for a period of up to six months, the number of shares issuable upon the exercise of Bridge Warrants shall automatically increase by 10% of the number of shares for which the Bridge Warrants were originally exercisable for each month that the Bridge Notes continue to remain outstanding during such extension period. The Bridge Warrant Shares are being registered in the Offering and are subject to a 12-month lock-up arrangement with the Underwriters. See "Certain Transactions," "Shares Eligible for Future Sale" and "Underwriting."

REPRESENTATIVES' WARRANTS

    The Company also has agreed to sell to the Representatives, or their designees, Representatives' Warrants to purchase 400,000 shares of Common Stock at a price of $0.001 per warrant. The Representatives' Warrant will be exercisable for a period of five years, commencing on the closing date of the Offering, at an initial per share exercise price equal to 120% of the initial public offering price per share. The Representatives' Warrants are being registered in the Offering and cannot be transferred, assigned or hypothecated for one year from the date of issuance, except that they may be assigned, in whole or in part, to any successor, officer or partner of the Representatives (or to officers or partners of any such successor or partner). The Representatives' Warrants may be exercised as to all or a lesser number of shares covered by the warrants and will contain certain registration rights and anti-dilution provisions providing for appropriate adjustment of the exercise price and number of shares which may be purchased upon exercise, upon the occurrence of certain events. See "Risk Factors--Shares Eligible for Future Sale, Registration Rights" and "Underwriting."

DEBT SECURITIES

    In connection with the Bridge Financing, the Company issued 30 Bridge Units. Each Bridge Unit consists of a Bridge Note issued by the Company in the principal amount of $100,000 and a Bridge Warrant to purchase up to 10,000 shares of Common Stock at an exercise price equal to $0.01 per share. The Bridge Notes and the Bridge Warrants are separately transferable, subject to certain restrictions upon transferability.

    The Bridge Notes bear interest at the rate of 10% per annum, with interest accruing from the date of issuance and payable in four quarterly installments on the first day of January, April, July and October, commencing on January 1, 1998, and at maturity. The principal of, and any accrued and unpaid interest on, the Bridge Notes are due and payable in full on the earliest of (i) the consummation of the Offering, (ii) one year from the date on which the Bridge Notes were issued, or (iii) the date of the closing of a sale (or the closing of the last of a series of sales) of securities (other than the Bridge Notes and Bridge Warrants) by the Company or any subsidiary or affiliate thereof, the net proceeds of which, in the aggregate, equal or exceed the principal amount of the Bridge Notes. The Company intends to use a portion of the net proceeds of the Offering to repay in full the principal balance of the Bridge Notes, and accrued and unpaid interest thereon. See "Use of Proceeds."

    The Company has the right, at its option, to extend the maturity date of the Bridge Notes for up to six months. In the event that the Company elects to extend such maturity date, then the number of shares issuable upon the exercise of each Bridge Warrant will automatically increase by 10% of the number of shares for which the Bridge Warrants were originally exercisable for each month that the Bridge Notes continue to remain outstanding during such extension period.

    The Bridge Notes will rank senior in right of payment to all future indebtedness of the Company. The Bridge Notes are secured by a lien on the fixed assets of the Company. See Note 14 to Notes to Financial Statements.

ANTI-TAKEOVER PROVISIONS

    Use of the Preferred Stock could have the effect of delaying, deferring or preventing a change in control by granting rights and preferences greater than those held by the shareholders of Common Stock. To the extent that use of the Preferred Stock has such effect, removal of the Company's incumbent Board of Directors and management may be rendered more difficult. Further, such use may have an adverse impact on the ability of shareholders of the Company to participate, if applicable, in a tender offer or exchange offer for the Common Stock and in so doing diminish the value of the Common Stock. See "Risk Factors--Effects of Certain Charter and Bylaw Provisions" and "Description of Capital Stock--Preferred Stock."

    The Company is also subject to the anti-takeover provisions of the New Jersey Shareholder Protection Act which restrict certain "business combinations" with "interested shareholders" for five years following the date the person becomes an interested shareholder (as defined by such act), unless the Board of Directors approves the business combination. By delaying and deterring unsolicited takeover attempts, these provisions could adversely affect the value of the Common Stock. See "Risk Factors--Effects of Certain Charter and Bylaw Provisions."

TRANSFER AGENT AND REGISTRAR

    The Company has retained American Stock Transfer & Trust Company as transfer agent and registrar for the Common Stock and the Preferred Stock.

INDEMNIFICATION

    The Company has agreed to indemnify the Underwriters (including Allen, which may be deemed to be an affiliate or control person of the Company) and each person who controls any Underwriter (including Enrique F. Senior, a director of the Company who is an Executive Vice President and Managing Director of Allen) against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. See "Underwriting."

    The By-Laws of the Company provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director.

However, such By-Laws do not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 14A:6-12 of the New Jersey Business Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit.


    The Company currently carries liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of the Company (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law. The total coverage under the insurance policy is $1,000,000, with a deductible of $35,000. The Company's current policy specifically excludes coverage for any claim made against the directors and officers based upon (i) the purchase, sale or offer of any security of the Company, or (ii) any claim brought by a security holder of the Company. Such exclusion includes claims which allege a violation of the Securities Act and the Securities Exchange Act of 1934, as amended. The Company has also purchased additional directors' and officers liability insurance policies with total coverage of $10,000,000 which provide coverage with respect to various securities related matters.

                        SHARES ELIGIBLE FOR FUTURE SALE

GENERAL


    Upon completion of the Offering, there will be 7,308,472 shares of Common Stock outstanding (7,908,472 if the Over-Allotment Option is exercised in full). Of such shares, all of the 4,000,000 shares sold in the Offering (4,600,000 if the Over-Allotment Option is exercised in full) will be freely transferable (other than those purchased by affiliates of the Company) without restriction or further registration under the Securities Act. In addition, the 400,000 shares of Common Stock issuable upon exercise of the Representatives' Warrants and 300,000 shares of Common Stock issuable upon exercise of the Bridge Warrants, all of which also are being registered under the Securities Act pursuant to the Registration Statement of which this Prospectus constitutes a part, will be freely transferable under the Securities Act without restriction or further registration, subject to the limitation that the Representatives may not transfer, assign, or hypothecate the Representatives' Warrants or the underlying shares of Common Stock for a period of one year, with certain limited exceptions. See "Underwriting."



    Subject to certain limited exceptions, the holders of all of the remaining shares of Common Stock and the holders of certain of the warrants to purchase shares of Common Stock have agreed not to transfer or otherwise dispose of any securities of the Company for a one-year period following the closing of the Offering, without the prior written consent of Allen. At the request of The Nasdaq National Market, Inc., Allen has agreed not to consent to the transfer of shares of Common Stock issuable upon exercise of the Bridge Warrants for such one-year period. See "--Lock-up Agreements" below.


    The 3,308,472 shares of Common Stock outstanding prior to this Offering are "restricted securities" within the meaning of Rule 144 and may not be sold other than in accordance with Rule 144 or pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirement. In general, Rule 144 provides that any person (or persons whose shares are aggregated) to whom Rule 144 is applicable, including an affiliate, who has beneficially owned shares for at least a one-year period (as computed under Rule 144) is entitled to sell within any three-month period the number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of the Common Stock (approximately 73,335 shares after giving effect to the Offering, if the Over-Allotment Option is exercised in full) and
(ii) the reported average weekly trading volume of the then outstanding shares of Common Stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission. Sales under Rule 144 also are subject to certain provisions relating to the manner and notice of sale and the availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed an affiliate of the Company at any time during the 90 days immediately preceding a sale, and who has beneficially owned shares for at least a two-year period (as computed under Rule
144) is entitled to sell such shares under Rule 144(k) without regard to the volume limitation and other conditions described above. As of December 1, 1997, 2,240,596 of the shares of Common Stock outstanding prior to the Offering will be eligible for sale under Rule 144 generally 90 days after the date on which the Registration Statement of which this Prospectus constitutes a part becomes effective. Of these shares, 1,048,260 shares are also eligible for sale without regard to the volume limitation and other conditions pursuant to Rule 144(k) as of the date of this Prospectus.

    Furthermore, under Rule 144 generally, there will be 2,240,480, 2,240,480, 2,977,594 and 3,018,002 shares eligible for resale as of March 1, 1998, June 1, 1998, September 1, 1998 and December 1, 1998, respectively. Under Rule 144(k), there will be 1,423,850, 1,593,788, 1,593,788 and 1,615,988 shares eligible for resale as of March 1, 1998, June 1, 1998, September 1, 1998 and December 1, 1998, respectively. In addition to the holding period requirements imposed by the Rule 144 safe harbor, all holders of outstanding Common Stock prior to the Offering are subject to a one-year lock-up following the effective date of this Offering, subject to the ability of Allen to waive such lockup restrictions on behalf of the Representatives. See "--Lock-up Agreements."

    Prior to the date of this Prospectus, there has been no public market for the Common Stock. Trading of the Common Stock is expected to commence following the completion of the Offering. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock and the Company's ability to raise capital in the future through the sale of additional securities.

    Up to 400,000 additional shares of Common Stock may be purchased by the Representatives through the exercise of the Representatives' Warrants during the period commencing on the closing of the Offering and ending on the fifth anniversary of such date. The holders of the Representatives' Warrants will have certain demand and "piggyback" registration rights with respect to the shares of Common Stock underlying such options. Such shares of Common Stock issuable upon exercise of the Representatives' Warrants may be freely tradable, provided that the Company satisfies certain securities registration and qualification requirements in accordance with the terms of the Representatives' Warrants. See "--Registration Rights" and "--Lock-up Agreements" below and "Underwriting."


    Up to 777,130 shares of Common Stock may be purchased by the holders of outstanding warrants other than the Representatives' Warrants and the Bridge Warrants. The holders of the Bridge Warrants and certain of such other warrants are entitled to certain demand and "piggyback" registration rights as to such shares commencing 12 months after the closing of the Offering. Such shares will be freely tradable upon such registration. See "--Registration Rights" and "--Lock-up Agreements" below.


REGISTRATION RIGHTS


    Subject to the lock-up arrangements described below, the Company has granted certain demand and "piggyback" registration rights with respect to 3,308,472 outstanding shares of Common Stock, the 400,000 shares of Common Stock issuable upon exercise of the Representatives' Warrants, and 703,332 of the shares of Common Stock issuable upon exercise of other outstanding warrants. Subject to certain conditions and limitations, the registration rights granted to such holders give them the right to require the Company to register all or any portion of the Common Stock held by them or issuable upon the exercise of warrants held by them that are not transferable in a three-month period pursuant to Rule 144 (collectively, the "Registrable Securities") in connection with any registration by the Company of its securities on certain registration statements under the Securities Act. In addition, commencing one year after the Offering, but not more than once during any 12-month period, such holders who hold at least 200,000 shares of the Registrable Securities may request registration on Form S-3, if such registration is available to the Company at the time of such request, of the Registrable Securities held by the holders of Registrable Securities, provided the Registrable Securities for which registration is sought constitute at least two percent of the Common Stock (calculated on a fully diluted basis). Following such a request, all holders of Registrable Securities will be given an opportunity to participate in such registration. The registration rights described herein are subject to certain notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering. The Company is required to bear the expenses of all such registrations, except for the underwriting discounts and commissions relating to the sale of the shares of Common Stock held by such investors.


LOCK-UP AGREEMENTS


    Pursuant to the Underwriting Agreement, the Company, all of the existing shareholders of the Company and certain of the existing warrantholders of the Company as of the effective date of the Registration Statement, have agreed not to offer, issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of any securities of the Company for a period of 12 months from the date of closing of the Offering, without the prior written consent of Allen. At the request of The Nasdaq National Market, Inc., Allen has agreed not to consent to the transfer of shares of Common Stock issuable upon exercise of the Bridge Warrants for such one-year period.

                                  UNDERWRITING

    The Underwriters named below, acting through their representatives, Allen and Barington (collectively, the "Representatives"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the number of shares of Common Stock set forth opposite their respective names below. The Underwriters are committed to purchase and pay for all such shares if any are purchased.

UNDERWRITER                                                                  NUMBER OF SHARES
---------------------------------------------------------------------------  -----------------
Allen & Company Incorporated...............................................
Barington Capital Group, L.P...............................................

                                                                             -----------------
    Total..................................................................       4,000,000
                                                                             -----------------
                                                                             -----------------

    The Representatives have advised the Company that the Underwriters propose to offer the Shares to the public at the offering price set forth on the cover page of this Prospectus and that the Underwriters may allow to certain dealers who are members of the National Association of Securities Dealers, Inc. (the
"NASD") concessions of not in excess of $         per share of Common Stock, of
which not in excess of $         may be reallowed to other dealers who are
members of the NASD. After the commencement of this Offering, the public offering price, concession and reallowance to dealers may be reduced by the Representatives. No such reduction shall change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.

    In connection with the Offering and after the Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriters may overallot the Offering, creating a syndicate short position. Underwriters may bid for and purchase shares of Common Stock in the open market. In addition, the Underwriters may bid for and purchase shares of Common Stock in the open market to stabilize the price of the Common Stock. These activities may stabilize, maintain or otherwise affect the market price of the Common Stock above independent market levels. The Underwriters are not required to engage in these activities and may end these activities at any time.

    The Company has granted to the Underwriters the Over-Allotment Option, exercisable during the 45-day period after the closing date of the Offering, to purchase up to an aggregate of 600,000 additional shares of Common Stock at the initial public offering price, less underwriting discounts and commissions. The Underwriters may exercise such option only for the purpose of covering over-allotments made in connection with the sale of the Common Stock offered hereby.

    As is customary for such arrangements the Company has agreed to indemnify the Underwriters and each person who controls any Underwriter (including Enrique
F. Senior, a director of the Company who is an Executive Vice President and Managing Director of Allen) against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act, including for material misstatements or omissions contained in the Registration Statement. In addition, the Underwriters have agreed to indemnify the Company for such liabilities arising from material misstatements or omissions in connection with disclosure for which the underwriters are responsible. Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to the Underwriters, the Underwriters have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

    The Company has agreed to reimburse the Representatives their out-of-pocket expenses incurred in connection with the Offering, which are estimated to be $300,000.


    The Company also has agreed to sell to the Representatives, or their designees, Representatives' Warrants to purchase 400,000 shares of Common Stock at a price of $0.001 per warrant. The Representatives' Warrants will be exercisable for a period of five years, commencing on the effective date of the Offering, at an initial per share exercise price equal to 120% of the initial public offering price per share. The Representatives' Warrants cannot be transferred, assigned or hypothecated for one year from the date of issuance, except that they may be assigned, in whole or in part, to any successor, officer or partner of the Representatives (or to officers or partners of any such successor or partner). The Representatives' Warrants may be exercised as to all or a lesser number of shares covered by the options and will contain certain registration rights and anti-dilution provisions providing for appropriate adjustment of the exercise price and number of shares which may be purchased upon exercise, upon the occurrence of certain events. See "Risk Factors--Shares Eligible for Future Sale; Registration Rights" and "Certain Transactions."


    The Company has registered on behalf of the Representatives, under the Registration Statement of which this Prospectus is a part, the shares of Common Stock underlying the Representatives' Warrants.

    The foregoing discussion of the material terms and provisions of the Underwriting Agreement is qualified in its entirety by reference to the detailed provisions of the Underwriting Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

    The Company, all of the existing shareholders of the Company and certain existing warrantholders of the Company (including holders of the Bridge Warrants) have executed agreements pursuant to which they have agreed not to offer, pledge, sell, contract to sell, grant any option for the sale of or otherwise dispose of any of the Company's securities held by them for a period of 12 months from the date of closing of the Offering, without the prior written consent of Allen, subject to certain limited exceptions. See "Shares Eligible for Future Sale--Lock-up Agreements."


    Allen and certain of its affiliates beneficially own an aggregate of 712,430 shares of the Company. Enrique F. Senior, an Executive Vice President and Managing Director of Allen, is an optionholder of the Company and serves as a Director of the Company. See "Principal Shareholders" and "Certain Transactions." Consistent with the rules of the NASD, of which Allen is a member, the Company may be deemed to be an affiliate of Allen, and this Offering is therefore being made in conformity with the applicable provisions of such rules, including Rule 2720 of the NASD Conduct Rules. Accordingly, the price of the Shares being offered hereby is no higher than that recommended by Barington Capital Group as "qualified independent underwriter" as defined in the applicable provisions of the rules of the NASD; in connection with serving in such capacity, Barington is assuming the responsibilities of acting as qualified independent underwriter in pricing the Offering and in exercising the usual standards of due diligence in respect thereto. As compensation for serving as a Representative, Barington will receive 33.3% of the underwriting discounts and commissions set forth on the front cover page of this Prospectus, as well as 5% of the Representatives' Warrants. Barington will not receive any additional compensation for serving as qualified independent underwriter. As compensation for its participation in the Bridge Financing, Barington will receive a commission equal to 5% of the gross proceeds to the Company of such Bridge Financing, which commission shall be paid to Barington only upon closing of the Offering.


    Prior to the Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price of the shares of Common Stock offered and sold in the Offering will be determined by negotiation among the Company and the Representative and will not necessarily bear any relationship to the Company's book value, assets, past operating results, financial condition, or other established criteria of value. Factors to be considered in determining such price, which will also be used as the basis for the exercise price for the Representatives' Warrants, include the nature of the Company's business, its history and present state of development, an assessment of the Company's recent financial results and current financial condition, future prospects of the Company, the qualifications of the

Company's management, the general condition of the securities markets at the time of the Offering, the recommendation of Barington as qualified independent underwriter and other relevant factors. Allen may, after the Offering, serve as a market maker for the Common Stock.

                                 LEGAL MATTERS

    The validity of the Common Stock offered hereby and legal matters will be passed upon for the Company by Smith, Stratton, Wise, Heher & Brennan, Princeton, New Jersey. A member of Smith, Stratton, Wise, Heher & Brennan serves as the Secretary of the Company, for which services such member is not compensated. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Werbel & Carnelutti, a Professional Corporation, New York, New York.

                                    EXPERTS

    The consolidated balance sheet as of June 30, 1997 and the consolidated statements of operations, changes in shareholders' (deficit)/equity and cash flows for each of the two years in the period ended June 30, 1997 and for the period July 23, 1990 to June 30, 1997, included in this Prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph with respect to the Company's ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form SB-2 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain terms of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, which may be inspected without charge, at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates. The Registration Statement is also publicly available through the Commission's web site located at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants....................................................        F-2

Financial Statements:
  Balance Sheet......................................................................        F-3
  Statements of Operations...........................................................        F-4
  Statements of Changes in Shareholders' (Deficit)/Equity............................        F-5
  Statements of Cash Flows...........................................................       F-10

Notes to Financial Statements........................................................       F-11

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders,
Princeton Video Image, Inc.:

    We have audited the balance sheet of Princeton Video Image, Inc., a development stage company, (the "Company"), as of June 30, 1997, and the related statements of operations, changes in shareholders' (deficit)/equity, and cash flows for each of the two years in the period ended June 30, 1997 and for the period July 23, 1990 (date of inception) to June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Princeton Video Image, Inc. as of June 30, 1997, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 1997 and for the period July 23, 1990 (date of inception) to June 30, 1997 in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                          Coopers & Lybrand L.L.P.


Princeton, New Jersey
September 11, 1997, except for
Note 14 for which
the date is October 1, 1997

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS


                                                                                                      (UNAUDITED)
                                                                                                     SEPTEMBER 30,
                                                                                      JUNE 30, 1997      1997
                                                                                      -------------  -------------
                                              ASSETS
Current Assets:
  Cash and cash equivalents.........................................................  $     775,693   $   230,967
  Restricted marketable securities held to maturity.................................         76,320       133,209
  Trade accounts receivable.........................................................         86,993       162,775
  Other current assets..............................................................         37,532        72,474
                                                                                      -------------  -------------
      Total current assets..........................................................        976,538       599,425
Property and equipment, net.........................................................      1,266,806     1,286,154
Intangible assets, net..............................................................        388,754       398,269
Other assets........................................................................        129,118       165,461
                                                                                      -------------  -------------
      Total assets..................................................................  $   2,761,216   $ 2,449,309
                                                                                      -------------  -------------
                                                                                      -------------  -------------
                          LIABILITIES AND SHAREHOLDERS' (DEFICIT)/EQUITY
Current Liabilities:
  Accounts payable and accrued expenses.............................................  $     976,646   $ 1,009,971
  Unearned revenue..................................................................        430,497       430,497
  Customer deposits.................................................................        425,000       425,000
                                                                                      -------------  -------------
      Total current liabilities.....................................................      1,832,143     1,865,468
Unearned revenue....................................................................      1,030,469       972,843
                                                                                      -------------  -------------
      Total liabilities.............................................................      2,862,612     2,838,311
                                                                                      -------------  -------------
Commitments and contingencies.......................................................       --             --
Redeemable preferred stock:
  Cumulative, Series A, conditionally redeemable, $4.50 par value, authorized
    167,000 shares; issued and outstanding 67,600 shares at June 30, 1997 and
    September 30, 1997, redemption value equal to carrying value (par plus all
    accrued but unpaid dividends)...................................................        385,200       389,762
  Cumulative, Series B, conditionally redeemable, $5.00 par value, authorized 93,300 shares; issued and outstanding 86,041 shares at June 30, 1997 and September 30,
    1997, redemption value equal to carrying value (par plus all accrued but unpaid
    dividends)......................................................................        518,355       524,805
                                                                                      -------------  -------------
      Total redeemable preferred stock..............................................        903,555       914,567
Shareholders' (Deficit)/Equity:
  Common stock, no par value; $.005 stated value; authorized 40,000,000 shares;
    2,646,684 shares issued and outstanding and 291,756 shares subscribed at June
    30, 1997; 3,308,472 shares issued and outstanding as of September 30, 1997......         14,692        16,542
  Additional paid-in capital........................................................     19,910,396    21,197,302
  Less: Related party note receivable...............................................       (124,000)     (839,263)
       Deferred costs associated with planned initial public offering...............       --            (192,289)
       Stock subscription receivable................................................     (1,264,485)       (6,945)
  Deficit accumulated during the development stage..................................    (19,541,554)  (21,478,916)
                                                                                      -------------  -------------
      Total shareholders' (deficit)/equity..........................................     (1,004,951)   (1,303,569)
                                                                                      -------------  -------------
        Total liabilities, redeemable preferred stock and shareholders'
          (deficit)/equity..........................................................  $   2,761,216   $ 2,449,309
                                                                                      -------------  -------------
                                                                                      -------------  -------------


                 See accompanying notes to financial statements

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                                                   (UNAUDITED)
                                                                           JULY 23, 1990    FOR THE THREE MONTHS ENDED
                                             FOR THE YEARS ENDED JUNE 30,     (DATE OF            SEPTEMBER 30,
                                             ----------------------------  INCEPTION) TO   ----------------------------
                                                 1997           1996       JUNE 30, 1997       1997           1996
                                             -------------  -------------  --------------  -------------  -------------
License fee................................  $     130,526  $   1,000,000  $    1,130,526  $      57,626  $      25,000
Advertising revenue........................         81,108          9,600          90,708         75,177         29,198
                                             -------------  -------------  --------------  -------------  -------------
      Total revenue........................        211,634      1,009,600       1,221,234        132,803         54,198
Costs and expenses:
  Selling, general and administrative......      3,028,895      2,602,928       9,284,704      1,223,811        738,130
  Research and development.................      1,722,598      1,604,455       9,563,941        445,994        349,161
  L-VIS System costs.......................      1,274,890        949,804       2,453,313        416,732        190,836
                                             -------------  -------------  --------------  -------------  -------------
      Total costs and expenses.............      6,026,383      5,157,187      21,301,958      2,086,537      1,278,127
Operating loss.............................     (5,814,749)    (4,147,587)    (20,080,724)    (1,953,734)    (1,223,929)
Interest and other income..................        (84,088)      (237,063)       (539,170)       (16,372)       (36,527)
                                             -------------  -------------  --------------  -------------  -------------
Net loss...................................     (5,730,661)    (3,910,524)    (19,541,554)    (1,937,362)    (1,187,402)
Accretion of preferred stock dividends.....        (44,050)       (44,050)       (169,150)       (11,012)       (11,012)
                                             -------------  -------------  --------------  -------------  -------------
Net loss applicable to common stock........  $  (5,774,711) $  (3,954,574) $  (19,710,704) $  (1,948,374) $  (1,198,414)
                                             -------------  -------------  --------------  -------------  -------------
                                             -------------  -------------  --------------  -------------  -------------
  Net loss per share applicable to common
    stock (see Note 2).....................  $       (2.18) $       (1.74)                 $       (0.60) $       (0.46)
                                             -------------  -------------                  -------------  -------------
                                             -------------  -------------                  -------------  -------------
  Weighted average number of shares of
    common stock outstanding...............      2,653,546      2,266,973                      3,260,991      2,579,440
                                             -------------  -------------                  -------------  -------------
                                             -------------  -------------                  -------------  -------------

                                              (UNAUDITED)
                                             JULY 23, 1990
                                                (DATE OF
                                             INCEPTION) TO
                                             SEPTEMBER 30,
                                                  1997
                                             --------------
License fee................................  $    1,188,152
Advertising revenue........................         165,885
                                             --------------
      Total revenue........................       1,354,037
Costs and expenses:
  Selling, general and administrative......      10,508,515
  Research and development.................      10,009,935
  L-VIS System costs.......................       2,870,045
                                             --------------
      Total costs and expenses.............      23,388,495
Operating loss.............................     (22,034,458)
Interest and other income..................        (555,542)
                                             --------------
Net loss...................................     (20,478,916)
Accretion of preferred stock dividends.....        (180,162)
                                             --------------
Net loss applicable to common stock........  $  (21,659,078)
                                             --------------
                                             --------------
  Net loss per share applicable to common
    stock (see Note 2).....................
  Weighted average number of shares of
    common stock outstanding...............

                 See accompanying notes to financial statements

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
            STATEMENTS OF CHANGES IN SHAREHOLDERS' (DEFICIT)/EQUITY
     FOR THE PERIOD JULY 23, 1990 (DATE OF INCEPTION) TO SEPTEMBER 30, 1997

                                                                                   RELATED PARTY                TREASURY
                                                  COMMON STOCK                       NOTE AND                     STOCK
                                            ------------------------  ADDITIONAL*      STOCK                   -----------
                                             NUMBER OF                  PAID-IN    SUBSCRIPTION    DEFERRED     NUMBER OF
                                              SHARES       AMOUNT       CAPITAL     RECEIVABLE     IPO COSTS     SHARES
                                            -----------  -----------  -----------  -------------  -----------  -----------
Issuance of common stock for patent rights
  and cash, July 1990, $.0025 per share...     400,000    $   2,000       (1,000)
Issuance of common stock for services and
  cash....................................      52,000          260    $  71,240
Issuance of units consisting of 2 shares
  of common stock and warrants to purchase
  6 shares of stock at $6.25 per share,
  May 1991, $2.50 per unit................      64,000          320      159,630
Net loss from July 23, 1990 through June
  30, 1992................................
                                            -----------  -----------  -----------  -------------  -----------  -----------
Balance at June 30, 1992..................     516,000        2,580      229,870
Return of common stock to treasury, April
  1992 at no cost.........................                                                                        (41,200)
Reissuance of treasury shares for
  technology, April 1992..................                               103,000                                   41,200
Issuance of 32,000 warrants for
  technology, July 1992, exercise price of
  $2.50 per share.........................                                32,000
Issuance of units consisting of 200 shares
  of common stock and warrants to purchase
  134 shares of common stock at $1.13 per
  share, August 1992, $225.00 per unit....     308,000        1,540      344,960
Issuance of 480 units consisting of 200
  shares of common stock and 100 shares of
  Conditionally Redeemable Series A
  Preferred Stock, December 1992, $900.00
  per unit................................      96,000          480      215,520
Issuance of 196 units consisting of 200
  shares of common stock and 100 shares of
  conditionally Redeemable Series A
  Preferred Stock, March 1993 $900.00 per
  unit....................................      39,200          196       88,004
Payments related to issuance of common
  stock...................................                              (102,908)
Accretion of preferred stock dividends....                                (8,000)
Net loss..................................
                                            -----------  -----------  -----------  -------------  -----------  -----------
Balance at June 30, 1993..................     959,200        4,796      902,446
                                            -----------  -----------  -----------  -------------  -----------  -----------

                                                                          DEFICIT
                                                                        ACCUMULATED
                                                                         DURING THE       TOTAL
                                                           UNEARNED     DEVELOPMENT   SHAREHOLDERS'
                                              AMOUNT     COMPENSATION      STAGE      EQUITY/(DEFICIT)
                                            -----------  -------------  ------------  --------------
Issuance of common stock for patent rights
  and cash, July 1990, $.0025 per share...                                             $      1,000
Issuance of common stock for services and
  cash....................................                                                   71,500
Issuance of units consisting of 2 shares
  of common stock and warrants to purchase
  6 shares of stock at $6.25 per share,
  May 1991, $2.50 per unit................                                                  159,950
Net loss from July 23, 1990 through June
  30, 1992................................                               $ (375,669)       (375,669)
                                                 -----   -------------  ------------  --------------
Balance at June 30, 1992..................                                 (375,669)       (143,219)
Return of common stock to treasury, April
  1992 at no cost.........................   $    (206)                                        (206)
Reissuance of treasury shares for
  technology, April 1992..................         206                                      103,206
Issuance of 32,000 warrants for
  technology, July 1992, exercise price of
  $2.50 per share.........................                                                   32,000
Issuance of units consisting of 200 shares
  of common stock and warrants to purchase
  134 shares of common stock at $1.13 per
  share, August 1992, $225.00 per unit....                                                  346,500
Issuance of 480 units consisting of 200
  shares of common stock and 100 shares of
  Conditionally Redeemable Series A
  Preferred Stock, December 1992, $900.00
  per unit................................                                                  216,000
Issuance of 196 units consisting of 200
  shares of common stock and 100 shares of
  conditionally Redeemable Series A
  Preferred Stock, March 1993 $900.00 per
  unit....................................                                                   88,200
Payments related to issuance of common
  stock...................................                                                 (102,908)
Accretion of preferred stock dividends....                                                   (8,000)
Net loss..................................                               (1,819,277)     (1,819,277)
                                                 -----   -------------  ------------  --------------
Balance at June 30, 1993..................                               (2,194,946)     (1,287,704)
                                                 -----   -------------  ------------  --------------

                 See accompanying notes to financial statements

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
            STATEMENTS OF CHANGES IN SHAREHOLDERS' (DEFICIT)/EQUITY
     FOR THE PERIOD JULY 23, 1990 (DATE OF INCEPTION) TO SEPTEMBER 30, 1997

                                                                                RELATED
                                                                                 PARTY
                                              COMMON STOCK                      NOTE AND                      TREASURY STOCK
                                         ----------------------  ADDITIONAL      STOCK                   ------------------------
                                          NUMBER OF                PAID-IN    SUBSCRIPTION   DEFERRED     NUMBER OF
                                           SHARES      AMOUNT      CAPITAL     RECEIVABLE    IPO COSTS     SHARES       AMOUNT
                                         -----------  ---------  -----------  ------------  -----------  -----------  -----------
Balance at June 30, 1993...............     959,200       4,796     902,446
Issuance of common stock and warrants
  to purchase 132,074 shares of common
  stock at $12.12 per share, August
  1993.................................      61,906         309     658,309
Exercise of warrants at $12.12 per
  share, January 1994..................      82,542         413     949,587
Issuance of 86 units consisting of
  2,000 shares of common stock, 1,000
  shares of Conditionally Redeemable
  Series B Preferred Stock and warrants
  to purchase 2,000 shares of common
  stock at $12.50 per share, February
  1994, $30,000.00 per unit............     172,000         860   1,970,381
Unearned compensation related to
  issuance of 80,000 options, February
  1994, exercise price of $11.25 per
  share................................                             360,000
Issuance of common stock on account,
  March 1994, $12.50 per share.........      48,000         240     598,328      (598,568)
Issuance of common stock and warrants
  to purchase 450,000 shares of common
  stock at $12.50 per share, April
  1994.................................     120,000         600   1,445,015
Issuance of common stock, April 1994,
  $12.50 per share.....................      24,000         120     299,880
Issuance of common stock, June 1994,
  $15.00 per share.....................      60,000         300     830,022
Amortization of unearned compensation
  related to issuance of options.......
Accretion of preferred stock
  dividends............................                             (29,000)
Net loss...............................
                                         -----------  ---------  -----------  ------------  -----------  -----------       -----
Balance at June 30, 1994...............   1,527,648       7,638   7,984,968      (598,568)
                                         -----------  ---------  -----------  ------------  -----------  -----------       -----


                                                          DEFICIT
                                                        ACCUMULATED
                                                         DURING THE       TOTAL
                                           UNEARNED     DEVELOPMENT   SHAREHOLDERS'
                                         COMPENSATION      STAGE      EQUITY/(DEFICIT)
                                         -------------  ------------  --------------
Balance at June 30, 1993...............                  (2,194,946)     (1,287,704)
Issuance of common stock and warrants
  to purchase 132,074 shares of common
  stock at $12.12 per share, August
  1993.................................                                     658,618
Exercise of warrants at $12.12 per
  share, January 1994..................                                     950,000
Issuance of 86 units consisting of
  2,000 shares of common stock, 1,000
  shares of Conditionally Redeemable
  Series B Preferred Stock and warrants
  to purchase 2,000 shares of common
  stock at $12.50 per share, February
  1994, $30,000.00 per unit............                                   1,971,241
Unearned compensation related to
  issuance of 80,000 options, February
  1994, exercise price of $11.25 per
  share................................     (360,000)                             0
Issuance of common stock on account,
  March 1994, $12.50 per share.........                                           0
Issuance of common stock and warrants
  to purchase 450,000 shares of common
  stock at $12.50 per share, April
  1994.................................                                   1,445,615
Issuance of common stock, April 1994,
  $12.50 per share.....................                                     300,000
Issuance of common stock, June 1994,
  $15.00 per share.....................                                     830,322
Amortization of unearned compensation
  related to issuance of options.......       60,000                         60,000
Accretion of preferred stock
  dividends............................                                     (29,000)
Net loss...............................                  (4,263,754)     (4,263,754)
                                         -------------  ------------  --------------
Balance at June 30, 1994...............     (300,000)    (6,458,700)        635,338
                                         -------------  ------------  --------------

                 See accompanying notes to financial statements

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
            STATEMENTS OF CHANGES IN SHAREHOLDERS' (DEFICIT)/EQUITY
     FOR THE PERIOD JULY 23, 1990 (DATE OF INCEPTION) TO SEPTEMBER 30, 1997

                                            COMMON STOCK                     RELATED PARTY                     TREASURY STOCK
                                      ------------------------  ADDITIONAL   NOTE AND STOCK               ------------------------
                                       NUMBER OF                 PAID-IN      SUBSCRIPTION     DEFERRED    NUMBER OF
                                        SHARES       AMOUNT      CAPITAL       RECEIVABLE     IPO COSTS     SHARES       AMOUNT
                                      -----------  -----------  ----------  ----------------  ----------  -----------  -----------
Balance at June 30, 1994............   1,527,648        7,638    7,984,968       (598,568)
Issuance of common stock, warrants
  to purchase 70,000 shares of
  common stock at $15.00 per share
  and warrants to purchase 70,000
  shares of common stock at $20.00
  per share, July 1994..............     140,000          700    2,082,600
Issuance of common stock, April
  1995, $12.50 per share............      11,746           59      146,767
Exercise of warrants at $12.50 per
  share, May 1995...................     105,300          527    1,298,231       (124,000)
Compensation expense in connection
  with note receivable, May 1995....                                24,800
Unearned compensation related to
  issuance 20,000 options, June
  1995, exercise price of $15.00 per
  share.............................                               120,000
Receipt of stock subscription
  receivable........................                                              598,568
Amortization of unearned
  compensation related to issuance
  of options........................
Accretion of preferred stock
  dividends.........................                               (44,050)
Net loss............................
                                      -----------  -----------  ----------       --------     ----------  -----------       -----
Balance at June 30, 1995............   1,784,694        8,924   11,613,316       (124,000)
                                      -----------  -----------  ----------       --------     ----------  -----------       -----

                                                       DEFICIT
                                                     ACCUMULATED
                                                      DURING THE       TOTAL
                                        UNEARNED     DEVELOPMENT   SHAREHOLDERS'
                                      COMPENSATION      STAGE      EQUITY/(DEFICIT)
                                      -------------  ------------  --------------
Balance at June 30, 1994............     (300,000)    (6,458,700)        635,338
Issuance of common stock, warrants
  to purchase 70,000 shares of
  common stock at $15.00 per share
  and warrants to purchase 70,000
  shares of common stock at $20.00
  per share, July 1994..............                                   2,083,300
Issuance of common stock, April
  1995, $12.50 per share............                                     146,826
Exercise of warrants at $12.50 per
  share, May 1995...................                                   1,174,758
Compensation expense in connection
  with note receivable, May 1995....                                      24,800
Unearned compensation related to
  issuance 20,000 options, June
  1995, exercise price of $15.00 per
  share.............................     (120,000)                             0
Receipt of stock subscription
  receivable........................                                     598,568
Amortization of unearned
  compensation related to issuance
  of options........................      180,000                        180,000
Accretion of preferred stock
  dividends.........................                                     (44,050)
Net loss............................                  (3,441,669)     (3,441,669)
                                      -------------  ------------  --------------
Balance at June 30, 1995............     (240,000)    (9,900,369)      1,357,871
                                      -------------  ------------  --------------

                 See accompanying notes to financial statements

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
            STATEMENTS OF CHANGES IN SHAREHOLDERS' (DEFICIT)/EQUITY
     FOR THE PERIOD JULY 23, 1990 (DATE OF INCEPTION) TO SEPTEMBER 30, 1997

                                             COMMON STOCK                  RELATED PARTY                 TREASURY STOCK
                                          ------------------  ADDITIONAL   NOTE AND STOCK              ------------------
                                          NUMBER OF             PAID-IN     SUBSCRIPTION    DEFERRED   NUMBER OF
                                           SHARES    AMOUNT     CAPITAL      RECEIVABLE     IPO COSTS   SHARES     AMOUNT
                                          ---------  -------  -----------  --------------   ---------  ---------   ------
Balance at June 30, 1995................  1,784,694   8,924    11,613,316     (124,000)
Issuance of .041 units consisting of
  2,000 shares of common stock, 1,000
  shares of Conditionally Redeemable
  Series B Preferred Stock and warrants
  to purchase 2,000 shares of common
  stock at $12.50 per share, October
  1995, $30,000.00 per unit.............        82      0.5         1,025
Issuance of common stock, October 1995,
  $12.50 per share......................       128      0.5         1,600
Issuance of common stock and warrants to
  purchase 10,932 shares of common stock
  at $12.50 per share, October 1995.....       888        4        11,096
Exercise of warrants at $12.50 per
  share, October 1995...................     2,000       10        19,990
Issuance of common stock, February 1996,
  $17.50 per share......................   282,266    1,411     4,558,798
Issuance of 24,000 warrants to joint
  venture partner March 1996, exercise
  price of $15.00 per share.............                          120,000
Exercise of warrants at $1.13 per share,
  April 1996............................       938        5         1,050
Exercise of warrants at $6.25 per share,
  May 1996..............................   170,000      850     1,061,650
Issuance of 15,794 warrants for services
  performed during 1996, exercise price
  of $15.00 per share...................                           71,075
Amortization of unearned compensation
  related to issuance of options........
Accretion of preferred stock
  dividends.............................                          (44,050)
Net loss................................
                                          ---------  -------  -----------  --------------   ---------  ---------   ------
Balance at June 30, 1996................  2,240,996  $11,205  $17,415,550    $(124,000)
                                          ---------  -------  -----------  --------------   ---------  ---------   ------
                                          ---------  -------  -----------  --------------   ---------  ---------   ------

                                                            DEFICIT
                                                          ACCUMULATED
                                                          DURING THE          TOTAL
                                            UNEARNED      DEVELOPMENT     SHAREHOLDERS'
                                          COMPENSATION       STAGE       EQUITY/(DEFICIT)
                                          ------------   -------------   ----------------
Balance at June 30, 1995................    (240,000)      (9,900,369)       1,357,871
Issuance of .041 units consisting of
  2,000 shares of common stock, 1,000
  shares of Conditionally Redeemable
  Series B Preferred Stock and warrants
  to purchase 2,000 shares of common
  stock at $12.50 per share, October
  1995, $30,000.00 per unit.............                                       1,025.5
Issuance of common stock, October 1995,
  $12.50 per share......................                                       1,600.5
Issuance of common stock and warrants to
  purchase 10,932 shares of common stock
  at $12.50 per share, October 1995.....                                        11,100
Exercise of warrants at $12.50 per
  share, October 1995...................                                        20,000
Issuance of common stock, February 1996,
  $17.50 per share......................                                     4,560,209
Issuance of 24,000 warrants to joint
  venture partner March 1996, exercise
  price of $15.00 per share.............                                       120,000
Exercise of warrants at $1.13 per share,
  April 1996............................                                         1,055
Exercise of warrants at $6.25 per share,
  May 1996..............................                                     1,062,500
Issuance of 15,794 warrants for services
  performed during 1996, exercise price
  of $15.00 per share...................                                        71,075
Amortization of unearned compensation
  related to issuance of options........     240,000                           240,000
Accretion of preferred stock
  dividends.............................                                       (44,050)
Net loss................................                   (3,910,524)      (3,910,524)
                                          ------------   -------------   ----------------
Balance at June 30, 1996................                 $(13,810,893)     $ 3,491,862
                                          ------------   -------------   ----------------
                                          ------------   -------------   ----------------

                 See accompanying notes to financial statements

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
            STATEMENTS OF CHANGES IN SHAREHOLDERS' (DEFICIT)/EQUITY
     FOR THE PERIOD JULY 23, 1990 (DATE OF INCEPTION) TO SEPTEMBER 30, 1997

                                                                                             RELATED PARTY
                                                               COMMON STOCK                    NOTE AND
                                                            ------------------  ADDITIONAL       STOCK
                                                            NUMBER OF             PAID-IN    SUBSCRIPTION      DEFERRED
                                                             SHARES    AMOUNT     CAPITAL     RECEIVABLE       IPO COSTS
                                                            ---------  -------  -----------  -------------   -------------
Balance at June 30, 1996..................................  2,240,996   11,205   17,415,550      (124,000)
Exercise of warrants at $2.50 per share, August 1996......     8,000        40       19,960
Exercise of warrants at $2.50 per share, September 1996...     4,000        20        9,980
Exercise of warrants at $1.13 per share, May 1997.........    97,930       490      109,681
Issuance of common stock on account, May 1997, $3.75 per
  share...................................................   587,514     2,937    2,172,013    (1,264,485)
Issuance of 4,206 warrants for services performed during
  1997, exercise price of $15.00 per share................                           18,927
Accretion of preferred stock dividends....................                          (44,050)
Compensation expense associated with extension of employee
  stock options...........................................                          208,335
Net loss..................................................
                                                            ---------  -------  -----------  -------------   -------------
Balance at June 30, 1997..................................  2,938,440  $14,692  $19,910,396   $(1,388,485)
Exercise of warrants at $1.13 per share (unaudited).......    51,062       255       57,189
Exercise of warrants at $2.50 per share July 1997
  (unaudited).............................................   282,000     1,410      703,590      (655,000)
Compensation expense in connection with notes receivable,
  July 1997 (unaudited)...................................                          360,250
Issuance of 36,970 shares with respect to anti-dilution
  rights in July 1997 (unaudited).........................    36,970       185         (185)
Compensation expense related to issuance of 20,000
  options, September 30, 1997, exercise price of $2.50 per
  share (unaudited).......................................                           80,000
Issuance of 20,000 warrants in settlement of obligation
  accrued, September 1997, exercise price $4.50 per share
  (unaudited).............................................                           90,000
Issuance of 1,572 warrants in settlement of obligation
  accrued, September 1997, exercise price $15.00 per share
  (unaudited).............................................                            7,074
Collection of stock subscriptions receivable
  (unaudited).............................................                                      1,197,277
Deferred costs associated with planned initial public
  offering (unaudited)....................................                                                        (192,289)
Accretion of preferred stock dividends (unaudited)........                          (11,012)
Net loss (unaudited)......................................
                                                            ---------  -------  -----------  -------------   -------------
Balance at September 30, 1997 (unaudited).................  3,308,472  $16,542  $21,197,302   $  (846,208)        (192,289)
                                                            ---------  -------  -----------  -------------   -------------
                                                            ---------  -------  -----------  -------------   -------------

                                                                                               DEFICIT
                                                            TREASURY STOCK                   ACCUMULATED
                                                               NUMBER OF                      DURING THE        TOTAL

                                                            ---------------     UNEARNED     DEVELOPMENT    SHAREHOLDERS'

                                                            SHARES   AMOUNT   COMPENSATION      STAGE      EQUITY/(DEFICIT)

                                                            ------   ------   ------------   ------------  ----------------

Balance at June 30, 1996..................................                                    (13,810,893)     3,491,862

Exercise of warrants at $2.50 per share, August 1996......                                                        20,000

Exercise of warrants at $2.50 per share, September 1996...                                                        10,000

Exercise of warrants at $1.13 per share, May 1997.........                                                       110,171

Issuance of common stock on account, May 1997, $3.75 per
  share...................................................                                                       910,465

Issuance of 4,206 warrants for services performed during
  1997, exercise price of $15.00 per share................                                                        18,927

Accretion of preferred stock dividends....................                                                       (44,050)

Compensation expense associated with extension of employee
  stock options...........................................                                                       208,335

Net loss..................................................                                     (5,730,661)    (5,730,661)

                                                            ------   ------      -----       ------------  ----------------

Balance at June 30, 1997..................................                                   $(19,541,554)   $(1,004,951)

Exercise of warrants at $1.13 per share (unaudited).......                                                        57,444

Exercise of warrants at $2.50 per share July 1997
  (unaudited).............................................                                                        50,000

Compensation expense in connection with notes receivable,
  July 1997 (unaudited)...................................                                                       360,250

Issuance of 36,970 shares with respect to anti-dilution
  rights in July 1997 (unaudited).........................                                                            --

Compensation expense related to issuance of 20,000
  options, September 30, 1997, exercise price of $2.50 per
  share (unaudited).......................................                                                        80,000

Issuance of 20,000 warrants in settlement of obligation
  accrued, September 1997, exercise price $4.50 per share
  (unaudited).............................................                                                        90,000

Issuance of 1,572 warrants in settlement of obligation
  accrued, September 1997, exercise price $15.00 per share
  (unaudited).............................................                                                         7,074

Collection of stock subscriptions receivable
  (unaudited).............................................                                                     1,197,277

Deferred costs associated with planned initial public
  offering (unaudited)....................................                                                      (192,289)

Accretion of preferred stock dividends (unaudited)........                                                       (11,012)

Net loss (unaudited)......................................                                     (1,937,362)    (1,937,362)

                                                            ------   ------      -----       ------------  ----------------

Balance at September 30, 1997 (unaudited).................   $  0     $  0        $  0       $(21,478,916)   $(1,303,569)

                                                            ------   ------      -----       ------------  ----------------

                                                            ------   ------      -----       ------------  ----------------


                 See accompanying notes to financial statements

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                                                                (UNAUDITED)
                                                                                          (UNAUDITED)          JULY 23, 1990
                                           FOR THE YEARS ENDED      JULY 23, 1990     FOR THE THREE MONTHS       (DATE OF
                                                 JUNE 30,             (DATE OF        ENDED SEPTEMBER 30,       INCEPTION)
                                          ----------------------     INCEPTION)      ----------------------  TO SEPTEMBER 30,
                                             1997        1996     TO JUNE 30, 1997      1997        1996           1997
                                          ----------  ----------  -----------------  ----------  ----------  -----------------
Cash flows from operating activities:
  Net loss..............................  $(5,730,661) $(3,910,524)   $ (19,541,554) $(1,937,362) $(1,187,402)   $ (21,478,916)
  Adjustments to reconcile net loss to
    net cash used in operating
    activities:
      Amortization of unearned income...    (130,526)     --             (130,526)      (57,626)    (25,000)        (188,152)
      Depreciation expense..............     478,982     294,765          999,600       146,646     103,141        1,146,246
      Amortization of intangibles.......      57,490      10,871          112,347        16,734      14,372          129,081
      Charges associated with option and
        warrant grants and related party
        note receivable.................     227,262     431,075        1,058,137       440,250     169,167        1,498,387
      Equity in net loss of affiliate...      --          --                9,048        --          --                9,048
      Increase (decrease) in cash
        resulting from changes in:
          Trade accounts receivable.....     (78,293)     (8,700)         (86,993)      (75,782)    (40,200)        (162,775)
          Current assets................      77,244     (73,288)         (37,532)      (23,231)     93,796          (60,763)
          Other assets..................        (572)    (66,080)        (129,118)      (36,343)        (80)        (165,461)
          Accounts payable and accrued
            expenses....................     379,044     149,597          976,646       (85,312)    (80,102)         891,334
          Unearned revenue..............     391,492    (800,000)       1,591,492        --          40,000        1,591,492
          Customer deposits.............     125,000     300,000          425,000        --          --              425,000
          Miscellaneous other...........     108,274      19,312          119,354         6,821      34,475          126,175
                                          ----------  ----------  -----------------  ----------  ----------  -----------------
          Net cash used in operating
            activities..................  (4,095,264) (3,652,972)     (14,634,099)   (1,605,205)   (877,833)     (16,239,304)
                                          ----------  ----------  -----------------  ----------  ----------  -----------------
Cash flows from investing activities:
  Purchase of held-to-maturity
    investments.........................     (75,535) (3,027,826)      (5,289,558)      (52,000)   (501,878)      (5,341,558)
  Proceeds from held-to-maturity
    investments.........................   3,000,000   2,200,000        5,200,000             0   3,000,000        5,200,000
  Purchases of property and equipment...    (523,221)   (879,958)      (2,278,414)     (165,994)    (41,137)      (2,444,408)
  Increase in intangible assets.........     (87,632)   (207,569)        (595,209)      (26,249)    (26,622)        (621,458)
  Investments in joint venture..........      --          --               (9,048)       --          --               (9,048)
                                          ----------  ----------  -----------------  ----------  ----------  -----------------
        Net cash provided by (used in)
          investing activities..........   2,313,612  (1,915,353)      (2,972,229)     (244,243)  2,430,363       (3,216,472)
                                          ----------  ----------  -----------------  ----------  ----------  -----------------
Cash flows from financing activities:
  Proceeds from issuances of preferred
    stock...............................      --             205          734,405             0           0          734,405
  Proceeds from issuances of common
    stock...............................   1,050,636   5,657,490       17,647,616     1,304,722      30,000       18,952,338
                                          ----------  ----------  -----------------  ----------  ----------  -----------------
        Net cash provided by financing
          activities....................   1,050,636   5,657,695       18,382,021     1,304,722      30,000       19,686,743
                                          ----------  ----------  -----------------  ----------  ----------  -----------------
        Net increase (decrease) in cash
          and cash equivalents..........    (731,016)     89,370          775,693      (544,726)  1,582,530          230,967

Cash and cash equivalents at beginning
  of period.............................   1,506,709   1,417,339                0       775,693   1,506,709                0
                                          ----------  ----------  -----------------  ----------  ----------  -----------------
                                          ----------  ----------  -----------------  ----------  ----------  -----------------
Cash and cash equivalents at end of
  period................................  $  775,693  $1,506,709    $     775,693    $  230,967  $3,089,239    $     230,967
                                          ----------  ----------  -----------------  ----------  ----------  -----------------
                                          ----------  ----------  -----------------  ----------  ----------  -----------------
Supplemental cash flow information:

  Subscriptions received in connection
    with issuance of stock..............  $1,264,485
  Deferred costs associated with planned
    initial public offering
    (unaudited).........................                                             $  192,289
  Deferred debt issuance costs
    (unaudited).........................                                                 11,711
  Fair value of warrants issued in
    settlement of accrued obligation
    (unaudited).........................                                                 97,074

                 See accompanying notes to financial statements

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

 (INFORMATION RELATED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 IS
                                   UNAUDITED)

1. ORGANIZATION:

    Princeton Video Image, Inc., formerly known as Princeton Electronic Billboard, Inc. ("the Company"), was incorporated on July 23, 1990 in the State of New Jersey. The Company has developed a Live Video Insertion System (the "L-VIS System") which utilizes proprietary software and hardware to insert images into a live television sports broadcast so that the images appear to actually exist in the stadium where the game is being played. The Company is marketing this system to advertisers for use in real time insertion of an image into television transmissions of a live sporting event. The Company intends to market its systems on a worldwide basis through licensing agreements or the formation of joint ventures.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

    The accompanying financial statements have been prepared assuming the Company will continue as a going concern and contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Therefore, the financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

    The Company has generated minimal revenues to date, incurred recurring losses since inception and has an accumulated deficit of approximately $19.5 million at June 30, 1997 and $21.5 million as of September 30, 1997. The Company also has significant liquidity requirements to fund the continuation of operations. As a result, continuation of the business is dependent on the ability of the Company to successfully market its technology and obtain sufficient working capital to finance the continuation of operations. Management's plans include the continuation of marketing efforts aimed at generating revenue and to obtain additional funds for working capital requirements through a public or private placement of debt or equity instruments. There can be no assurance that the Company will be successful in its attempt to consummate the aforementioned plans. Further, there can be no assurance, assuming the Company successfully raises additional funds, that the Company will achieve profitability or positive cash flow. If the Company is unable to obtain adequate additional financing, management will be required to substantially curtail the Company's research and development programs and to curtail certain other of its operations.

DEVELOPMENT STAGE COMPANY

    The accompanying financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standard No. 7, "Accounting and Reporting by Development Stage Enterprises."

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of petty cash on hand, checking accounts, money market funds, and all highly liquid debt instruments purchased with a maturity of three months or less.

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 (INFORMATION RELATED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 IS
                                   UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INVESTMENTS

    Investments in and the operating results of joint ventures in which the Company has a 50% interest or otherwise exercises significant influence are accounted for on the basis of the equity method of accounting.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, principally three to seven years. Gains or losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal.

INTANGIBLE ASSETS

    Legal costs incurred to apply for patents are capitalized. Effective July 1, 1996, the Company began amortizing these costs using the straight line method over an estimated useful life of 7 years, which is shorter than the legal life. Prior to that date, these costs were amortized over 14 years.

INCOME TAXES

    The Company accounts for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse.

REVENUE

    Non-refundable license fees are recognized as revenue when earned, which is when all related commitments have been satisfied (see Note 5). Additionally, under the terms of certain existing agreements, the Company retains title to the L-VIS System and receives a non-refundable fee which reflects reimbursement for the construction cost of the system delivered to the licensee. These fees are recorded as license revenue on a straight-line basis over the shorter of the license term or useful life of the equipment.

    Advertising revenue is recognized when earned, which is when the respective advertisements are inserted into a television broadcast.

RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are expensed as incurred. Costs associated with the development of the Company's proprietary computer system which are incurred prior to technological feasibility are recorded as research and development expenses.

PER SHARE DATA

    Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Topic 4-D, certain issuances of common stock and stock options and warrants granted by the Company during the twelve months preceding the Company's initial public offering have been included in the calculation of net loss

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 (INFORMATION RELATED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 IS
                                   UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) per share applicable to common stock as if they were outstanding for all periods presented, using the treasury stock method at an assumed public offering price of $7.00 per share.

    Net loss per share applicable to common stock calculated in accordance with APB Opinion No. 15 ("APB 15") is shown below. The weighted average number of shares outstanding excludes the number of common shares issuable upon the exercise of outstanding stock options and warrants since such inclusion would be antidilutive.

                                                                                             (UNAUDITED)
                                                                 FOR THE YEARS ENDED     FOR THE THREE MONTHS
                                                                       JUNE 30            ENDED SEPTEMBER 30
                                                                ----------------------  ----------------------
                                                                   1997        1996        1997        1996
                                                                ----------  ----------  ----------  ----------
Net loss per share applicable to common stock.................      $(2.43)     $(2.05)     $(0.60)      (0.53)
Weighted average number of common shares outstanding..........   2,372,065   1,933,196   3,240,991   2,245,663

    In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128") which supercedes APB 15. SFAS 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share which excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. SFAS 128 also requires dual presentation of basic earnings per share and diluted earnings per share on the face of the income statement for all periods presented. Diluted earnings per share is computed similarly to full diluted earnings per share pursuant to APB 15, with some modifications. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. The Company will present earnings per share in accordance with SFAS 128 commencing in fiscal year 1998.

RISK AND UNCERTAINTIES

    The Company is subject to a number of risks common to companies in similar stages of development including, but not limited to, the lack of assurance of the marketability of the product, the need to raise substantial additional funds, the risk of technological obsolescence and limited source of supply of certain components of the L-VIS System.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

RECLASSIFICATIONS

    Certain reclassifications have been made to the 1996 financial statements to conform with the 1997 presentation.

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 (INFORMATION RELATED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 IS
                                   UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INTERIM FINANCIAL INFORMATION

    The financial information presented as of September 30, 1997 and for the three months ended September 30, 1997 and 1996 and for the period July 23, 1990 (date of inception) to September 30, 1997, in the opinion of management, reflects all adjustments (which consist of normal accruals) necessary for a fair presentation of such financial information.

NEW PRONOUNCEMENTS

    The Financial Accounting Standards Board issued Financial Accounting Standard No. 130, "Reporting Comprehensive Income" ("SFAS 130") in June 1997. Comprehensive income represents the change in net assets of a business enterprise as a result of nonowner transactions. Management does not believe that the future adoption of SFAS 130 will have a material effect on the Company's financial position and results of operations. The Company will adopt SFAS 130 for the year ending June 30, 1998.

    Also in June 1997, the Financial Accounting Standards Board issued Financial Accounting Standard No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 requires that a business enterprise report certain information about operating segments, products and services, geographic areas of operation, and major customers in complete sets of financial statements and in condensed financial statements for interim periods. The Company will adopt SFAS 131 in 1998.

3. RESTRICTED MARKETABLE SECURITIES HELD TO MATURITY:

    At June 30, 1997, the Company had investments in U.S. Treasury Notes which, at the time of purchase, had a maturity greater than three months but less than one year and are restricted as to use under the terms of an existing letter of credit. The Company intends to hold to these debt instruments to maturity and has accordingly classified them as marketable securities held to maturity at their amortized cost basis. Unrealized holding losses totaled $206 at June 30, 1997.

4. INVESTMENTS IN JOINT VENTURES:

    In 1993, the Company formed a joint venture, Publicidad Virtual S.A. de C.V., ("Publicidad"), with Presencia en Medios, S.A. de C.V. ("Presencia"), a Mexican corporation, for purposes of marketing the Company's technology in Latin America and the Spanish language markets in the Caribbean basin. The Company and Presencia each own 50% of the voting shares and share equally in the net earnings of Publicidad. At June 30, 1997, the Company's investment in Publicidad amounted to $0, reflecting the Company's equity in Publicidad. The Company has not recognized losses in excess of its investment in Publicidad as it has no commitment to fund Publicidad's operations.

    Under the terms of the joint venture agreement, Presencia manages the day-to-day operations of Publicidad and is obligated to make such loans or additional contributions as are necessary to carry out the business. The Company has no further obligation to the joint venture. In 1994, Publicidad, through additional contributions made by Presencia, paid the Company $2,000,000 for an exclusive, royalty-free license granting Publicidad the right to commercially market the Company's technology in Latin America and the Spanish-speaking Caribbean. (See Note 5).

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 (INFORMATION RELATED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 IS
                                   UNAUDITED)

5. LICENSE FEES:

    In connection with the joint venture noted above, the Company received a non-refundable fee of $2,000,000. The Company recognized 50% of this fee ($1,000,000 based upon its percentage ownership in Publicidad) in 1996 when all the deliverables as defined in the agreement were met. The Company recognized $100,000 of license fees as revenue relating to the amortization of unearned revenue in 1997. The remaining $900,000 of unearned revenue, of which $100,000 is included in current liabilities and the remainder in long-term at June 30, 1997, is being amortized into income over a 10 year period commencing July 1, 1996.

    Under the terms of certain existing agreements, the Company retains title to the L-VIS System and receives a non-refundable fee which reflects reimbursement for the construction cost of the system delivered to the licensee. These fees are recorded as license revenue on a straight-line basis over the shorter of the license term or the useful life of the equipment. During 1997, the Company received $391,492 of such fees, of which $30,526 was recognized as license fee revenue. The remaining $360,966 is included in unearned revenue, of which $130,497 is current.

6. PROPERTY AND EQUIPMENT:

    The costs and accumulated depreciation of property and equipment at June 30, 1997 are summarized as follows:

                                                                                                          1997
                                                                                                      ------------
Furniture and fixtures..............................................................................  $     61,281
Leasehold improvements..............................................................................        22,583
Office equipment....................................................................................       802,856
L-VIS Systems.......................................................................................       566,292
Research and development equipment and software.....................................................       417,645
Spare parts.........................................................................................       319,296
                                                                                                      ------------
      Total property and equipment..................................................................     2,189,953
  Less: accumulated depreciation....................................................................      (923,147)
                                                                                                      ------------
Property and equipment, net.........................................................................  $  1,266,806
                                                                                                      ------------
                                                                                                      ------------

    Depreciation expense amounted to $478,982 and $294,765 for the years ended June 30, 1997 and 1996, respectively.

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 (INFORMATION RELATED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 IS
                                   UNAUDITED)

7. INTANGIBLE ASSETS:

    The costs and accumulated amortization at June 30, 1997 are summarized as follows:

                                                                                                           1997
                                                                                                        ----------
Patents...............................................................................................  $  182,358
Patent Applications in Progress.......................................................................     273,084
                                                                                                        ----------
      Total Intangible Assets.........................................................................     455,442
      Less: Accumulated amortization..................................................................     (66,688)
                                                                                                        ----------
      Intangible Assets, net..........................................................................  $  388,754
                                                                                                        ----------
                                                                                                        ----------

    Amortization expense amounted to $57,490 and $10,871 for the years ended June 30, 1997 and 1996, respectively. On May 6, 1997 and August 6, 1996, respectively, the Company was granted patents relating to a pattern recognition system to detect specific objects in a video field and a system and method for a downstream application and control electronic billboard system.

8. INCOME TAXES:

    Temporary differences which give rise to significant deferred tax assets and liabilities at June 30, 1997 are as follows:

                                                                                                         1997
                                                                                                     -------------
Deferred tax assets:
  Capitalized start-up costs.......................................................................  $     798,000
  Fixed assets.....................................................................................        176,000
  Deferred revenue and other.......................................................................        484,000
  Net operating loss carryforwards.................................................................      2,176,000
  State taxes......................................................................................      1,456,000
  Valuation allowance--Federal.....................................................................     (3,479,000)
  Valuation allowance--State.......................................................................     (1,456,000)
                                                                                                     -------------
      Total deferred tax assets....................................................................  $     155,000
Deferred tax liabilities:
  Intangibles......................................................................................        155,000
                                                                                                     -------------
      Total deferred tax liabilities...............................................................        155,000
                                                                                                     -------------
        Net deferred taxes.........................................................................  $           0
                                                                                                     -------------
                                                                                                     -------------

    Due to the uncertainty of the realization of the deferred tax assets, a full valuation allowance has been provided.

    As of June 30, 1997, the Company has net operating loss carryforwards for federal income tax purposes of approximately $6,400,000, which expire in the years 2006 through 2012. At September 30, 1997, the Company had available net operating loss carryforwards of approximately $7,800,000. The available net operating losses are based on the assumption that the Company has gone through a change in ownership pursuant to Internal Revenue Code ("IRC") Section 382 during the fiscal year ended June 30, 1997 as a result of the May 1997 Rights Offering. Under IRC Section 382, the amount of the net operating loss carryforwards that are available to offset taxable income in any particular year is severely limited.

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 (INFORMATION RELATED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 IS
                                   UNAUDITED)

8. INCOME TAXES: (CONTINUED)
    Although the Company has determined its net operating losses as if it had undergone a change of ownership pursuant to IRC Section 382, the Company has not yet finalized the analysis to make an actual determination of whether such a change has occurred. Therefore, if such a change has not occurred during the fiscal year ended June 30, 1997, the amount of net operating loss carryforwards available in total and on an annual basis may be increased.

9. COMMON AND PREFERRED STOCK:

COMMON STOCK

    Pursuant to its Restated Certificate of Incorporation, the Company is prohibited from paying any dividends on the Common Stock until all accumulated dividends in respect of the Series A Preferred Stock and Series B Preferred Stock have been paid.

    In May 1995, certain investors in the Company, which included a member of the Company's current Board of Directors, signed notes ("the Notes") for $124,000 in consideration for amounts owed under a stock subscription agreement. The underlying shares of common stock are being held by the transfer agent until the proceeds from the Notes are received by the Company. These Notes, which bear interest at a rate of 9%, contain no recourse provisions by which the Company can enforce collection. Accordingly, a $24,800 charge to general and administrative expense was recorded in fiscal year 1995 for the excess of the fair value of the Company's common stock in May 1995 over the purchase price of the common stock associated with the underlying subscription agreement. Additionally, the Company did not receive amounts owed upon the maturity of the Notes in May 1997 and has granted a one year extension of these Notes through May 1998. However, no charge was recorded in fiscal year 1997, as the fair value of the Company's common stock in May 1997 was less than the purchase price of the common stock associated with the underlying subscription agreement.

    In February 1996, the Company issued 282,266 shares of common stock in a private placement offering ("the February 1996 Offering") for $17.50 per share and received proceeds of $4,560,209.

    In May 1997, in order to raise funds to meet current obligations, the Company issued 587,514 shares of common stock in a special rights offering ("the Rights Offering") whereby existing shareholders could purchase one share of common stock at $3.75 per share for every four shares of common stock held. The Company received proceeds of $910,465 and stock subscriptions receivable totaling $1,264,485. Prior to the Rights Offering, warrantholders exercised 97,930 warrants at $1.13 per share in order to increase their participation in the Rights Offering.

    In July 1997, certain investors in the Company, which included a member of the Company's current Board of Directors signed notes ("the July Notes") for $60,263 in consideration for amount owed under the Rights Offering stock subscription agreement. The July Notes, which bear interest at a rate of 9%, contain no recourse provisions by which the Company can enforce collection and mature in July 1998. However, no charge was recorded in July 1997, as the fair value of the Company's common stock in July 1997 approximated the purchase price of the common stock associated with the Rights Offering subscription agreement.

    In July 1997, two employees of the Company signed notes ("the Employee Notes") for $655,000 as consideration for the exercise of warrants to purchase 262,000 shares of common stock at an exercise price of $2.50 per share. Accordingly, a $360,250 charge to general and administrative expense was recorded in July 1997 for the excess of the fair value of the Company's stock in July 1997 over the exercise price of the

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 (INFORMATION RELATED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 IS
                                   UNAUDITED)

9. COMMON AND PREFERRED STOCK: (CONTINUED) underlying warrants. The Employee Notes, which bear interest at a rate of 8.5%, contain no recourse provisions by which the Company can enforce collection and mature in July 2002.

    On September 3, 1997, in preparation for the planned initial public offering of the Company's common stock, the Board of Directors of the Company declared a 2 for 1 stock split of the Company's common stock. All references in the financial statements to share and per share numbers and amounts and warrant and option data have been restated to give retroactive effect to the stock split.

PREFERRED STOCK

    The Company is authorized to issue up to 1,000,000 shares of the preferred stock in one or more series. The Company's Board of Directors is authorized to fix the relative rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, liquidation preferences, the number of shares constituting any series and the designation of such series. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of the Company's Series A Preferred Stock, Series B Preferred Stock and Common Stock, including the loss of voting control. Other than the shares of Series A Preferred Stock and Series B Preferred Stock, there are no shares of preferred stock currently issued and outstanding.

SERIES A PREFERRED STOCK

    The Company has issued a total of 67,600 shares of Series A Redeemable Preferred Stock with a par value of $4.50 per share and a six percent per annum dividend rate. Dividends shall be paid either in cash or common stock of the Company. The Company has the right at any time after the date of original issuance of the Series A Preferred Stock to redeem the Series A Preferred Stock in whole or in part at a price of $4.50 per share plus all accrued but unpaid dividends. The Company is required to redeem this preferred stock in cash at par plus all accrued but unpaid dividends from thirty percent of the amount by which the Company's annual net income after taxes exceeds $5,000,000.

    Dividends on the shares of Series A Preferred Stock are cumulative and must be paid in the event of liquidation and before any distribution to holders of common stock. Cumulative dividends in arrears at June 30, 1997 totaled $81,000 (or $1.20 per share).

    The Series A Preferred Stock has no liquidation preference, no conversion rights and no registration rights.

SERIES B PREFERRED STOCK

    The Company has issued a total of 86,041 shares of Series B Redeemable Preferred Stock with a par value of $5.00 per share and a six percent per annum dividend rate. Dividends shall be paid either in cash or common stock of the Company. The Company has the right at any time after the date of original issuance of the Series B Preferred Stock, but subject to the prior redemption of all of the Series A Preferred Stock, to redeem the Series B Preferred Stock in whole or in part at a price of $5.00 per share plus all accrued but unpaid dividends. The Company is required, subject to the prior redemption of all of the Series A Preferred Stock, to redeem this preferred stock in cash at par plus all accrued but unpaid dividends from twenty percent of the amount by which the Company's annual net income after taxes in any year exceeds $5,000,000.

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 (INFORMATION RELATED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 IS
                                   UNAUDITED)

9. COMMON AND PREFERRED STOCK: (CONTINUED)
    Dividends on the shares of Series B Preferred Stock are cumulative and must be paid in the event of liquidation and before any distribution to holders of common stock. No dividends may be paid with respect to this stock until all cumulative dividends in respect of Series A Preferred Stock have been paid. Cumulative dividends in arrears at June 30, 1997 totaled $88,150 (or $1.02 per share).

    The Series B Preferred Stock has no liquidation preference, no conversion rights and no registration rights.

    Changes in the preferred stock accounts were as follows:

                                                              SERIES A                 SERIES B
                                                       -----------------------  -----------------------
                                                        NUMBER OF                NUMBER OF
                                                         SHARES       AMOUNT      SHARES       AMOUNT      TOTAL
                                                       -----------  ----------  -----------  ----------  ----------
    Balance at June 30, 1992
Stock issued for cash, December 1992.................      48,000   $  216,000                           $  216,000
Stock issued for cash, March 1993....................      19,600       88,200                               88,200
Accretion of preferred stock dividends...............                    8,000                                8,000
                                                       -----------  ----------  -----------  ----------  ----------
    Balance at June 30, 1993.........................      67,600      312,200                              312,200
                                                       -----------  ----------  -----------  ----------  ----------
Stock issued for cash, February 1994.................                               86,000   $  430,000     430,000
Accretion of preferred stock dividends...............                   18,250                   10,750      29,000
                                                       -----------  ----------  -----------  ----------  ----------
    Balance at June 30, 1994.........................      67,600      330,450      86,000      440,750     771,200
                                                       -----------  ----------  -----------  ----------  ----------
Accretion of preferred stock dividends...............                   18,250                   25,800      44,050
                                                       -----------  ----------  -----------  ----------  ----------
    Balance at June 30, 1995.........................      67,600      348,700      86,000      466,550     815,250
                                                       -----------  ----------  -----------  ----------  ----------
Stock issued for cash, September 1995................                                   41          205         205
Accretion of preferred stock dividends...............                   18,250                   25,800      44,050
                                                       -----------  ----------  -----------  ----------  ----------
    Balance at June 30, 1996.........................      67,600      366,950      86,041      492,555     859,505
                                                       -----------  ----------  -----------  ----------  ----------
Accretion of preferred stock dividends...............                   18,250                   25,800      44,050
                                                       -----------  ----------  -----------  ----------  ----------
    Balance at June 30, 1997.........................      67,600      385,200      86,041      518,355     903,555
                                                       -----------  ----------  -----------  ----------  ----------
Accretion of preferred stock dividends (unaudited)...                    4,562                    6,450      11,012
                                                       -----------  ----------  -----------  ----------  ----------
    Balance at September 30, 1997 (unaudited)........      67,600   $  389,762      86,041   $  524,805  $  914,567
                                                       -----------  ----------  -----------  ----------  ----------
                                                       -----------  ----------  -----------  ----------  ----------

CO-INVESTMENT RIGHTS, ANTI-DILUTION RIGHTS AND RIGHT OF FIRST REFUSAL

    In connection with the August 1993 offering of common stock and warrants to Presencia ("the August 1993 Offering"), the Company granted co-investment rights to Presencia with respect to certain offerings of securities by the Company which are offered at a price equal to or greater than the per share purchase price paid by Presencia in the August 1993 Offering. Such rights allow Presencia to purchase, on terms at least as favorable as those on which the offered securities are to be sold, a sufficient number of the offered securities to allow Presencia to maintain its percentage ownership interest in the Company. This co-investment right terminates upon an initial public offering of the Company's securities.

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 (INFORMATION RELATED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 IS
                                   UNAUDITED)

9. COMMON AND PREFERRED STOCK: (CONTINUED)
    Additionally, in connection with the August 1993 Offering, the Company granted anti-dilution rights to Presencia with respect to any offering of common stock issued at a price less than the per share purchase price paid by Presencia in the August 1993 Offering. Such rights allow Presencia to receive a sufficient number of shares of common stock to allow Presencia to maintain its percentage ownership interest in the Company for no additional consideration. This anti-dilution right terminates upon an initial public offering of the Company's common stock. Pursuant to these anti-dilution rights and the Rights Offering in May 1997, Presencia was entitled to be issued an additional 36,970 shares of common stock for no additional consideration. These shares were issued to Precensia in July 1997 and were accounted for as a cost of the Rights Offering.

    In connection with the July 1994 offering of common stock and warrants to Blockbuster Entertainment Corporation ("Blockbuster"), the Company granted co-investment rights to Blockbuster with respect to certain offerings of securities by the Company. Such rights allow Blockbuster to purchase, on terms at least as favorable as those on which the offered securities are to be sold, a sufficient number of the offered securities to allow Blockbuster to maintain its percentage ownership interest in the Company. This co-investment right terminates upon an initial public offering of the Company's securities.

    Additionally, pursuant to the July 1994 offering of Common Stock and warrants to Blockbuster, the Company granted Blockbuster the right to purchase all, but not less than all, of certain securities offered to a third party or parties for the purchase price at which the securities are offered to the third party or parties. This right does not apply to certain offers of securities by the Company, including offers which the Company makes for strategic business purposes relating to the Company's business, technology or products. This right of first refusal terminates upon an initial public offering of the Company's securities.

10. WARRANTS AND OPTIONS:

WARRANTS

    The Company had outstanding a total of 790,730 and 1,220,650 warrants to purchase common stock at September 30, 1997, and June 30, 1997, respectively. The exercise prices range from $1.13 to $20.00 per share and the expiration of such warrants range from 1997 to 2002. The following is a description of warrant activity to date:

    In connection with the May 1991 issuance of common stock, the Company issued warrants with a five year term to purchase 192,000 shares of common stock at an exercise price of $6.25 per share. In May 1996, warrants for 170,000 shares of common stock were exercised and the remainder expired.

    In August 1991, warrants with a five year term to purchase 8,000 shares of common stock at an exercise price of $2.50 per share were granted as consideration for consulting services provided to the Company. These warrants were exercised in August 1996.

    In September 1991, warrants with a five year term to purchase 4,000 shares of common at an exercise price of $2.50 per share were granted to an outside director. These warrants vested ratably over the period September 1991 through September 1993 and expire five years after the vesting date. These warrants were exercised in September 1996.

    In November 1991, warrants with a five year term to purchase 80,800 shares of common stock at an exercise price of $2.50 per share were granted to an employee of the Company. These warrants vested as

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 (INFORMATION RELATED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 IS
                                   UNAUDITED)

10. WARRANTS AND OPTIONS: (CONTINUED)
follows: (i) 20,000 in November 1991, (ii) 13,600 each in November 1992, November 1993 and November 1994 and (iii) 20,000 in September 1993. Each series of warrants expires five years after the applicable vesting date. In November 1996, 20,000 of these warrants expired.

    In July 1992, warrants with a five year term to purchase 262,000 shares of common stock at an exercise price of $2.50 per share were issued to two employees of the Company. These warrants were exercised in July 1997 (see Note
9).

    In July 1992, warrants with a five year term to purchase 32,000 shares of common stock at an exercise price of $2.50 per share were issued to David Sarnoff Research Center, Inc. The estimated fair value of the warrants of $32,000 was recorded as research and development expense in fiscal year 1993. These warrants expired in July 1997.

    In July 1992, warrants with a five year term to purchase 20,000 shares of common stock at an exercise price of $2.50 per share were issued to a financial advisor in connection with the August 1992 and December 1992 equity offerings. These warrants were exercised in July 1997.

    In July 1992, warrants with a five year term to purchase 30,000 shares of common stock at an exercise price of $1.13 per share were issued to a financial advisor in connection with August and December 1992 equity offerings. In May 1997 and July 1997, respectively, warrants for 14,850 and 15,150 shares of common stock were exercised.

    In connection with the August 1992 issuance of common stock, the Company issued warrants with a five year term to purchase 206,360 shares of common stock at an exercise price of $1.13 per share. In August 1997, May 1997 and April 1996, respectively, warrants for 35,912, 83,080 and 938 shares of common stock were exercised. The remaining warrants expired in August 1997.

    In connection with the August 1993 issuance of common stock, the Company issued warrants with a one year term to purchase 132,074 shares of common stock at an exercise price of $12.12 per share. In January 1994, respectively, warrants for 82,542 shares of common stock were exercised. The remaining warrants expired in August 1994.

    In connection with the February 1994 issuance of common stock and Series B Preferred Stock, the Company issued warrants to purchase 172,000 shares of common stock at an exercise price of $12.50 per share. In May 1995 and October 1995, warrants for 105,300 and 2,000 shares of common stock were exercised, respectively. The remaining warrants for 64,700 shares of common stock have expired.

    In connection with the April 1994 issuance of common stock, the Company issued warrants with a five year term to purchase 450,000 shares of common stock at an exercise price of $12.50 per share.

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 (INFORMATION RELATED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 IS
                                   UNAUDITED)

10. WARRANTS AND OPTIONS: (CONTINUED)

    In connection with the July 1994 issuance of common stock to Blockbuster, the Company issued warrants with a five year term to purchase 70,000 shares of common stock at an exercise price of $15.00 per share. Additionally, the Company granted warrants to purchase 70,000 shares of common stock at an exercise price of $20.00 per share. These warrants vest upon the future occurrence of any of the following events: (i) Blockbuster provides consulting services to the Company which materially enhances the Company's technology relating to real time insertion; (ii) Blockbuster and the Company enter into a joint venture for the purpose of exploiting the Company's system in the entertainment industry for non-television applications; or (iii) the Miami Dolphins are the first National Football League team to support the use of the Company's system in connection with broadcast of its games. These warrants expire three years after the vesting date.

    In April 1995, warrants with a five year term to purchase 29,200 shares of common stock at an exercise price of $13.75 per share were issued to a financial advisor in connection with the February 1994 equity offering. Additionally, warrants with a five year term to purchase 6,000 shares of common stock at an exercise price of $16.50 per share were issued to the same financial advisor in connection with the April 1994 equity offering. These warrants expire five years after the closing date of the related offering.

    In October 1995, in connection with the exercise of Presencia's co-investment rights in common stock and Series B Preferred Stock, the Company issued to Presencia warrants with a one year term to purchase 82 shares of common stock at an exercise price of $12.50 per share. These warrants expired in fiscal year 1996. Additionally, the Company issued to Presencia warrants with a five year term to purchase 10,932 shares of common stock at an exercise price of $12.50 per share. These warrants expire in April 1999.

    In February 1996, warrants with a five year term to purchase 28,226 shares of common stock at an exercise price of $19.25 per share were issued to consultants with respect to the February 1996 equity offering.

    In March 1996, warrants with a five year term to purchase 24,000 shares of common stock at an exercise price of $15.00 were issued to Presencia as consideration for costs incurred by Presencia relating to the License Agreement between the Company and Presencia. The estimated fair value of the warrants of $120,000 was recorded as general and administrative expenses in fiscal year 1996.

    During 1997 and 1996, respectively, the Company issued warrants with a five year term to purchase 4,206 and 15,794 shares of common stock at an exercise price of $15.00 as consideration for consulting services provided to the Company. The estimated fair value of the warrants of $18,927 and $71,075 was recorded as general and administrative expense in fiscal year 1997 and 1996, respectively.

    In September 1997, warrants with a five year term to purchase 1,572 shares of common stock at an exercise price of $15.00 per share were issued in settlement of an obligation of $7,074 accrued at June 30, 1997 relating to consulting services provided to the Company.

    In September 1997, warrants with a three year term to purchase 20,000 shares of common stock at an exercise price of $4.50 per share were issued in settlement of an obligation of $90,000 accrued during 1996, when the consulting services were provided to the Company.

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 (INFORMATION RELATED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 IS
                                   UNAUDITED)

10. WARRANTS AND OPTIONS: (CONTINUED)
STOCK OPTION PLAN

    The Company adopted a Stock Option Plan (the "Plan") in July 1993 for employees, officers, directors, consultants and independent contractors of the Company. The Plan initially reserved 360,000 shares of common stock for issuance upon the exercise of stock options. The Plan was amended in 1995, 1996 and 1997 to reserve additional shares. As of June 30, 1997, 1,560,000 shares were reserved for the Plan.

    The Plan is administered by the Board of Directors, which determines the distribution of all options. The Plan provides for the granting of options intended to qualify as "incentive stock options" ("ISOs") as defined in Section 422A of the Internal Revenue Code of 1986, as amended, and non-qualified stock options ("NQSOs") to key employees of the Company as well as NQSOs to non-employee directors, independent contractors and consultants who perform services for the Company. The exercise price of all ISOs granted under the Plan may not be less than the fair market value of the shares at the time the option is granted. Options may be for a period of not more than ten years from the date of grant and generally vest ratably over a three year period. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution.

    Information with respect to options under the Plan is as follows:

                                                                                            WEIGHTED     WEIGHTED
                                                                                             AVERAGE      AVERAGE
                                                              NUMBER OF                     EXERCISE    FAIR VALUE
                                                 AVAILABLE     OPTIONS     OPTION PRICE     PRICE PER   PER OPTION
                                                 FOR GRANT   OUTSTANDING       RANGE          SHARE       GRANTED
                                                 ----------  -----------  ---------------  -----------  -----------
Balance at June 30, 1995.......................      --         388,850   $  10.00-$15.00   $   11.96
                                                 ----------  -----------
Authorized.....................................     271,150
Granted........................................    (258,784)    258,784                     $   16.59    $    9.84
Exercised......................................      --          --                            --
Forfeitures....................................      23,000     (23,000)                    $   15.00
                                                 ----------  -----------
Balance at June 30, 1996.......................      35,366     624,634   $  10.00-$17.50   $   13.77
                                                 ----------  -----------
Authorized.....................................     900,000
Granted........................................    (638,040)    638,040                     $   18.85    $   16.57
Exercised......................................      --          --                            --
Forfeitures....................................     161,750    (161,750)                    $   15.90
                                                 ----------  -----------
Balance at June 30, 1997.......................     459,076   1,100,924   $  10.00-$20.00   $   16.38
                                                 ----------  -----------
Authorized (unaudited).........................      --          --
Granted (unaudited)............................    (109,800)   (109,800)                    $    8.29
Exercised (unaudited)..........................      --          --
Forfeitures (unaudited)........................      --          --
                                                 ----------  -----------
Balance at September 30, 1997 (unaudited)......     349,276   1,210,724   $   2.50-$20.00   $   15.65
                                                 ----------  -----------
                                                 ----------  -----------
Exercisable at September 30, 1997
  (unaudited)..................................     630,008
Exercisable at June 30, 1997...................                 559,788                     $   13.93
Exercisable at June 30, 1996...................                 337,510                     $   12.19

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 (INFORMATION RELATED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 IS
                                   UNAUDITED)

10. WARRANTS AND OPTIONS: (CONTINUED)
    The weighted average remaining contractual lives of outstanding options at June 30, 1997 was 7.3 years.

    The Company applies the provisions of Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock-based compensation plans. Accordingly, no compensation has been recognized in the financial statements with respect to options and warrants issued with an exercise price at or above the fair market value of the stock on the grant date. Had compensation costs for such options and warrants been determined based on the fair value approach promulgated by Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation", the Company's net loss applicable to Common Stock would have been increased as follows:

                                                                                      FOR THE YEARS ENDED JUNE 30,
                                                                                      ----------------------------
                                                                                          1997           1996
                                                                                      -------------  -------------
Pro forma net loss applicable to common stock.......................................  $  (6,739,553) $  (4,123,850)
Pro forma net loss per share applicable to common shares............................  $       (2.84) $       (2.13)

    The pro forma compensation expense of $964,842 and $169,276 for the years ended June 30, 1997 and 1996, respectively, was calculated on the fair value of each option using the minimum value method, with the following weighted average assumptions used for grants:

                                                                         FOR THE YEARS ENDED
                                                                               JUNE 30,
                                                                        ----------------------
                                                                           1997        1996
                                                                        ----------  ----------
Risk free interest rate...............................................        6.5%        6.2%
Expected option lives.................................................   9.5 years   6.7 years

    In connection with certain options granted in February 1994 relating to a consulting services agreement with a member of the Company's current Board of Directors, the Company recorded unearned compensation expense in the amount of $360,000. This unearned compensation was amortized over the 24 month vesting period. In connection with certain options granted in June 1995 relating to a consulting services agreement, the Company recorded unearned compensation in the amount of $120,000, which was expensed when the service was provided in 1996. During 1997, the Company extended the terms of certain options issued to employees. As a result, the Company recorded a charge of $208,335, which represents the fair value of the Company's common stock at the new measurement date in excess of the exercise price of the underlying option. In September 1997, the Company granted 20,000 fully vested options with an exercise price of $2.50 per share to an employee to replace certain warrants which had expired in 1996. As a result, the Company recorded a change of $80,000 in September 1997 which represents the fair value of the stock in excess of the exercise price of the options.

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 (INFORMATION RELATED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 IS
                                   UNAUDITED)

11. COMMITMENTS AND CONTINGENCIES:

GE AGREEMENT

    In July 1991, the Company entered into a license agreement with General Electric Company ("GE") granting to the Company a non-exclusive license for use of certain of GE's intellectual property. This agreement expired in July 1996 and management is presently attempting to renegotiate this agreement. In the event that the Company is not able to negotiate such an extension, and is still using such technology, the Company might be forced to modify its products to exclude use of such technology, which may cause the Company to incur additional costs or experience delays in the further manufacturing and marketing of its products. Even in the event that the Company is not able to negotiate such an extension, the license will not terminate with respect to any of the Company's products that had been manufactured prior to the expiration of the license.

    Under the terms of the license, the Company would pay royalties to GE based upon the Company's gross revenues. All royalties accrue as earned, but no payments are required to be made until the earlier of the date on which cumulative gross revenues reach twenty million dollars or the termination of the agreement. As of June 30, 1997, the amount accrued under this agreement was not material.

    In November 1997, the company negotiated a new agreement with GE which provides that the Company will pay GE a royalty based on the gross revenues earned. This agreement which is retroactive to July 1996, has a five-year term. The amounts owed to GE under this agreement are not material for the year ended June 30, 1997 or the quarter ended September 30, 1997.

SARNOFF AGREEMENT

    The Company entered into an agreement with David Sarnoff Research Center, Inc. ("Sarnoff") in November 1990, which was amended in August 1991 and June 1995, granting the Company an exclusive, worldwide license for use of the proprietary Pyramid Image Processing technology developed by Sarnoff in the fields of television advertising and for any purpose for television programming involving sports. The Company may terminate this agreement at any time after the earlier of the date on which the Company's cumulative gross revenues reach $20,000,000 or January 1, 1999.

    Under terms of this agreement, the Company will pay royalties to Sarnoff based upon the Company's gross revenues. All royalties shall accrue as earned, but no payments are required to be made until the earlier of the date on which cumulative gross revenues reach twenty million dollars or January 1, 1999. Commencing on January 1, 1999, minimum quarterly royalties of $100,000 shall be paid by the Company to Sarnoff. As of June 30, 1997, the amount accrued under this agreement was not material.

THESEUS AGREEMENT

    In December 1995, the Company entered into a license agreement with Theseus Research, Inc. ("Theseus") whereby the Company was granted a non-exclusive worldwide license, without the right of sublicense, to use Theseus technology in its system. During the term of the license, the Company will pay royalties based upon a percentage of net sales on a quarterly basis. The agreement terminates with the expiration of the last of the patents included in the licensed technology. As of June 30, 1997, the amount accrued under this agreement was not material.

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 (INFORMATION RELATED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 IS
                                   UNAUDITED)

11. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
GDM AGREEMENT

    In December 1995, the Company entered into a license and association agreement with Gerencia de Medios, S.A., ("GDM"), a subsidiary of Prisa, a Spanish media company. The purpose of this association was to allow GDM to market and use the Company's system in sports broadcasts in Spain and Portugal throughout a trial period, which expired in December 1996.

    Under the terms of the association, GDM paid the Company $500,000 in license and royalty fees, $200,000 of which was refundable if GDM was unable to use the Company's system during the trial period because of patent infringement on third parties. The remaining $300,000 was a deposit paid by GDM for use of the Company's system which must be refunded to GDM. GDM is seeking a refund of the license and royalty fee it previously paid to the Company asserting, as one reason, its receipt of a letter from an affiliate of Symah Vision-SA ("Symah"), a competitor of the Company, asserting that use of the L-VIS System in Spain would infringe one of Symah's patents. Although the Company and GDM have been advised by European patent counsel that use of the L-VIS System would not infringe Symah's patent, there can be no assurance that the Company will be able to resolve the issue with GDM satisfactorily or that Symah will not assert infringement claims against the Company or its European licensees in the future. Therefore, because of the uncertainties regarding the ultimate amount to be refunded, the Company has not recognized any portion of the $500,000 fee as revenue. Accordingly, these amounts are reflected in unearned revenue and customer deposits at June 30, 1997.

    In November 1997 the Company settled its dispute with GDM concerning amounts owed by the Company to GDM under the terms of their association agreement. GDM will return the L-VIS system equipment to the Company in exchange for a $365,000 payment to GDM from the Company. The remaining $135,000 will be recorded as income by the Company in the second quarter 1998.

D&D ENTERTAINMENT LETTER OF INTENT

    In May 1997, the Company signed a non-binding letter of intent with D&D Entertainment for purposes of marketing the Company's technology in the Benelux region of Europe. Under the terms of this letter of intent, the Company received $125,000 of advanced licensing fees. Because no legally binding agreement has been executed, these proceeds are reflected in customer deposits at June 30, 1997.

LEASES

    The Company leases its primary office space under operating leases. The leases on the Company's headquarters expire on October 20, 1997. The Company has executed a new lease agreement for its headquarters commencing October 1, 1997. Rent and equipment lease expense for the years ended June 30, 1997 and 1996 was $141,415 and $155,352, respectively.

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 (INFORMATION RELATED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 IS
                                   UNAUDITED)

11. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    Future minimum rent and lease payments are as follows:

1998............................................................  $ 347,961
1999............................................................    342,632
2000............................................................    331,322
2001............................................................    205,032
2002............................................................    205,032
Thereafter......................................................     34,827
                                                                  ---------
Total minimum lease payments....................................  $1,466,806
                                                                  ---------
                                                                  ---------

    Under the terms of a three year lease signed in 1997 for an administrative facility, the Company is required to maintain an irrevocable, unconditional $70,000 letter of credit throughout the term of the lease. Under the terms of another lease, the Company is required to maintain an irrevocable, unconditional $52,000 letter of credit throughout the lease.

12. RELATED PARTY TRANSACTIONS:

    A member of the Board of Directors of the Company is also the President of J.J. Pomerance & Co., Inc., a corporation that has furnished consulting services to the Company from time to time.

    A member of the Board of Directors of the Company is also a principal shareholder and the President of the Board of Directors of Presencia, which has made several equity investments in the Company and is the Company's joint venture partner in Publicidad.

    A member of the Board of Directors of the Company is also the sole shareholder and President of Princeton Venture Research, Inc. ("PVR"), a shareholder of the Company. PVR entered into an arrangement with the Company regarding the services of a consultant that PVR provided to the Company for several months in 1995. In connection with such arrangement, in September 1997, the Company granted PVR a warrant to purchase 20,000 shares of common stock at an exercise price of $4.50 per share. Additionally, of the $124,000 of Notes received in consideration for amounts owed under a stock subscription agreement (see Note 9), $80,000 relates to the member of the Board of Directors, $20,000 relates to the wife of the member of the Board of Directors and $24,000 relates to PVR. Commencing in July 1997, PVR furnished the Company with extensive consulting services in connection with financial structuring, negotiations with various major shareholders and preparation of the Bridge Financing. In connection with such services, the Company has paid PVR a fee of $100,000. In consideration for financial advisory services rendered to the Company in connection with the Bridge Financing, the Company paid PVR Securities, Inc., an affiliate of PVR, a fee of $70,000, or five percent of the gross proceeds of the Bridge Financing obtained from investors introduced to the Company by PVR Securities, Inc. In connection with the purchase of Common Stock under the Company's 1997 rights offering, the wife of the member of the Board of Directors and PVR executed promissory notes in favor of the Company in the amounts of $9,720 and $50,543, respectively. Such notes will become due on July 15, 1998, and bear interest at a rate of nine percent per annum. The member of the Board of Directors of the Company is also the Manager and a member of Acorn Technology Partners, L.L.C., the general partner of Acorn Technology Fund, L.P., which purchased 1.5 units in the Bridge Financing in October 1997. Each unit consists of one Bridge Note in the principal amount of $100,000 and Bridge Warrants to purchase 10,000

                          PRINCETON VIDEO IMAGE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 (INFORMATION RELATED TO THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 IS
                                   UNAUDITED)

12. RELATED PARTY TRANSACTIONS: (CONTINUED) shares of Common Stock at an exercise price of $0.01 per share. The purchase price of each unit was $100,000.

    A member of the Board of Directors of the Company is also a Managing Director and Executive Vice President of Allen & Company Incorporated ("Allen & Co."), which is a principal shareholder of the Company and furnishes financial advisory services to the Company from time to time. In connection with the February 1996 Offering, Allen & Co. received a financial advisory fee of $247,000, plus expenses, as well as a five-year warrants to purchase 28,226 shares of common stock at an exercise price of $19.25 per share. Allen, as a Representative, will receive underwriting discounts and commissions, as well as Representatives' Warrants initially exercisable for 380,000 shares of Common Stock, with respect to services rendered on behalf of the Company with respect to its planned initial public offering.

    A member of the Board of Directors of the Company has been retained as a consultant to the Company.

    The Chief Executive Officer and President of the Company purchased one unit in the Bridge Financing that closed in October 1997.

13. CONCENTRATION OF CREDIT RISK:

    The Company maintains its cash and cash equivalents with major financial institutions. Held to maturity securities consist of U.S. government Treasury securities.

14. SUBSEQUENT EVENTS:

    In connection with the planned initial public offering of common stock, the Board of Directors of the Company approved a $3,000,000 Bridge Financing. Under the terms of the Bridge Financing, which closed in October 1997 the Company issued 30 units, each unit consisting of i) one promissory note payable with a principal amount of $100,000 and bearing interest at 10% and ii) warrants with a five year term to purchase 10,000 shares of common stock at an exercise price of $.01 per share. The promissory notes mature upon the earlier of i) the commencement of the planned initial public offering, ii) the first anniversary of their issuance, subject to a six month extension at the Company's discretion or iii) the closing of an offering of securities of the Company with aggregate net proceeds equal to or in excess of the principal amount of the promissory notes issued. The promissory notes are senior to all other indebtedness of the Company and are secured by a first lien on the Company's fixed assets. The warrants will vest upon the earlier of the commencement of the planned initial offering or the first anniversary of their issuance. In the event the maturity of the promissory notes is extended, the warrants will become exercisable for an additional 1/10 share of common stock of the first day of the extension period and on every thirtieth day thereafter. The fair value of the warrants, which approximated $1,650,000 at the closing date, will be recorded as an increase to additional paid-in capital in October 1997. Upon maturity of the promissory notes, the Company will remit the $3,000,000 principal balance and all accrued interest on the promissory notes. The difference between the $3,000,000 of proceeds received from the Bridge Financing and the $1,350,000 of the proceeds allocated to the promissory notes will be amortized to interest expense over the estimated three month term of the promissory notes. Additionally, the Company expects to incur $227,500 of commissions and fees in connection with the Bridge Financing. These fees will be deferred and amortized over the expected three month term of the promissory notes.

    On October 1, 1997, the Board of Directors of the Company approved a modification of the terms of all stock options held by individuals who, as of that date, are currently employees of the Company. The modification, which affected approximately 320,380 options, reduced the exercise price of such options to $8.00 per share.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES AS OF WHICH SUCH INFORMATION IS FURNISHED.
                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Prospectus Summary.............................          3
Risk Factors...................................          8
Use of Proceeds................................         20
Dividend Policy................................         22
Dilution.......................................         23
Capitalization.................................         25
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................         26
Business.......................................         31
Management.....................................         43
Certain Transactions...........................         49
Principal Shareholders.........................         51
Description of Securities......................         54
Shares Eligible for Future Sale................         59
Underwriting...................................         61
Legal Matters..................................         63
Experts........................................         63
Available Information..........................         63
Index to Financial Statements..................        F-1

                            ------------------------


    UNTIL       , 1998 (25 DAYS AFTER THE DATE HEREOF), ALL DEALERS EFFECTING
TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                4,000,000 SHARES

                                   PRINCETON
                               VIDEO IMAGE, INC.
                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                ALLEN & COMPANY
                                  INCORPORATED
                               BARINGTON CAPITAL
                                     GROUP

                               DECEMBER   , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 15, 1997

PROSPECTUS

                                  2,700,000 SHARES
                          PRINCETON VIDEO IMAGE, INC.
                                  COMMON STOCK
                                ----------------

    This Prospectus relates to the Offering (the "Offering") by certain selling shareholders (the "Selling Shareholders") of 700,000 shares (the "Selling Shareholders Shares") of Common Stock, no par value (the "Common Stock"), of Princeton Video Image, Inc. (the "Company") which may be sold from time to time by the Selling Shareholders, or by transferees, on or after the date of this Prospectus, subject to certain lock-up arrangements which provide that the Shares may not be sold for a period of 12 months from the date of closing of the Company Offering (defined below). In addition, this Prospectus relates to 2,000,000 shares of Common Stock and such indeterminate number of additional shares of Common Stock (collectively, the "Market Maker Shares" and, together with the Selling Shareholder Shares, the "Shares") as may be sold solely in connection with the market mating activities of Allen & Company Incorporated ("Allen"), as a registered securities broker-dealer. See "Risk Factors--Shares Eligible for Future Sale," "Certain Transactions," "Description of Securities," "Shares Eligible For Future Sale," "Selling Shareholders" and "Concurrent Sales By Selling Shareholders."

    No underwriting arrangements have been entered into by the Selling Shareholders. The distribution of the Selling Shareholders Shares by the Selling Shareholders may be effected from time to time in transactions on the Nasdaq National Market, in negotiated transactions, through the writing of options on the Selling Shareholders Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by the sale of the Selling Shareholders Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Selling Shareholders Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of the Selling Shareholders Shares.

    The Selling Shareholders and intermediaries through whom the Selling Shareholders Shares are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation.

    The Company will not receive any proceeds from sales of the Shares. See "Selling Shareholders" and "Plan of Distribution."

    A registration statement under the Securities Act has been filed with the Securities and Exchange Commission with respect to an underwritten public offering (the "Company Offering") on behalf of the Company of 4,000,000 shares of Common Stock, plus up to 600,000 shares which may be offered pursuant to the exercise of an over-allotment option (the "Over-Allotment Option") held by the underwriters of the Company Offering (the "Underwriters"). The Shares offered hereunder include shares of common stock underlying warrants entitling the representatives of the Underwriters to purchase from the Company, for a period of five years from the date of this Prospectus, up to 400,000 shares of Common Stock at an exercise price equal to 120% of the initial public offering price (the "Representatives' Warrants"). See "Concurrent Sales By Company."
                            ------------------------

    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE
SUBSTANTIAL DILUTION. SEE "RISK FACTORS" BEGINNING ON PAGE       AND "DILUTION."
                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Prospectus is December       , 1997.

                                     Alt-1

                              SELLING SHAREHOLDERS

    The following table sets forth the name of each person who is a Selling Shareholder, the number of Shares owned by each Selling Shareholder's account, the percentage of outstanding shares of Common Stock of the Company owned by such person prior to this Offering, the number of shares being sold by such person, the number of shares of Common Stock such person will own after the completion of this Offering, and the percentage of outstanding shares of Common Stock of the Company owned by such person after the completion of this Offering.

                                                                                                       PERCENTAGE OF
                                                           NUMBER OF                    NUMBER OF       OUTSTANDING
                                                            SHARES        MAXIMUM        SHARES        COMMON STOCK
                                                          BENEFICIALLY   NUMBER OF    BENEFICIALLY     BENEFICIALLY
                                                          OWNED PRIOR  SHARES BEING    OWNED AFTER      OWNED AFTER
NAME OF SELLING SHAREHOLDER                               TO OFFERING     OFFERED       OFFERING         OFFERING
--------------------------------------------------------  -----------  -------------  -------------  -----------------
Acorn Technology Fund, L.P..............................      15,000        15,000              0                *
Bader M. Al-Humaidhi....................................       8,540         5,000          3,540                *
Allen & Company Incorporated............................   1,092,430       380,000        772,430              8.0%
Al-Mal Kuwaiti Company..................................       7,500         7,500              0                *
Fahad Al-Rajaan.........................................       8,540         5,000          3,540                *
Taleb A. Ali............................................      10,000        10,000              0                *
Peder A. Arneson........................................       2,500         2,500              0                *
Aus. Per. No. 1, Inc....................................      32,250         7,500         24,750                *
Stephen D. Baksa........................................       7,000         1,250          8,250                *
Barington Capital Group, L.P............................      20,000        20,000              0                *
Leonard Barrack.........................................      21,500        21,500              0                *
C.A.L.M. Venture Partners, L.P..........................       6,296         2,500          3,796                *
Nicholas E. Chimicles...................................       2,500         2,500              0                *
Patrick Coughlin........................................       8,500         2,500          6,000                *
Jonathan W. Cuneo.......................................       1,000         1,000              0                *
Falah Partners..........................................       4,586         2,500          2,086                *
Matthew A. Gohd.........................................       3,750         3,750              0                *
Matthew A. Gohd, as Trustee for Toricelli Trust.........       3,750         3,750              0                *
Gary J. and Miriam I. Greenberg.........................       5,500         2,500          3,000                *
Douglas J. Greenlaw.....................................      58,125        10,000         48,125                *
Industrial Investments Company..........................      30,000        30,000              0                *
William S. Lerach.......................................      25,000        10,000         15,000                *
Dennis Mensch...........................................      10,092         2,500          7,592                *
Presencia en Medios, S.A. de C.V........................     614,308       130,000        484,308              5.9%
Richard Y. Roberts......................................       5,000         5,000              0                *
Gerald J. Rodos.........................................      14,500         2,500         12,000                *
Paula P. Runnells.......................................       7,250         1,250          6,000                *
John T. Shea............................................       5,582         2,500          3,082                *
The M and B Weiss Family Limited Partnership of 1996....      25,000        10,000         15,000                *

    Mr. Douglas J. Greenlaw is the President and Chief Executive Office of the Company. Mr. John B. Torkelsen, a director of the Company, is the Manager and a member of Acorn Technology Partners, L.L.C., the general partner of Acorn Technology Fund., L.P. Mr. Eduardo Sitt, a director of the Company, is the President of Presencia en Medios, S.A. de C.V., a principal shareholder of the Company. Mr. Enrique F. Senior, a director of the Company, is an Executive Vice President and Managing Director of Allen, a

                                     Alt-2
principal shareholder of the Company. See "Management--Executive Officers and Directors," "Certain Transactions," "Principal Shareholders" and "Plan of Distribution."

LOCK-UP ARRANGEMENTS

    The Selling Shareholders Shares consist of 400,000 shares of Common Stock underlying the Representatives' Warrants and 300,000 shares of Common Stock issuable upon exercise of the Bridge Warrants.

    Pursuant to the Underwriting Agreement, each of the holders of Bridge Warrants as of the effective date of the Registration Statement, has agreed not to offer, issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of any securities of the Company for a period of 12 months from the date of closing of the Offering, without the prior written consent of Allen. At the request of The Nasdaq National Market, Inc., Allen has agreed not to consent to the transfer of shares of Common Stock issuable upon exercise of the Bridge Warrants for such one-year period.

    Pursuant to the terms of such Underwriting Agreement, neither the Representatives' Warrants nor the underlying shares of Common Stock may be transferred, assigned or hypothecated for a period of one year, except that they may be assigned in whole or in part, to any successor, officer or partner of Allen or Barington Capital Group, L.P., as the case may be, or to officers or partners of any such successor or partner. See "Risk Factors--Shares Eligible for Future Sale," "Certain Transactions," and "Description of Securities."

                              PLAN OF DISTRIBUTION

    The distribution of the Selling Shareholders Shares by the Selling Shareholders may be effected from time to time in transactions on the Nasdaq National Market, in negotiated transactions, through the writing of options on the Selling Shareholders Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by the sale of the Selling Shareholders Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Selling Shareholders Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of the Selling Shareholders Shares. No underwriting arrangements have been entered into by the Selling Shareholders.

    The Market Maker Shares are shares of Common Stock that Allen (which may be deemed to be an affiliate of the Company) may sell from time to time solely as a market maker. Allen and certain of its affiliates beneficially own an aggregate of 712,430 shares of Common Stock of the Company. Enrique F. Senior, an Executive Vice President and Managing Director of Allen, is an optionholder of the Company and serves as a Director of the Company. See "Principal Shareholders" and "Certain Transactions." For these reasons, Allen may be deemed to have an ability to influence the policies of the Company and thus may be deemed to be an "affiliate" of the Company under prevailing interpretations of what constitutes an affiliate relationship. Any sales of the Selling Shareholder Shares or the Market Maker Shares pursuant to this Registration Statement will be made in conformity with the applicable provisions of the rules of the National Association of Securities Dealers, Inc. ("NASD"), including rule 2720 of the NASD Conduct Rules. The Company will not receive any proceeds from sales of the Market Maker Shares.

    The Selling Shareholders and intermediaries through whom the Selling Shareholders Shares are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

                                     Alt-3

                                  THE OFFERING

Common Stock Offered by the Selling
  Shareholders...............................  2,700,000 shares of Common Stock

Common Stock Outstanding Immediately Prior to
  the Offering (1)...........................  7,308,472 shares of Common Stock

Common Stock to be Outstanding Following the
  Offering (1)(2)............................  8,008,472 shares of Common Stock

Risk Factors.................................  The shares of Common Stock offered hereby involve a high degree of risk and should be
                                               purchased only by persons who can afford to
                                               sustain a total loss of their investment. See
                                               "Risk Factors" and "Dilution."

Use of Proceeds..............................  The Company will not receive any proceeds from the sale of the Shares

Nasdaq National Market Trading Symbol (3)....  PVII

------------------------

(1) Does not include (i) 777,130 shares issuable upon exercise of other outstanding warrants to purchase shares of Common Stock; and (ii) 1,560,000 shares of Common Stock reserved for issuance upon exercise of options granted to executive officers, employees and consultants under the Company's Amended 1993 Stock Option Plan (the "Stock Option Plan"), including 1,210,724 shares exercisable pursuant to outstanding options. See "Management--Stock Option Plan," "Certain Transactions" and "Description of Securities."

(2) Does not include up to 600,000 shares of Common Stock issuable upon exercise of the Over-Allotment Option in the Company Offering.

(3) There is currently no market for the Common Stock and there can be no assurance that a market for the Common Stock will develop after the Offering. The Common Stock has been approved for quotation on the Nasdaq National Market, subject to notice of issuance. There can be no assurance, however, that the Company will be able to maintain listing of the Common Stock on such market. See "Risk Factors--Absence of Public Market; Negotiated Offering Price."

                                     Alt-4

                          CONCURRENT SALES BY COMPANY

    A registration statement under the Securities Act has been filed by the Company with the Securities and Exchange Commission with respect to an underwritten public offering by the Company of 4,000,000 shares of Common Stock, plus 600,000 shares which may be offered pursuant to exercise of the Over-Allotment Option.

    Concurrent sales of securities by both the Company and by the Selling Shareholders would likely have an adverse effect on the market price of the Common Stock. The Selling Shareholders Shares are subject to contractual restrictions upon resale with Barington. See "Selling Shareholders--Lock-up Arrangements," "Risk Factors--Shares Eligible for Future Sale" and "Description of Securities."

                                     Alt-5

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS LAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES AS OF WHICH SUCH INFORMATION IS FURNISHED.
                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Prospectus Summary.............................
Risk Factors...................................
Dividend Policy................................
Dilution.......................................
Capitalization.................................
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................
Business.......................................
Management.....................................
Certain Transactions...........................
Concurrent Sales by Company....................
Selling Shareholders...........................
Principal Shareholders.........................
Description of Securities......................
Shares Eligible for Future Sale................
Legal Matters..................................
Experts........................................
Available Information..........................
Index to Financial Statements..................

                            ------------------------

    UNTIL       , 1998 (25 DAYS AFTER THE DATE HEREOF), ALL DEALERS EFFECTING
TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                2,700,000 SHARES

                                   PRINCETON
                               VIDEO IMAGE, INC.
                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                               DECEMBER   , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     Alt-6

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 14A:3-5 of the New Jersey Business Corporation Act (the "Act") gives a corporation the power, without a specific authorization in its certificate of incorporation or by-laws, to indemnify a corporate agent, including a director and/or officer, against expenses and liabilities incurred in connection with certain proceedings involving such corporate agent by reason of his or her being or having been a corporate agent, provided that with regard to a proceeding other than one by or in the right of the corporation, the corporate agent must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, have had no reasonable cause to believe his or her conduct was unlawful. In any such proceeding, the termination of a proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent does not of itself create a presumption that any corporate agent failed to meet the above applicable standards of conduct. The indemnification provided by the Act does not exclude any rights to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. No indemnification, other than that required when a corporate agent is successful on the merits or otherwise in any of the above proceedings shall be allowed if such indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action in effect at the time of the accrual of the alleged cause of action which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.


    The Company currently carries liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of the Company (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law. The total coverage under the insurance policy is $1,000,000, with a deductible of $35,000. The Company's current policy specifically excludes coverage for any claim made against the directors and officers based upon (i) the purchase, sale, or offer of any security of the Company, or (ii) any claim brought by a security holder of the Company. Such exclusion includes claims which allege a violation of the Securities Act of 1933 (the "Securities Act"), as amended, and the Securities Exchange Act of 1934, as amended. The Company has also purchased additional directors and officers liability insurance policies with total coverage of $10,000,000 which provides coverage with respect to various securities related matters.


    In addition, the Underwriting Agreement, a proposed form of which is filed as Exhibit 1.1 hereto, contains provisions for indemnification by the Underwriters of the Company and its officers, directors and certain other persons, against certain civil liabilities, including certain liabilities under the Securities Act.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the Registrant's costs and expenses, other than underwriting discounts and commissions, expected to be incurred in connection with the issuance and distribution of the securities being registered. Except for the SEC registration fee, the NASD Filing Fee and the Nasdaq National Market Fees, the amounts listed below are estimates:


SEC Registration Fee..............................................  $  16,773
NASD Filing Fee...................................................  $   6,035
Nasdaq Listing Applications Fee...................................  $  35,772
Legal fees and expenses...........................................  $ 185,000
Blue Sky fees and expenses........................................  $  35,000
Accounting fees and expenses......................................  $ 165,000
Printing and Engraving expenses...................................  $ 120,000
Transfer Agent and Registrar Fees.................................  $   2,500
Miscellaneous expenses............................................  $  38,920
                                                                    ---------
    Total.........................................................  $ 605,000



    All expenses of registration incurred in connection herewith are being borne by the Company. In addition, the Company has purchased directors and officers liability insurance for $250,000.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

    In the three years preceding the filing of this Registration Statement, the Company has sold the following securities that were not registered under the Securities Act. All share information and per share amounts have been adjusted to reflect a 2-for-1 Common Stock split effective on September 3, 1997.

         (1) During the period January 1, 1994 through October 1, 1997 the Company granted stock options to employees, directors and consultants under its 1993 Amended Stock Option Plan covering an aggregate of 1,277,030 shares of the Company's Common Stock. Of these, options covering approximately 141,000 shares have been canceled without being exercised. The weighted average exercise price of the stock options outstanding as of October 1, 1997 was $14.16 per share. During the same period, the Company did not sell any shares of its Common Stock to employees, directors and consultants upon the exercise of outstanding stock options.

         (2) On May 31, 1995, the Company sold 105,300 shares of Common Stock to 40 accredited investors for an aggregate purchase price of $1,316,250 pursuant to the exercise of warrants.

         (3) Between September 1995 and the date of this Registration Statement, the Company issued warrants to purchase an aggregate of up to 21,572 shares of Common Stock at an exercise price of $15.00 per share to T.J. Koellhoffer & Associates in partial consideration for services rendered to the Company.

         (4) In October 1995, the Company sold 2,000 shares of Common Stock to Sheldon S. Wilson for an aggregate purchase price of $25,000, pursuant to the exercise of warrants.

         (5) In October 1995, the Company sold to Presencia 0.041 units, each unit consisting of 2,000 shares of Common Stock, 1,000 shares of Series B Redeemable Preferred Stock and warrants to purchase 2,000 shares of Common Stock at an exercise price of $12.50 per share, 1,016 shares of Common Stock, and warrants to purchase 10,932 shares of Common Stock at an exercise price of $12.50 per share, for an aggregate purchase price of $13,930, pursuant to the exercise of Presencia's right of co-investment.

         (6) On February 9, 1996, the Company sold 282,266 shares of Common Stock to 49 accredited investors for an aggregate purchase price of $4,939,655. In addition, the Company granted Allen &

    Company Incorporated warrants to purchase 28,226 shares of Common Stock at an exercise price of $19.25 per share in consideration of placement agent services provided by Allen & Company Incorporated in connection with such private placement.

         (7) On March 28, 1996, the Company issued warrants to purchase up to 24,000 shares of Common Stock at an exercise price of $15.00 per share to Presencia in consideration of its continued efforts and certain expenses incurred by Presencia in helping to promote use of the L-VIS System in the Mexican market.

         (8) On April 23, 1996, the Company sold 938 shares of Common Stock to Glen S. Lewy for an aggregate purchase price of $1,055 pursuant to the exercise of warrants.

         (9) On May 2, 1996, the Company sold 170,000 shares of Common Stock to 19 accredited investors for an aggregate purchase price of $1,062,500 pursuant to the exercise of warrants.

        (10) On August 31, 1996, the Company sold 8,000 shares of Common Stock to Richard Khaleel for an aggregate purchase price of $20,000 pursuant to the exercise of warrants.

        (11) On September 10, 1996, the Company sold 4,000 shares of Common Stock to Richard Cheney for an aggregate purchase price of $10,000 pursuant to the exercise of warrants.

        (12) On June 15, 1997, the Company sold 295,758 shares of Common Stock to 119 accredited shareholders and warrantholders of the Company for an aggregate purchase price of $1,109,093, and the Company sold 97,930 shares of Common Stock to several such warrantholders for an aggregate purchase price of $110,171, pursuant to the exercise of warrants. In connection with this sale, Presencia was issued 18,610 shares of Common Stock in July 1997 for no consideration pursuant to its anti-dilution rights which terminate upon the closing of this Offering. See Note 9 of Notes to Financial Statements.

        (13) As of June 30, 1997, the Company had received subscriptions for 291,756 shares of Common Stock from 42 accredited shareholders of the Company for an aggregate purchase price of $1,094,085, which shares were issued by the Company on July 15, 1997. In connection with this sale, Presencia was issued 18,360 shares of Common Stock in July 1997 for no consideration pursuant to its anti-dilution rights which terminate upon the closing of this Offering. See Note 9 of Notes to Financial Statements.

        (14) On July 31, 1997, the Company sold 48,550 shares of Common Stock to 7 accredited warrantholders of the Company for an aggregate purchase price of $82,119, pursuant to the exercise of warrants.

        (15) On July 31, 1997, the Company sold 190,000 shares of Common Stock to Mr. Williams and 72,000 shares of Common Stock to Mr. McCleery pursuant to the exercise of warrants, in exchange for Mr. Williams' and Mr. McCleery's delivery of non-recourse promissory notes in the principal amount of $475,000 and $180,000, respectively, the aggregate exercise price of their respective warrants.

        (16) On August 8, 1997, the Company sold 5,896 shares of Common Stock to Richard Cheney for an aggregate purchase price of $6,633, pursuant to the exercise of warrants.

        (17) On August 25, 1997, the Company sold 15,678 shares of Common Stock to Leigh A. Wilson for an aggregate purchase price of $17,638 and 938 shares of Common Stock to Brown F Williams for an aggregate purchase price of $1,055, pursuant to the exercise of warrants.

        (18) On September 3, 1997, the Company issued a warrant to purchase up to 20,000 shares of Common Stock at an exercise price of $4.50 per share to PVR in consideration of consulting services PVR previously provided to the Company.

        (19) On October 20, 1997, the Company issued 30 units, each consisting of a $100,000, 10% senior secured promissory note and warrants to purchase up to 10,000 shares of Common Stock, to 28 accredited investors for an aggregate purchase price of $3,000,000.


    The sales and issuances of securities in the transactions described in paragraph (1) above were deemed to be exempt from registration under the Securities Act by virtue of Rule 701 promulgated thereunder in that they were offered and sold either pursuant to a written compensatory benefit plan or pursuant to a written contract relating to compensation, as provided by Rule 701, or were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) as transactions not involving any public offering.

    The sale and issuance of securities in the transaction described in paragraphs (10), (11) and (16) above were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) as transactions not involving any public offering. The Company believes that each of the parties was sophisticated within the meaning of Section 4(2) based upon his business experience and relationship with the Company. The transactions described in paragraphs (2) through (9), (12) through (15) and (17) through (19) were deemed to be exempt from registration under the Securities Act by virtue of Rule 506 as transactions not involving any public offering. The purchasers in each transaction represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate legends are affixed to the stock certificates issued in such transactions. All recipients either received adequate information about the Company or had access, through employment or other relationships, to such information.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBITS


 EXHIBIT
  NUMBER                                                  DESCRIPTION
----------  -------------------------------------------------------------------------------------------------------
    1.1     --Form of Underwriting Agreement
    3.1+    --Restated Certificate of Incorporation
    3.2+    --Bylaws
    4.1+    --Specimen Common Stock Certificate
    4.2     --Form of Warrant for the purchase of 400,000 shares of Common Stock issued to the Representatives
    4.3+    --Form of Warrant for the purchase of shares of Common Stock issued in connection with the Company's bridge financing in October 1997
    4.4+    --Form of warrant for the purchase of shares of Common Stock issued by the Company
    5.1     --Opinion of Smith, Stratton, Wise, Heher & Brennan
   10.1+    --Amended 1993 Stock Option Plan
   10.2+    --Form of Employee Confidentiality, Invention Assignment and Non-Compete Agreement
   10.3+    --Form of Consultant Confidentiality, Invention Assignment and Non-Compete Agreement
   10.4+**  --Research Agreement dated November 1, 1990 between the Company and David Sarnoff Research Center,
              Inc., as amended by Agreement dated August 9, 1991, letter dated July 1, 1992, Letter Agreement dated
              July 9, 1992, letter dated November 30, 1992 and Agreement dated June 26, 1995 and effective as of
              December 31, 1993
   10.5+**  --License Agreement dated as of July 24, 1996 between the Company and the General Electric Company
   10.6+    --Letter Agreement dated May 1, 1993 between the Company and Grupo Sitt, as amended by Letter Agreement dated June 25, 1993
   10.7+    --License Agreement dated as of March 1, 1994 between the Company and Publicidad Virtual, S.A. de C.V.

 EXHIBIT
  NUMBER                                                  DESCRIPTION
----------  -------------------------------------------------------------------------------------------------------
   10.8+    --Letter Agreement dated February 3, 1995 between the Company and Capital Cities/ABC, Inc., as amended by Letter Agreement dated August 29, 1996 between the Company and ESPN, Inc. and by letter dated
              April 22, 1996
   10.9+    --License Agreement dated December 18, 1995 between the Company and Theseus Research, Inc.
   10.10+   --Second Amended and Restated Registration Rights Agreement dated as of February 2, 1996, as amended by agreement dated October 20, 1997 and by agreement dated October 30, 1997
   10.11+   --Employment Agreement dated January 24, 1997 between the Company and Brown F Williams
   10.12+   --Employment Agreement dated January 24, 1997 between the Company and Douglas J. Greenlaw
   10.13+   --Employment Agreement dated March 4, 1997 between the Company and Samuel A. McCleery
   10.14+   --Lease Agreement dated April 21, 1997 between the Company and 1325 Limited Partnership
   10.15+   --Promissory Note dated May 31, 1997 of Princeton Venture Research, Inc. in favor of the Company
   10.16+   --Promissory Note dated May 31, 1997 of John B. Torkelsen in favor of the Company
   10.17+   --Promissory Note dated May 31, 1997 of Pamela R. Torkelsen in favor of the Company
   10.18+   --Promissory Note dated July 15, 1997 of Princeton Venture Research, Inc. in favor of the Company
   10.19+   --Promissory Note dated July 15, 1997 of Pamela R. Torkelsen in favor of the Company
   10.20+   --Lease Agreement dated July 16, 1997 between the Company and Princeton South at Lawrenceville One
   10.21+   --Nonrecourse Promissory Note dated July 31, 1997 of Brown F Williams in favor of the Company
   10.22+   --Pledge Agreement dated July 31, 1997 between the Company and Brown F Williams
   10.23+   --Nonrecourse Promissory Note dated July 31, 1997 of Samuel A. McCleery in favor of the Company
   10.24+   --Pledge Agreement dated July 31, 1997 between the Company and Samuel A. McCleery
   10.25+   --Assignment dated January 22, 1992 by Roy Jonathon Rosser and Martin Leach to the Company regarding a patent
   10.26+   --Assignment dated October 22, 1993 by Roy Jonathon Rosser and Brown F Williams to the Company
              regarding a patent
   10.27+   --Assignment dated January 30, 1995 by Roy Rosser, Subhodev Das, Yi Tan and Peter von Kaenel to the
              Company regarding a patent
   11.1+    --Statement regarding computation of per share earnings
   21.1+    --Subsidiaries of the Registrant
   23.1     --Consent of Coopers & Lybrand L.L.P., independent public accountants
   23.2     --Consent of Smith, Stratton, Wise, Heher & Brennan (contained in Exhibit 5.1)
   24.1+    --Power of Attorney
   27.1+    --Financial Data Schedule


------------------------


** Confidential treatment has been requested with respect to a portion of this Exhibit.


 +  Previously filed.

    FINANCIAL STATEMENT SCHEDULES

    No schedules are required because the information is either not applicable or is presented elsewhere herein.

ITEM 28. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes that it will:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) Include any additional of changed material information on plan of distribution.

        (2) For the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that it will:

        (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

        (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, in the Township of Lawrence, State of New Jersey, on December 12, 1997.


                                PRINCETON VIDEO IMAGE, INC.

                                By:             /s/ BROWN F WILLIAMS
                                     -----------------------------------------
                                                  Brown F Williams
                                               CHAIRMAN OF THE BOARD
                                                   AND TREASURER


    In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman of the Board and
     /s/ BROWN F WILLIAMS         Treasurer (principal
------------------------------    executive officer and       December 12, 1997
       Brown F Williams           principal financial
                                  officer)

   /s/ DOUGLAS J. GREENLAW      President, Chief Executive
------------------------------    Officer and Director        December 12, 1997
     Douglas J. Greenlaw

   /s/ ELIZABETH A. DUMONT      Controller (Controller)
------------------------------                                December 12, 1997
     Elizabeth A. Dumont

              *                 Director
------------------------------                                December 12, 1997
      Lawrence Lucchino

              *                 Director
------------------------------                                December 12, 1997
     Jerome J. Pomerance

              *                 Director
------------------------------                                December 12, 1997
      Enrique F. Senior

              *                 Director
------------------------------                                December 12, 1997
         Eduardo Sitt

              *                 Director
------------------------------                                December 12, 1997
      John B. Torkelsen




* By his signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Amendment No. 2 to the Registration Statement on behalf of the persons indicated.


By:     /s/ BROWN F WILLIAMS
      -------------------------
          Brown F Williams
          ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------

1.1         --Form of Underwriting Agreement

3.1+        --Restated Certificate of Incorporation

3.2+        --Bylaws

4.1+        --Specimen Common Stock Certificate

4.2         --Form of Warrant for the purchase of 400,000 shares of Common Stock issued to the Representatives

4.3+        --Form of Warrant for the purchase of shares of Common Stock issued in connection with the Company's bridge financing in October 1997

4.4+        --Form of warrant for the purchase of shares of Common Stock issued by the Company

5.1         --Opinion of Smith, Stratton, Wise, Heher & Brennan

10.1+       --Amended 1993 Stock Option Plan

10.2+       --Form of Employee Confidentiality, Invention Assignment and Non-Compete Agreement

10.3+       --Form of Consultant Confidentiality, Invention Assignment and Non-Compete Agreement

10.4+**     --Research Agreement dated November 1, 1990 between the Company and David Sarnoff Research Center,
              Inc., as amended by Agreement dated August 9, 1991, letter dated July 1, 1992, Letter Agreement dated July 9, 1992, letter dated November 30, 1992, and Agreement dated June 26, 1995 and effective as of December 31, 1993

10.5+**     --License Agreement dated as of July 24, 1996 between the Company and the General Electric Company

10.6+       --Letter Agreement dated May 1, 1993 between the Company and Grupo Sitt, as amended by Letter
              Agreement dated June 25, 1993

10.7+       --License Agreement dated as of March 1, 1994 between the Company and Publicidad Virtual, S.A. de C.V.

10.8+       --Letter Agreement dated February 3, 1995 between the Company and Capital Cities/ABC, Inc., as amended by Letter Agreement dated August 29, 1996 between the Company and ESPN, Inc. and by letter dated
              April 22, 1996

10.9+       --License Agreement dated December 18, 1995 between the Company and Theseus Research, Inc.

10.10+      --Second Amended and Restated Registration Rights Agreement dated as of February 2, 1996, as amended by agreement dated October 20, 1997 and by agreement dated October 30, 1997

10.11+      --Employment Agreement dated January 24, 1997 between the Company and Brown F Williams

10.12+      --Employment Agreement dated January 24, 1997 between the Company and Douglas J. Greenlaw

10.13+      --Employment Agreement dated March 4, 1997 between the Company and Samuel A. McCleery

10.14+      --Lease Agreement dated April 21, 1997 between the Company and 1325 Limited Partnership

 EXHIBIT
  NUMBER                                                 DESCRIPTION
----------  ------------------------------------------------------------------------------------------------------
10.15+      --Promissory Note dated May 31, 1997 of Princeton Venture Research, Inc. in favor of the Company

10.16+      --Promissory Note dated May 31, 1997 of John B. Torkelsen in favor of the Company

10.17+      --Promissory Note dated May 31, 1997 of Pamela R. Torkelsen in favor of the Company

10.18+      --Promissory Note dated July 15, 1997 of Princeton Venture Research, Inc. in favor of the Company

10.19+      --Promissory Note dated July 15, 1997 of Pamela R. Torkelsen in favor of the Company

10.20+      --Lease Agreement dated July 16, 1997 between the Company and Princeton South at Lawrenceville One

10.21+      --Nonrecourse Promissory Note dated July 31, 1997 of Brown F Williams in favor of the Company

10.22+      --Pledge Agreement dated July 31, 1997 between the Company and Brown F Williams

10.23+      --Nonrecourse Promissory Note dated July 31, 1997 of Samuel A. McCleery in favor of the Company

10.24+      --Pledge Agreement dated July 31, 1997 between the Company and Samuel A. McCleery

10.25+      --Assignment dated January 22, 1992 by Roy Jonathon Rosser and Martin Leach to the Company regarding a patent.

10.26+      --Assignment dated October 22, 1993 by Roy Jonathon Rosser and Brown F Williams to the Company
              regarding a patent.

10.27+      --Assignment dated January 30, 1995 by Roy Rosser, Subhodev Das, Yi Tan and Peter von Kaenel to the
              Company regarding a patent.

11.1+       --Statement regarding computation of per share earnings

21.1+       --Subsidiaries of the Registrant

23.1        --Consent of Coopers & Lybrand L.L.P., independent public accountants

23.2        --Consent of Smith, Stratton, Wise, Heher & Brennan (contained in Exhibit 5.1)

24.1+       --Power of Attorney (included on the signature page to the Registration Statement)

27.1+       --Financial Data Schedule


------------------------


** Confidential treatment has been requested with respect to a portion of this Exhibit.


+   Previously filed.